Exhibit 10.2

Conformed Copy

OFFICE LEASE

THE HARBORSIDE FINANCIAL CENTER

JERSEY CITY, NEW JERSEY

AGREEMENT OF LEASE

between

M-C PLAZA II & III L.L.C., Landlord

and

ARCH INSURANCE COMPANY, Tenant

Dated:  July 22, 2008

i

ii

SCHEDULES

A-1	- The Land
A-2	- The Complex Land
B	- Floor Plan
C	- Tenant’s Initial Work and Alterations
D	- HVAC Specifications
E	- Cleaning and Janitorial Services
F	- Form of Estoppel Certificate
G	- Rules and Regulations
H	- Commencement Date Agreement
I	- 2nd Floor Expansion Space
J	- 6th Floor Expansion Space
K	- 4th Floor Offer Space
L	- Core Restroom Specifications
M	- Location of Dedicated Elevator

iii

REFERENCE PAGE

This Reference Page is incorporated in and constitutes an integral part of this Lease.  In addition to the other terms elsewhere defined in this Lease, the following terms wherever used in this Lease shall have the meanings set forth in this Reference Page.

(a)	Notices to Landlord	M-C Plaza II & III L.L.C.
c/o Mack-Cali Realty Corporation
343 Thornall Street
8th Floor
Edison, New Jersey 08837-2206
Attention: Mitchell E. Hersh
President and Chief Executive Officer

with a simultaneous copy to:

M-C Plaza II & III L.L.C.
343 Thornall Street
8th Floor
Edison, New Jersey 08837-2206
Attention: Roger W. Thomas, Esq.
Executive Vice President, General Counsel and Secretary

(b)	Notices to Tenant	Prior to Commencement Date
Arch Insurance Company
One Liberty Plaza
New York, New York 10006
Attention: Vice President, Corporate Administrative Services

After Commencement Date

Arch Insurance Company
Harborside Financial Center, Plaza III, 3rd Floor
Jersey City, New Jersey 07311
Attention: Vice President, Corporate Administrative Services

with a simultaneous copy to

Arch Insurance Company
Harborside Financial Center, Plaza III
Jersey City, New Jersey 07311
Attention: General Counsel

(c)	Rentable Square Feet of Demised Premises	For all purposes of this Lease, shall be deemed to be 106,815 gross rentable square feet on the third floor.

(d)	Demised Premises (“demised premises”)	The entire third floor in Plaza III shown hatched on the plan annexed hereto as Schedule B.

(e)	Commencement Date	the date on which Landlord delivers vacant possession of the demised premises to Tenant, which shall be the date of the execution and delivery of this Lease by Landlord and Tenant.

(f)	Rent Commencement Date	the date that is ten months after the Commencement Date.

(g)	Expiration Date	the last day of the month in which the day before the fifteenth anniversary of the Rent Commencement Date occurs.

(h)	Basic Annual Rent

Period	Basic Annual Rent	Monthly Rent	Basic Annual Per Rentable Square Foot Rent
Rent Commencement Date through the last day of the month in which the fifth anniversairy of the Rent Commencement Date occurs	$3,685,117.50	$307,093.13	$34.50

First day of the month following the month in which the fifth anniversary of the Rent Commencement Date occurs through the last day of the month in which the tenth anniversary of the Rent Commencement Date occurs	$4,005,562.50	$333,796.88	$37.50

First day of the month following the month in which the tenth anniversary of the Rent Commencement Date occurs through the Expiration Date	$4,326,007.50	$360,500.63	$40.50

(i)	Common Area Tax Share	3.48%.

(j)	Tenant’s Tax Share	7.24%

(k)	Base Tax Year	The calendar year 2009.

(l)	Tenant’s Expense Share	7.24%

(m)	Common Area Expense Share	3.48%

(n)	Base Operating Year	The calendar year 2009.

(o)	Broker(s)	CB Richard Ellis, Inc.

(p)	Tenant’s Parking Spaces

64 (i.e., .6 Parking Spaces per 1,000 gross rentable square feet). At Tenant’s option, the number of Tenant’s Parking Spaces may be irrevocably decreased for the balance of the Term upon notice by Tenant to Landlord given by July 1, 2009, designating the number of Tenant’s Parking Spaces Tenant no longer wishes to have made available.

(q)	Security Deposit

Upon the occurrence of (i) an Affiliate Free Rent Period Assignment (as hereinafter defined) and/or (ii) the Security Deposit Condition (as hereinafter defined), Tenant shall deliver the Security Deposit in the amount(s) described in Section 11.02(b) and/or Article 40.

(r)	Initial Premises Allowance	$5,127,120.00.

(s)	Renewal Term	One term of five (5) years.

AGREEMENT OF LEASE made as of the        day of July, 2008, between M-C Plaza II & III L.L.C., a New Jersey limited liability company, having an address at c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206 (“Landlord”) and Arch Insurance Company, a Missouri corporation, having an address at One Liberty Plaza, New York, New York 10006 (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord is the owner of the land described on Schedule A-1 attached hereto (the “Land”) and the Building (as hereinafter defined);

WHEREAS, the Land is located within the office complex (the “Complex”) located in Jersey City, New Jersey, known as Harborside Financial Center, consisting as of the date hereof of Plaza I (“Plaza I”), Plaza II (“Plaza II”), Plaza III (the “Building”), Plaza IV-A (“Plaza IV-A”) and Plaza V (“Plaza V”); Plaza I, Plaza IV-A and Plaza V hereinafter collectively referred to as the “Existing Buildings”) and the parking areas and other common areas serving the Complex, which Complex is located on the land (the “Complex Land”) described on Schedule A-2 attached hereto (the Complex Land together with all of the improvements now or hereafter located thereon, including without limitation, the Existing Buildings and the Building, being hereinafter referred to as the “Property”);

WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the Building.

NOW THEREFORE, the parties hereby covenant and agree as follows:

ARTICLE 1

RENT

1.01                           Tenant hereby agrees to pay to Landlord basic annual rent (the “basic annual rent”) as set forth in the Reference Page.  The basic annual rent shall be paid by Tenant in equal monthly installments in advance on the first day of each calendar month during the Term from and after the Rent Commencement Date (the period from the Commencement Date to the day prior to the Rent Commencement Date is hereinafter referred to as the “Free Rent Period”), at the office of Landlord or such other place as Landlord may designate, without any setoff or deduction whatsoever, except such deductions as are specifically referred to in Articles 10 and 14 hereof.  Should the Rent Commencement Date fall on any day other than the first day of a month, then the basic annual rent for such month shall be pro-rated on a per diem basis, and Tenant agrees to pay the amount thereof for such partial month on the Rent Commencement Date.

1.02                           Tenant shall pay the basic annual rent and all additional rent payable hereunder in lawful money of the United States by check (subject to collection) drawn to Landlord’s order on a bank which is a member of the New York Clearinghouse Association or a successor thereto, or a New Jersey bank.  All sums, other than basic annual rent, payable by Tenant hereunder shall be deemed additional rent and shall be payable ten (10) Business Days after demand unless other payment dates are hereinafter provided.  Landlord shall have the same rights and remedies (including, without limitation, the right to commence a summary dispossess proceeding) for a default in the payment of additional rent as for a default in the payment of basic annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of basic annual rent.

1.03                           (a)                                  If Tenant shall fail to pay within five days after the due date any installment of basic annual rent or any payment of additional rent, then Tenant shall pay Landlord, as additional rent, a late charge equal to three (3%) percent of such installment or payment as compensation for Landlord’s additional administrative expenses relating to such late payment.  Notwithstanding the foregoing, in the first instance only during each consecutive twelve month period during the Term (but not more than five times during the Term), the late charge payable under this Section 1.03(a) shall not be payable unless and until ten (10) days has elapsed after Landlord notifies Tenant that such payment is late.

(b)                                 If Tenant shall fail to pay within ten days after the due date any installment of basic annual rent or any payment of additional rent, Tenant shall pay in addition to the late charge provided in said paragraph (a) interest on all such amounts (including the late charge) at the Interest Rate (as said term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of payment thereof, and such interest shall be deemed additional rent.

(c)                                  The provisions of this Section 1.03 are in addition to all other remedies available to Landlord for nonpayment of basic annual rent or additional rent.

ARTICLE 2

TERM

2.01                           Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms hereinafter set forth, the demised premises, for a term (the “Term”) commencing on the Commencement Date and ending on the Expiration Date, unless the Term shall sooner cease and terminate as hereinafter provided.

2.02                           (a)                                  Landlord shall perform Landlord’s Work (as defined below), in accordance with the provisions of this Section 2.02.  Tenant shall not interfere with the performance of Landlord’s Work by Landlord, its employees, agents, contractors, subcontractors and suppliers and Tenant at all times shall fully and freely cooperate with Landlord, its employees, agents, contractors, subcontractors and suppliers in connection with the performance of Landlord’s Work.  All installations, materials and work which may be undertaken by Tenant to prepare, equip, decorate and furnish the demised premises for Tenant’s use or occupancy (collectively, “Tenant’s Initial Work”) shall be performed by Tenant, at Tenant’s expense (but subject to Article 44), in accordance with Article 6 and Schedule C.

(b)                                 Landlord, at its expense and in accordance with the last sentence of Section 8.01 of this Lease, has performed or shall perform the following work in the demised premises (“Landlord’s Work”):

(i)                                     remove the two internal staircases in the demised premises and seal the slabs connecting the two internal staircases with the contiguous floor of the Building (the “Staircase Work”);

(ii)                                  using Building-standard materials, refurbish the existing core restrooms in the demised premises in accordance with the plans and specifications annexed to this Lease as Schedule L;

(iii)                               deliver all Building systems, including the Building sprinkler system and the Building HVAC system in good working order;

(iv)                              deliver the HVAC main trunk line with smoke dampers tied into the Building life safety system; and

(v)                                 provide a point of connection in a location designated by Landlord to the Building fire alarm system.

Tenant acknowledges that Landlord shall be performing Landlord’s Work after the Commencement Date simultaneously with the performance by Tenant of Tenant’s Initial Work and Tenant shall provide Landlord access to the demised premises at all reasonable times to perform Landlord’s Work without the same constituting a constructive eviction and without any abatement of rent or other liability to Tenant.  Landlord and Tenant shall cooperate and shall cause its contractors to cooperate, with each other during the performance of Landlord’s Work and Tenant’s Initial Work so that neither Landlord nor Tenant shall be delayed in the performance of its respective work.

(c)                                  Except as otherwise expressly provided herein, if for any reason Landlord shall be unable to deliver to Tenant possession of the demised premises or any other space leased by Tenant pursuant to this Lease on any date specified in this Lease for such delivery, Landlord shall have no liability to Tenant therefor and the validity of this Lease shall not be impaired by reason thereof.  This Section 2.02(c) shall be an express provision to the contrary for purposes of any applicable Legal Requirement (as hereinafter defined) now or hereafter in effect.

2.03                           (a)                                  For the purposes of this Lease, the terms “Substantially Complete”, “Substantial Completion” or “Substantially Completed” shall mean that, with the exception of minor or insubstantial details of construction, mechanical adjustment, finishing touches or decoration which do not materially interfere with Tenant’s ability to commence the performance of Tenant’s Initial Work, or items of work which, in accordance with good construction practices, should not be completed until some element of Tenant’s Initial Work has been performed (collectively, “Punch-List Items”), Landlord’s Work shall have been completed.

(b)                                 Promptly following Landlord’s completion of Landlord’s Work, Landlord and Tenant shall set a mutually convenient time for Tenant, Landlord and the parties’ architects to inspect Landlord’s Work.  Landlord shall use commercially reasonable efforts to commence the performance of Punch-list Items (if any) revealed by such inspection with respect to Landlord’s Work as soon as reasonably practicable and shall proceed with reasonable diligence in the completion thereof.

(c)                                  Notwithstanding anything contained in this Article 2 to the contrary, if Landlord shall not have Substantially Completed the Staircase Work on or before the date which is 30 days after the full execution and delivery of this Lease by Landlord and Tenant (the “Finish Date”) and Landlord shall not have been delayed in Substantially Completing the Staircase Work by an act or omission of Tenant or its agents or contractors, then Tenant, as its sole and exclusive remedy for such delay, shall be reimbursed for all reasonable, out-of-pocket incremental costs and expenses, including, without limitation, any overtime payments to its agents or contractors, incurred by Tenant in connection with its work in the immediate area of the demised premises where the Staircase Work has been performed, resulting from Landlord’s delay in the Substantial Completion of the Staircase Work.  Tenant shall use reasonable efforts to modify its work schedule to minimize such costs and expenses.  In addition, Tenant and Landlord shall meet at the demised premises on or about November 3, 2008 to review Landlord’s progress on items (ii) and (iii) of Landlord’s Work in Section 2.02(b) above and if the parties in their reasonable judgment believe that Landlord will be unable to have Substantially Completed items (ii) and (iii) of Landlord’s Work by the date which is five (5) months after the full execution and delivery of this Lease by Landlord and Tenant, and provided such failure to Substantially Complete item (ii) of Landlord’s Work precludes Tenant from passing final inspection and/or later obtaining a certificate of occupancy (temporary or final) and Landlord shall have not been delayed in Substantially Completing items (ii) and (iii) of Landlord’s Work by an act or omission of Tenant or its agents or contractors, and Landlord would have Substantially Completed Landlord’s Work had it not been for such act or omission by Tenant or its agents or contractors, Tenant may elect, from and after said meeting, to obtain temporary space pursuant to the license agreement between American Institute of Certified Public Accountants (“AICPA”) and Tenant for temporary space on the second floor of the Building.  In such case, Tenant shall be granted a credit for the license fee actually paid thereunder not to exceed $95,285.42 per month ($25 per rentable square foot) if Tenant is permitted to license and occupies 45,737 rentable square feet and $126,275 per month ($25 per rentable square foot) if Tenant is permitted to license and occupies 60,612 rentable square feet, from the commencement date of such license until the date such license agreement has expired (but in no event later than May 31, 2009), and Tenant’s reasonable occupancy costs of such temporary space, not to exceed $10 per rentable square foot (taking into account any reduction in the actual square footage covered by the license agreement if Tenant exercises the 2nd Floor Expansion Option).  Notwithstanding the foregoing, if Tenant exercises the 2nd Floor Expansion Option pursuant to Article 42, then Landlord’s monthly reimbursement obligation shall be reduced by the amount of $64,660.42 per month.  The aforementioned rent credit shall be Tenant’s sole and exclusive remedy for such delay, and such amount shall be applied to the first monthly installments of basic annual rent accruing under this Lease after the Rent Commencement Date.

2.04                           Landlord may submit to Tenant a written agreement, substantially in the form annexed as Schedule H, confirming the date fixed by Landlord, in accordance with the provisions of this Lease, as the Commencement Date, the Rent Commencement Date and the Expiration Date and Tenant shall execute such agreement and return it to Landlord within fifteen (15) calendar days thereafter.  Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date, the Rent Commencement Date or the Expiration Date as fixed and determined by Landlord as aforesaid.

ARTICLE 3

ADDITIONAL RENT

3.01                           A.                                   For purposes hereof, the following definitions shall apply:

(a)                                  The term “Tax Year” shall mean each period of twelve months which includes any part of the period commencing on the date hereof and ending upon the expiration of the Term which now or hereafter is or may be duly adopted as the fiscal year for real estate tax purposes for Jersey City, New Jersey.

(b)                                 The term “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Property (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Property, and (ii) any assessments levied after the date of this Lease for public benefits to the Property or the Building or Plaza II (any assessments if payable in installments or which may be payable in installments at Landlord’s election, shall be deemed payable in the maximum permissible number of installments). With respect to any Tax Year, all reasonable expenses and fees, including attorneys’ fees and disbursements and experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year.  Except as set forth above, and except as provided in the following sentence with respect to changes in the method of taxation or in the taxing authority, the term “Taxes” shall not include any income, franchise, transfer, inheritance, capital stock, estate, profit or succession tax levied against Landlord, or any transfer taxes or any late payment charges or penalties (unless Tenant shall have failed to timely make any corresponding payment on account of Taxes payable by Tenant under this Lease).  If due to a future change in the method of taxation or in the taxing authority, (x) a new or additional real estate tax or (y) a new income, franchise, transfer, inheritance, capital stock, estate, profit or succession tax or other tax or governmental imposition, however designated, shall be levied against Landlord and/or the Property, in addition to or in substitution in whole or in part for any tax which would constitute Taxes, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term “Taxes” (provided that any such tax described in this clause (y) shall be computed as if Landlord’s sole asset were the Land and the Building).  Landlord represents that, as of the date of this Lease, there is no municipal abatement affecting Taxes.

(c)                                  (i)                                     The term “Building Taxes” shall mean the Taxes on the Building and Plaza II and the Land including all sidewalks, plazas and streets adjacent to such building, and all replacements thereof, and constituting a part of the same tax lot or lots.

(ii)                                  The term “Existing Building Taxes” shall mean the Taxes on the Existing Buildings and the land on which such buildings are located including all sidewalks, plazas, streets and land adjacent to such buildings, and all replacements thereof, and constituting a part of the same tax lot or lots.

(d)                                 The term “Common Area Taxes” shall mean (x) all Taxes allocable to the Property plus (y) any reasonable appraisal fees incurred and paid by Landlord pursuant to any agreements as may be in effect from time to time affecting all or part of the Property and relating in whole or in part to the payment of Common Area Taxes and/or Common Area Operating Expenses (as defined in Section 3.02(A)(c)) (collectively, “Reciprocal Agreements”) or pursuant to this Lease, excluding, however, the following items of Taxes:

(i)                                     all Taxes included in Existing Building Taxes and Building Taxes; provided, that all Taxes included in Existing Building Taxes allocated to the parking structure in Plaza IV-A and Plaza V (and an equitable allocation of the land under Plaza IV-A and Plaza V) shall be included within Common Area Taxes, such allocation to be made on the basis set forth in the balance of this paragraph (d);

(ii)                                  all Taxes payable with respect to any portion of the Property that is hereafter conveyed to a third party (other than to an entity which controls, is under common control with or under the control of Landlord (“control” meaning the direct or indirect ownership of 50% or more of the outstanding voting stock in a corporation or equivalent ownership interest in a non-corporate entity) (a “Landlord Affiliated Entity”)), except, however, that if any portion of the Property so conveyed constitutes a parking structure, and if Landlord both retains the right to use all or a portion of the parking spaces within such structure for tenants of the Complex and pays all or a portion of the Taxes allocable to such conveyed parking structure, then such Taxes so payable by Landlord with respect to such conveyed parking structure shall be included in Common Area Taxes;

(iii)                               all Taxes imposed or assessed against any buildings or structures constructed on any portion of the Complex (other than the Building, Plaza II and the Existing Buildings) against the portion of the Complex Land on which such buildings or structures are located, and against such areas of the Property adjacent thereto which become unavailable for the general use of the tenants of the Complex (such exclusion to become effective from and after the time, if any, after the date hereof, that such buildings or structures become unavailable for the general use of the tenants of the Complex).  At such time during or following construction of any such building or structure when a portion of the Complex Land (and/or any buildings or structures constructed thereon), the Taxes allocable to which had been excluded from Common Area Taxes as of the Commencement of Construction, again becomes available for the general use of tenants of the Complex (or to a certain tenant or tenants of the Complex for use as a so-called “Limited Common Area” (a Common Area subject to certain additional restrictions as to use imposed by Landlord, but which restrictions do not generally prohibit the use thereof by other tenants of the Complex, and which for purposes of this Article 3 shall nonetheless be deemed to be “available for the general use of tenants of the Complex”), the Taxes allocable to such portion of the Complex Land (and to any improvements thereon similarly available for the general use of tenants of the Complex) shall again be included in Common Area Taxes.

If any item of Taxes (or allocable portion thereof) which pursuant to this paragraph (d) is to be included in, or excluded from, Common Area Taxes is not wholly within a separate tax lot,

then the amount of such item of Taxes (or allocable portion thereof) to be so included in or excluded from Common Area Taxes shall be (x) with respect to the land, in the same proportion which the square footage of the land to be so included or excluded bears to the square footage of the entire tax lot in which such land is located, and (y) with respect to buildings or structures, be included or excluded, as applicable, in the same proportion which the current appraised value of the buildings or structures to be so included or excluded bears to the current appraised value of all of the buildings or structures included within the tax lot of which the footprint of land in question is a part.  All appraisals hereunder shall be determined by an appraiser selected and paid for by Landlord, who shall be a member in good standing of the American Institute of Real Estate Appraisers and shall have at least ten (10) years experience appraising major office buildings in northern New Jersey and/or in the Borough of Manhattan, City, County and State of New York.  The fees and expenses of any such appraiser shall be deemed a part of Common Area Taxes.

(e)                                  The term “Common Area Tax Share” shall mean the share of Common Area Taxes allocated to the demised premises, as such share is determined from time to time as hereinafter set forth.  The Common Area Tax Share shall be determined as of the first day of each calendar year (each, a “Tax Share Determination Date”) and shall be equal to a fraction (expressed as a percentage), the numerator of which shall be the aggregate square footage contained in the demised premises as of the applicable Tax Share Determination Date, and the denominator of which shall be the aggregate square footage contained in the Building, Plaza II and the Existing Buildings as of the applicable Tax Share Determination Date.  If, at any time hereafter, there is constructed on any portion of the Complex Land any new buildings, and in any of such cases, the tenants or occupants thereof are permitted generally by Landlord to use the Common Areas (as defined in Section 22.05 below), then the Common Area Tax Share shall be modified to include in the denominator thereof, in addition to the aggregate square footage contained in the Building, Plaza II and the Existing Buildings as of the applicable Tax Share Determination Date, that portion of the square footage contained in each such new building which either (i) on the applicable Tax Share Determination Date is subject to a lease (other than a so-called “master lease” to a Landlord Affiliated Entity in which event the terms hereof shall apply to any subtenant of such master lessee) and the lessee under such lease is occupying the premises demised thereunder and has begun making payments of base rent thereunder, or (ii) at any time prior to the applicable Tax Share Determination Date was subject to a lease described in clause (i) above, or (iii) in the case of a residential condominium development, was sold for the first time to an owner-occupier which is not a Landlord Affiliated Entity.  Without limiting the provisions of clause (ii) above, in no event shall the denominator of the Common Area Tax Share ever be reduced by reason that any space which was subject to a lease described in clause (i) above is no longer subject to such a lease.  If, at any time hereafter, any of the Existing Buildings included in the Common Areas is conveyed to a third party (other than to a Landlord Affiliated Entity) (any Existing Building included in the Common Areas which is so conveyed is called a “Conveyed Plaza”), then from and after the Tax Share Determination Date next succeeding such conveyance, the Common Area Tax Share shall be modified to exclude from the denominator thereof the square footage contained in such Conveyed Plaza, provided that if after the date of such conveyance the tenants or occupants of such Conveyed Plaza are permitted generally by Landlord to use the Common Areas, then the foregoing exclusion shall not apply and the square footage contained in such Conveyed Plaza shall continue to be included in the denominator of the Common Area Tax Share.  If at any time hereafter any building located on the Complex Land, the square footage of which is then included in the denominator of the Common Area Tax Share, shall be conveyed to a third party (other than to a Landlord Affiliated Entity), and if after such conveyance the tenants or occupants of such building are no longer permitted generally to use the Common Areas, then from and after the next succeeding Tax Share Determination Date, the Common Area Tax Share shall be modified by excluding from the denominator thereof the square footage contained in such conveyed building.  Landlord and Tenant agree that as of the date of this Lease, Plaza I contains 401,179 square feet, Plaza II contains 726,078 square feet, the Building contains 750,000 square feet, Plaza IV-A contains 210,000 square feet and Plaza V contains 980,000 square feet.  The square footage of any other building located on the Complex Land shall be determined hereinafter in the same manner as the determination of square footage reflected in the immediately preceding sentence.

(f)                                    The term “Tenant’s Tax Share” shall mean the percentage resulting from dividing the number of square feet from time to time included in the demised premises and with respect to which Tenant is obligated to make Tenant’s Tax Payments pursuant to Section 3.01(B) by the aggregate number of square feet in the Building and Plaza II, which the parties agree shall be 1,476,078 square feet as of the date of this Lease.  If at any time after the date of this Lease square footage of office, retail or other commercial space (exclusive of storage space that is an adjunct to such space) shall be added to or subtracted from the Building or Plaza II, Tenant’s Tax Share shall be equitably adjusted so that Tenant pays its proportionate share of Building Taxes in the same proportion which the square feet from time to time included in the demised premises as set forth herein bears to the total area of office, retail or other commercial space (exclusive of such storage space) in the improvements as to which such Building and Plaza II Taxes relate, using the same standard of measurement to compute the area of the new or additional space or the subtracted space as that used to compute the area of the demised premises for purposes of this Lease.  In the event of such adjustment, Landlord and Tenant shall, at either party’s request, execute an instrument confirming such adjustment and making the appropriate change in Tenant’s Tax Share, but no such instrument shall be necessary to make the same effective.

(g)                                 Tenant acknowledges that Landlord may transfer legal ownership of portions of the Property to Landlord Affiliated Entities for purposes of obtaining tax abatements for the Property, for income tax planning purposes or otherwise, and neither the definition of Common Area Taxes, nor of Common Area Tax Share, nor of Building Taxes, nor of Tenant’s Tax Share shall be affected by reason of any such transfers to affiliated entities; all of which shall be deemed for purposes hereof to continue to be owned by Landlord.

(h)                                 If Landlord (or any Landlord Affiliated Entity) shall acquire any additional land in the immediate vicinity of the Complex (each, an “Additional Parcel”), then, at Landlord’s election, exercisable by written notice to Tenant, (A) the Taxes allocable to such Additional Parcel (or the portion thereof to be used as Common Areas) shall be included in Common Area Taxes in accordance with paragraph (d) above to the extent applicable when such Additional Parcel shall be available for the general use of the tenants of the Complex, (B) the square footage of any buildings then or thereafter constructed on such Additional Parcel, the tenants or occupants of which are permitted generally to use the Common Areas, shall, as of the applicable Tax Share Determination Date, be added to the denominator of the Common Area Tax Share for purposes of calculating the Common Area Tax Share in accordance with paragraph (e) above, using the same standard of measurement to compute the area of the new or additional buildings as that used to compute the area of the demised premises for purposes of this Lease, (C) such Additional Parcel shall thereafter be deemed a part of the Complex Land for all purposes of this Lease and (D) the Common Area Taxes for the Base Tax Year shall be equitably increased to reflect the inclusion of the Taxes for the Additional Parcel in Common Area Taxes.

(i)                                     The term “Escalation Statement” shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as defined in Section 3.02), as the case may be, or for some portion thereof pursuant to this Article 3.

B.                                     Tenant shall pay to Landlord as additional rent for each Tax Year or partial Tax Year an amount equal to the sum of the following:  (a) Tenant’s Tax Share of the excess of the Building Taxes for such Tax Year over the Building Taxes for the Base Tax Year and (b) the Common Area Tax Share of the excess of the Common Area Taxes for such Tax Year over the Common Area Taxes for the Base Tax Year (collectively, “Tenant’s Tax Payment”).  Landlord shall furnish Tenant an annual Escalation Statement (subject to revision as hereinafter provided) for each Tax Year setting forth Tenant’s Tax Payment (or, if Landlord has not yet received bills evidencing the full amount of Taxes payable during such Tax Year, Landlord’s good faith estimate of Tenant’s Tax Payment, which shall for all purposes hereof be deemed to be the Taxes for such Tax Year payable hereunder until such Taxes are finally determined) for such Tax Year.  The Escalation Statement shall be accompanied by a copy of the applicable Tax bill and, with respect to the first Tax Year following the Base Tax Year, with a copy of the Tax bill for the Base Tax Year.  Tenant’s Tax Payment (determined as above provided) shall be payable monthly, each such installment to be in such amount and due at such time such that Landlord shall have received Tenant’s Tax Share of (i) all installments of Building Taxes and (ii) all installments of Common Area Taxes payable, in either case, to a Governmental Authority, or to any designated party under any applicable Reciprocal Agreements (a “Responsible Party”), or as tax escrow payments to any superior ground lessor or mortgagee, not less than thirty (30) days prior to the date such installment of Building Taxes or Common Area Taxes is payable to such Governmental Authority, Responsible Party or superior ground lessor or mortgagee, as applicable.  If an annual Escalation Statement is furnished to Tenant after the commencement of the Tax Year to which it relates, then (x) until such Escalation Statement is rendered, Tenant shall pay Tenant’s Tax Payment for such Tax Year in installments based upon the last Escalation Statement rendered to Tenant with respect to Building Taxes and Common Area Taxes, (y) Tenant shall, within fifteen (15) Business Days after such annual Escalation Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Tenant’s Tax Payment theretofore paid by Tenant for such Tax Year and (z) thereafter Tenant shall pay Tenant’s Tax Payment in installments based on such annual Escalation Statement.  In the event of an overpayment by Tenant, Landlord shall permit Tenant to credit the amount of such overpayment against the next subsequent rental payments under this Lease.  After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay to Tenant the amount of any credit not previously applied by Tenant.  If there shall be any increase or decrease in Building Taxes or Common Area Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year to Tenant, and Tenant’s Tax Payment for such Tax Year shall be adjusted and paid or credited, as appropriate, in the same manner as hereinabove provided.

C.                                     If Landlord shall receive a refund of Building Taxes or Common Area Taxes for any Tax Year as to which Tenant made a Tenant’s Tax Payment, Landlord shall promptly notify Tenant and shall permit Tenant to credit against subsequent rental payments under this Lease, Tenant’s Tax Share or Common Area Tax Share, as applicable, of the refund, but not in excess of the Tenant’s Tax Share of any such refund of Building Taxes or the Common Area Tax Share of any such refund of Common Area Taxes or in excess of Tenant’s Tax Payment paid for such Tax Year.  After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay Tenant the amount of any credit not previously applied by Tenant.

3.02                           A.                                   For purposes hereof the following definitions shall apply:

(a)                                  The term “Operating Year” shall mean each calendar year which includes any part of the period commencing on the date hereof and ending upon the expiration of the Term.

(b)                                 The term “Tenant’s Expense Share” shall mean the percentage resulting from dividing the number of square feet from time to time included in the demised premises and with respect to which Tenant is obligated to make Tenant’s Expense Payments pursuant to Section 3.02(B) by the aggregate number of square feet in the Building and Plaza II, which the parties agree is 1,476,078 square feet as of the date of this Lease.  If at any time after the date of this Lease additional square footage of office space (exclusive of storage space that is an adjunct to such space) shall be added to or subtracted from the Building or Plaza II, Tenant’s Expense Share shall be equitably adjusted so that Tenant pays its proportionate share of Operating Expenses in the same proportion which the square feet from time to time included in the demised premises as set forth herein bears to the total area of office space (exclusive of such storage space) in the improvements as to which such Operating Expenses relate, using the same standard of measurement to compute the area of the new or additional space or subtracted space as that used to compute the area of the demised premises for purposes of this Lease.  In the event of such adjustment, Landlord and Tenant shall, at either party’s request, execute an instrument confirming such adjustment and making the appropriate change in Tenant’s Expense Share, but no such instrument shall be necessary to make the same effective.

(c)                                  The term “Common Area Expense Share” shall mean the share of Common Area Operating Expenses allocated to the demised premises, as such share is determined from time to time as hereinafter set forth.  The Common Area Expense Share shall be determined as of the first day of each calendar year (each, an “Expense Share Determination Date”) and shall be equal to a fraction (expressed as a percentage), the numerator of which shall be the aggregate square footage contained in the demised premises as of the applicable Expense Share Determination Date, and the denominator of which shall be the aggregate square footage contained in Existing Buildings, the Building and Plaza II as of the applicable Expense Share Determination Date (the “Expense Share Fraction”).  If at any time hereafter any building located on the Complex Land, the square footage of which is then included in the denominator of the Expense Share Fraction, shall be conveyed to a third party (other than to a Landlord Affiliated Entity), and if after such conveyance the tenants or occupants of such building are no longer permitted generally to use the Common Areas, then from and after the next succeeding Expense Share Determination Date, the Expense Share Fraction shall be modified by excluding from the denominator thereof the square footage contained in such conveyed building.  Landlord and Tenant agree that as of the date of this Lease, Plaza I contains 401,179 square feet, Plaza II contains 726,078 square feet, the Building contains 750,000 square feet, Plaza IV-A contains 210,000 square feet and Plaza V contains 980,000 square feet.  The square footage of any other building located on the Complex Land shall be determined hereinafter in the same manner as the determination of square footage reflected in the immediately preceding sentence.

(d)                                 The term “Common Area Operating Expenses” shall mean the total of all costs and expenses (including taxes thereon, if any), computed on an accrual basis, incurred by Landlord in connection with operating, maintaining, repairing and replacing (in accordance with the provisions set forth below) the Common Areas, including, without limitation, the cost and expense of the following items to the extent they relate solely to or are reasonably allocable to the Common Areas (Tenant hereby acknowledging that it is not possible to make such allocation with mathematical certainty and that any such good faith allocation made by Landlord shall be binding upon Tenant):  gardening, landscaping, planting, replanting, and replacing flowers and shrubbery; public liability, property damage and fire insurance with such extended coverage and vandalism endorsements required by the holder of any mortgage covering all or any portion of the Common Areas or customarily carried with respect to mixed use office and retail projects similar to the Complex in northern New Jersey; repairs; painting and decorating; striping; the cost of electricity for lighting and maintenance and replacements of lighting fixtures, tubes and bulbs; regulating automobile and pedestrian traffic; sanitary control; removal of rubbish, garbage and other refuse; removal of snow and ice, and sanding and salting; security, which shall include special security undertakings for the common use and enjoyment of all tenants and owners of all or a portion of the Complex; actions to prevent unauthorized use of certain of the Common Areas; supplies used in the operation and maintenance of the Common Areas (including the cost of inspection thereof); drainage; music program services and loud speaker systems, including electricity therefor; heating, ventilating and air-conditioning enclosed sidewalks, if any; cleaning all enclosed sidewalks, if any, including carpeting or other floor covering; maintenance of decorations, if any; cost of personnel to implement all of the aforementioned (including worker’s compensation insurance covering such personnel); all administrative and overhead costs, excluding executive salaries above the grade of property manager; all water and sewer charges; outside contractor snow removal costs; and any other fees and expenses related solely to or which are reasonably allocable to the operation, maintenance and repair of the Common Areas; provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be, the following:

(i)                                     Taxes;

(ii)                                  interest, principal and refinancing and other charges on or with respect to indebtedness;

(iii)                               amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Common Area Operating Expenses hereunder;

(iv)                              costs of repairs, replacements or restoration incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor by insurance proceeds (or would have been compensated therefor under the insurance policies Landlord has agreed to maintain under this Lease if Landlord fails to do so), or condemnation award;

(v)                                 advertising and promotional expenses;

(vi)                              leasing commissions and similar fees;

(vii)                           rent under any existing or future ground lease;

(viii)                        capital expenditures and depreciation, except that if any equipment is purchased for maintenance and operation of the Common Areas which is treated by Landlord as a capital item in accordance with generally accepted accounting principles (“GAAP”) and which (A) is a replacement when a repair cannot prudently be made (but only to the extent of Landlord’s reasonable estimate of the cost to repair such item had Landlord elected to repair rather than replace such item), (B) is necessary to comply with any Legal Requirement which is enacted after the date of this Lease or (C) has the effect of reducing expenses which would otherwise be included in Common Area Operating Expenses (but only to the extent of such savings), then such equipment shall be depreciated on a straight-line basis over the lesser of (i) the useful life of such equipment or (ii) ten (10) years, and there shall be included in Common Area Operating Expenses in each Operating Year the amount of such depreciation attributable to such Operating Year, provided, however, that all amounts thereof included in Common Area Operating Expenses in Operating Years subsequent to the year paid shall have added thereto interest at the Interest Rate (determined as of the date on which such expense was incurred) from the date each such expense was incurred by Landlord;

(ix)                                as to salaries and other compensation and professional fees of persons employed or retained at or for the Common Areas and at additional locations other than the Common Areas, only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Common Areas shall be included in Common Area Operating Expenses;

(x)                                   costs and expenses payable to a Landlord Affiliated Entity or its partners or stockholders to the extent that such costs and expenses exceed, in any material respect, competitive costs and expenses generally charged for materials or services rendered by persons or entities (other than any Landlord Affiliated Entity or its partners or stockholders) of similar skill, competence and experience;

(xi)                                all costs and expenses included in Operating Expenses;

(xii)                             all costs and expenses allocable to any portion of the Common Areas that is hereafter conveyed to a third party (other than to a Landlord Affiliated Entity), except, however, that if any portion of the Common Areas so conveyed constitutes a parking structure, and if Landlord both retains the right to use all or a portion of the parking spaces within such structure for tenants of the Complex and pays all or a portion of the costs and expenses allocable to such conveyed parking structure then such costs and expenses payable by Landlord with respect to such conveyed parking structure shall be included in Common Area Operating Expenses;

(xiii)                          all costs and expenses allocable to any buildings or structures constructed on any portion of the Complex (other than the Building, Plaza II and the Existing Buildings) or allocable to any portions of the Common Areas adjacent thereto which become unavailable for the general use of the tenants of the Complex during the construction of such buildings or structures by reason of such construction (such exclusion to become effective from and after the time, if any, of Commencement of Construction (of such buildings or structures).  During construction of any such building or structure, as and when any portion of the land (and any improvements constructed thereon), the costs and expenses allocable to which had been excluded from Common Area Operating Expenses as of the Commencement of Construction, again becomes available for the general use of all tenants of the Complex, the costs and expenses allocable to such land (and to any improvements thereon similarly available for the general use of all tenants of the Complex including, without limitation, parking structures) shall again be included in Common Area Operating Expenses;

(xiv)                         amounts otherwise includible in Common Area Operating Expenses but reimbursed from other sources other than by escalation provisions similar to this Article 3;

(xv)                            costs paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any Hazardous Materials in the Building;

(xvi)                         costs incurred by Landlord to remedy a violation of a Legal Requirement in effect as of the date of this Lease;

(xvii)                      costs of acquiring sculptures, paintings or other permanent objects of art (as distinct from decorations) located in the Common Areas, except for the cost of routine maintenance of such objects of art;

(xviii)                   interest, fines or penalties payable by Landlord;

(xix)                           Landlord’s general corporate overhead and general administrative expenses not attributable in any way to the Common Areas;

(xx)                              Landlord’s political or charitable contributions; and

(xxi)                           any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord for profit.

If any of the costs and expenses which, pursuant to the terms of this paragraph (d), are to be included in or excluded from Common Area Operating Expenses depending upon the portion of the Property to which they relate, are incurred with respect to both such included and excluded portions of the Property, then Landlord shall make a good faith estimate of the amount of such cost or expense allocable to such included or excluded portion of the Property, and only the pro rata allocation (based on Landlord’s estimate) of such cost or expense incurred on behalf of the included portion of the Property shall be included in Common Area Operating Expenses.  Such allocation shall be binding on Landlord and Tenant.

(e)                                  The term “Operating Expenses” shall mean, subject to the provisions of paragraphs (f) and (g) below, the total of all costs and expenses (including taxes thereon, if any), computed on an accrual basis, incurred by Landlord in connection with operating, repairing and maintaining the Building and Plaza II in a manner customary for mixed use office/retail complexes in northern New Jersey similar to the Complex including, without limitation, the costs and expenses with respect to:  steam, gas and any other fuel or utilities; water rates (including without limitation, for public drinking facilities and bathrooms), water charges and sewer rents; operation of the heating, ventilation and cooling systems; electricity and other utilities for areas other than those leased or available for lease to individual tenants as indicated by meter, or if there be no meter, as determined by a reputable, independent electrical consultant selected by Landlord (“Landlord’s electrical consultant”); elevators and escalators; metal, elevator cab, lobby, interior mall and other interior public area maintenance and cleaning; painting and decoration of nontenant areas; window cleaning; sanitary control; security; maintenance and replacement of lighting fixtures, tubes and bulbs in nontenant areas; music program services and loud speaker system; depreciation of hand tools and other movable equipment used in the operation or maintenance of the Building and Plaza II; maintenance of conduits in the Building and Plaza II as necessary for shared tenant systems; flood, fire, extended coverage, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance and any other insurance required by the holder of any mortgage or ground lease covering all or any portion of the Building and Plaza II or customarily carried with respect to mixed use office/retail complexes in northern New Jersey similar to the Property; wages, salaries, bonuses, disability benefits, hospitalization, medical, surgical, dental, optical, psychiatric, legal, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense respecting employees of Landlord (or its agents) up to and including the property manager, provided that to the extent that Landlord employs the services of any such persons at the Building  and Plaza II and at additional locations other than the Building and Plaza II, then only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Building and Plaza II shall be included in Operating Expenses; uniforms and working clothes for such employees and the cleaning and replacement thereof; expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; worker’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; salaries of bookkeepers and accountants, provided that to the extent that Landlord employs the services of any such persons at the Building and Plaza II and at additional locations other than the Building and Plaza II, then only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Building and Plaza II shall be included in Operating Expenses; reasonable professional and consulting fees, including legal and accounting fees; charges for independent contractors performing work included within the definition of Operating Expenses; association fees or dues; telephone and stationery; directory; building telephone; repairs, replacements and improvements of the electrical, mechanical, plumbing and HVAC systems and other systems and portions of the Building and Plaza II, which are necessary or appropriate for the continued operation of the Building in a manner customary for mixed use office/retail complexes in northern New Jersey similar to the Complex or are otherwise imposed upon Landlord by any Governmental

Authority; and management fees for the management of the Building and Plaza II, or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for outside management fees in Northern New Jersey for mixed use office/retail complexes similar to the Property.  There shall also be included in Operating Expenses (but only to the extent the same are not otherwise included therein) any items described in the definition of Common Area Operating Expenses which are performed to the exterior of the Building and Plaza II, but which, by reason of their relating to areas adjacent to the Building and Plaza II, are not included in Common Area Operating Expenses and are performed and paid for directly by the owner of the Building and Plaza II.  If any of the costs and expenses includible in Operating Expenses are incurred by Landlord with respect to both the Building and Plaza II, on the one hand, and other portions of the Property, on the other hand, then Landlord shall make a good faith estimate of the amount of such cost or expense allocable to the Building and Plaza II and the amount thereof allocable to such other portions of the Property, and only the pro rata allocation (based on Landlord’s estimate) of such cost or expense incurred on behalf of the Building and Plaza II shall be included in Operating Expenses.  It is understood and agreed that Landlord shall not be permitted to include the same item of expense in both Operating Expenses and Common Area Operating Expenses except to the extent such item of expense is allocated between them as expressly contemplated hereby.

(f)                                    Omitted.

(g)                                 The following shall be excluded or deducted from the costs and expenses otherwise included in Operating Expenses:

(i)                                     the cost of electricity and other utilities furnished to the demised premises and other space leased or available for lease to tenants as measured by meters, or if there be no meters, as determined by Landlord’s electrical consultant;

(ii)                                  leasing commissions and similar fees;

(iii)                               salaries, fringe benefits and other compensation for Landlord’s executives above the grade of property manager;

(iv)                              amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Operating Expenses;

(v)                                 cost of repairs, replacements or restoration incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor by insurance proceeds (or would have been compensated therefor under the insurance policies Landlord has agreed to maintain under this Lease if Landlord fails to do so) or a condemnation award;

(vi)                              advertising and promotional expenditures;

(vii)                           Taxes;

(viii)                        costs for performing tenant installations for any individual tenant or for performing work or furnishing services (including above-standard cleaning) to or for individual tenants at such tenant’s expense and any other contribution by Landlord to the cost of tenant improvements;

(ix)                                capital expenditures, except as provided above;

(x)                                   rent under any existing or future ground leases;

(xi)                                financing and refinancing costs and mortgage debt service;

(xii)                             costs of furnishing services to other tenants or occupants to the extent such services are materially in excess of services Landlord offers to all tenants at Landlord’s expense;

(xiii)                          amounts otherwise includible in Operating Expenses but reimbursed directly by Tenant or other tenants to Landlord other than by escalation provisions similar to this Article 3;

(xiv)                         costs and expenses payable to any Landlord Affiliated Entity, to the extent that such costs and expenses exceed in any material respect competitive costs and expenses for materials and services by unrelated persons or entities (other than a Landlord Affiliated Entity or its partners or stockholders) of similar skill, competence and experience;

(xv)                            franchise, corporation, income, inheritance, succession or estate taxes (but not sales and use taxes) imposed on Landlord;

(xvi)                         all amounts included in Common Area Operating Expenses;

(xvii)                      depreciation, except that if any equipment is purchased for maintenance and operation of the Building and Plaza II which is treated by Landlord as a capital item in accordance with GAAP and which (A) is a replacement item when a repair cannot be prudently made (but only to the extent of Landlord’s reasonable estimate of the cost to repair such item had Landlord elected to repair rather than replace such item), or (B) is necessary to comply with any Legal Requirement which is enacted after the date of this Lease or (C) has the effect of reducing expenses which would otherwise be included in Operating Expenses (but only included to the extent of such savings), then such equipment shall be depreciated on a straight-line basis over the lesser of (i) the useful life of such equipment or (ii) ten (10) years, and there shall be included in Operating Expenses in each Operating Year the amount of such depreciation attributable to such Operating Year, provided, however, that all amounts thereof included in Operating Expenses in Operating Years subsequent to the year paid shall have added thereto interest at the Interest Rate (as defined in Section 22.03) (determined as of the date on which such expense was incurred) from the date each such expense was incurred by Landlord;

(xviii)                   lease takeover or takeback costs incurred by Landlord in connection with leases in the Building or Plaza II;

(xix)                           legal fees, expenses and disbursements (including, without limitation, those incurred in connection with leasing, sales, financing or refinancing or disputes with other tenants), except such fees as are reasonably incurred in connection with the operation of the Property;

(xx)                              costs paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any Hazardous Materials in the Building or Plaza II;

(xxi)                           costs incurred by Landlord to remedy a violation of a Legal Requirement in effect as of the date of this Lease;

(xxii)                        costs of acquiring sculptures, paintings and other permanent objects of art (as distinct from decorations) located in the Building or Plaza II, except for the costs of routine maintenance of such objects of art;

(xxiii)                     interest, fines or penalties payable by Landlord;

(xxiv)                    Landlord’s general corporate overhead and general administrative expenses not attributable in any way to the Building or Plaza II;

(xxv)                       Landlord’s political or charitable contributions;

(xxvi)                    any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord for profit;

(xxvii)                 costs incurred with respect to a sale or transfer of all or any portion of the Building, Plaza II or any interest therein, or in any person or entity (of whatever tier) owning an interest therein;

(xxviii)                costs associated with payments to state and local governments for infrastructure improvements, including without limitation, traffic pattern and road improvements; and

(xxix)                      costs and legal expenses incurred due to Landlord’s gross negligence and/or willful misconduct.

(h)                                 If during all or part of any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense) to portions of the Building or Plaza II, due to the fact such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, then, for the purpose of computing the additional rent payable hereunder, the amount of Operating Expenses for such item for such period shall be increased by an amount equal to the actual incremental cost which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to 100% of the aggregate square footage of the Building and Plaza II; it being understood that, without limiting the foregoing, the amount included in Operating Expenses for the Base Operating Year and each subsequent Operating Year in respect of management fees shall also be increased by an amount equal to the incremental management fees which would have been incurred if the Building and Plaza II were 100% leased to tenants based on the gross rents for the Building and Plaza II then being charged by Landlord.  In addition, in no event shall the same item of Operating Expenses be included more than once in Operating Expenses for a particular Operating Year.

(i)                                     Tenant acknowledges that Landlord may transfer legal ownership of portions of the Property to a Landlord Affiliated Entity for purposes of obtaining tax abatements for the Property, for tax planning purposes or otherwise, and neither the definition of Operating Expenses nor of Tenant’s Expense Share nor of Common Area Operating Expenses, nor of Common Area Expense Share shall be affected by reason of any such transfers to Landlord Affiliated Entities; all of which shall be deemed for purposes hereof to continue to be owned by Landlord.

(j)                                     If Landlord (or any Landlord Affiliated Entity) shall acquire an Additional Parcel, then, at Landlord’s election, exercisable by written notice to Tenant (A) the Common Area Operating Expenses allocable to such Additional Parcel (or the portion thereof to be used as Common Areas) shall be included in Common Area Operating Expenses in accordance with paragraph (d) above to the extent applicable when such Additional Parcel shall be available for the general use of the tenants of the Complex, (B) the square footage of any improvements then or thereafter constructed on such Additional Parcel, the tenants or occupants of which are permitted generally to use the Common Areas, shall, as of the applicable Expense Share Determination Date, be added to the denominator of the Expense Share Fraction for purposes of calculating the Common Area Expense Share in accordance with paragraph (c) above, (C) such Additional Parcel shall thereafter be deemed a part of the Complex Land for all purposes of this Lease and (D) the Common Area Expenses for the Base Operating Year shall be equitably increased to reflect the inclusion of the Operating Expenses for the Additional Parcel in the Common Area Expenses.

(1)                                  Tenant shall pay to Landlord as additional rent for each Operating Year or partial Operating Year an amount equal to Tenant’s Expense Share of the excess of the Operating Expenses for such Operating Year over the Operating Expenses for the Base Operating Year and the Common Area Expense Share of the excess of the Common Area Operating Expenses for such Operating Year over the Common Area Operating Expenses for the Base Operating Year (collectively, “Tenant’s Expense Payment”).

(2)                                  Landlord shall furnish to Tenant for each Operating Year an Escalation Statement (subject to revision as hereinafter provided) setting forth Landlord’s estimate of Tenant’s Expense Payment for such Operating Year.  Landlord’s estimate shall not exceed 105% of Tenant’s Expense Payment for the prior Operating Year unless Landlord becomes aware (and advises Tenant in writing) of an increase in one or more categories of Common Area Operating Expenses and/or Operating Expenses (such as insurance premiums or utilities, including fuel costs) in excess of 5% of the cost of such category(ies) of Common Area Operating Expenses or Operating Expenses over the prior Operating Year.  The foregoing limit on estimates shall not be deemed a cap on Tenant’s Expense Payment based upon actual Common Area Operating Expenses and/or Operating Expenses.  Landlord shall provide an Escalation Statement for the Base Operating Year no later than the delivery of the Escalation

Statement for the first Operating Year subsequent to the Base Operating Year.  Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Landlord’s estimate of Tenant’s Expense Payment for such Operating Year.  If Landlord shall furnish such estimate for an Operating Year after the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this paragraph C for the last month of the preceding Operating Year; (ii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter for the balance of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant’s Expense Payment as shown on such estimate; and (iii) Landlord shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant’s Expense Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate.  If there shall be an underpayment, Tenant shall pay the amount thereof within fifteen (15) Business Days after being furnished with such Escalation Statement or if there shall be an overpayment, Tenant shall be entitled to a credit in the amount thereof against the next subsequent rental payments under this Lease.  After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay Tenant the amount of any credit not previously applied by Tenant.  Landlord may at any time and from time to time furnish to Tenant an Escalation Statement setting forth Landlord’s revised estimate of Tenant’s Expense Payment for a particular Operating Year and Tenant’s Expense Payment for such Operating Year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence.

(3)                                  Within 180 days after the end of each Operating Year Landlord shall submit to Tenant an annual Escalation Statement prepared by Landlord or its agent setting forth the Operating Expenses and Common Area Operating Expenses for the preceding Operating Year and the balance of Tenant’s Expense Payment, if any, due to Landlord from Tenant for such Operating Year.  If such annual Escalation Statement shall show that the sums paid by Tenant under Section 3.02(C) exceeded Tenant’s Expense Payment for such Operating Year, Tenant shall be entitled to a credit in the amount of such excess against the next subsequent rental payments under this Lease.  After the termination of the Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay Tenant the amount of any credit not previously applied by Tenant.  If an annual Escalation Statement shall show that the sums so paid by Tenant were less than Tenant’s Expense Payment for such Operating Year, Tenant shall pay the amount of such deficiency to Landlord within fifteen (15) Business Days after being furnished with such annual Escalation Statement.

(4)                                  The annual Escalation Statements with respect to Operating Expenses and Common Area Operating Expenses to be furnished by Landlord or its agent as provided above may be unaudited but shall be in reasonable detail.  Landlord and its agent may rely on Landlord’s operating cost allocations and estimates if such allocations or estimates are required for this Section 3.02.

(5)           Upon Tenant’s written request, Landlord shall permit Tenant or Tenant’s designated (in such request) reputable certified public accounting firm (which may not be retained by Tenant on a contingency fee basis or any other fee basis by which such accounting firm’s compensation is based upon the amount refunded or credited by Landlord to Tenant as a result of such audit) to inspect the books and records relating to the operation of the Property for the Operating Year to which an Escalation Statement relates at the New York, New Jersey or Connecticut office of Landlord’s managing agent at such time or times during normal business hours as Landlord shall reasonably designate.  Tenant or Tenant’s accounting firm shall have the right to obtain copies or make such abstracts thereof as it may reasonably require in order to verify any Escalation Statement.

3.03         Tenant shall pay to the appropriate Governmental Authority on or before the due date thereof all taxes, assessments and other charges which are or may be assessed, levied or imposed by any Governmental Authority upon, or become a lien or due and payable in respect of, any leasehold interest of Tenant, any investment of Tenant in the demised premises, any right of Tenant to occupy the demised premises or any personal property of any kind owned, installed or used by Tenant at or in connection with the operation of the demised premises or in connection with Tenant’s business conducted at the demised premises and, at Landlord’s request, furnish Landlord with reasonable evidence, within ten (10) Business Days after demand, that the same have been paid.

3.04         If the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or if the Expiration Date shall be a day other than the last day of a Tax Year or an Operating Year, then Tenant’s Tax Payment and/or Tenant’s Expense Payment for such partial year shall be equitably adjusted taking into consideration the portion of such Tax Year or Operating Year falling within the Term.  Landlord shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Building Taxes and Common Area Taxes for the Tax Year and/or Operating Expenses and Common Area Operating Expenses for the Operating Year in which the Term expires to be prepared and furnished to Tenant.  Such Escalation Statement shall be prepared as of the Expiration Date of the Term if such date is December 31, and if not, as of the first to occur of June 30 or December 31 after the Expiration Date of the Term. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

3.05         In no event shall the basic annual rent ever be reduced by operation of this Article 3.  The rights and obligations of Landlord and Tenant under the provisions of this Article 3 shall survive the termination of this Lease, and payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other termination of the Term.

3.06         Landlord’s failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord’s right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year, provided that such Escalation Statement is rendered within two years after the expiration of the applicable Tax Year or Operating Year.

3.07         Each Escalation Statement shall be conclusive and binding upon Tenant unless within 120 days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect.  Pending the resolution of such dispute, and as a condition precedent to Tenant’s right to dispute the correctness of such Escalation Statement, Tenant shall make its payments in accordance with such Escalation Statement without prejudice to Tenant’s position.  In the event of the resolution of such dispute so that there shall have been an overpayment of any of Tenant’s Tax Payment and/or Tenant’s Expense Payment, Landlord shall permit Tenant to credit the amount of such overpayment against the next subsequent rental payments under this Lease and, if such overpayment shall have exceeded 6%, Landlord shall reimburse Tenant for Tenant’s reasonable and actual costs for Tenant’s accountants to review the Escalation Statement.  After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay to Tenant the amount of any credit not previously applied by Tenant. Tenant agrees, at Landlord’s request, to be a party to any arbitration between Landlord and any other tenant of the Property concerning the interpretation of any provision similar to a provision in this Article 3 in such other tenant’s lease.  Tenant shall not be responsible for the cost of any such arbitration, except that Tenant shall bear the cost of its own counsel, experts and presentation of proof, if any.  If Landlord and Tenant, both acting reasonably and in good faith, cannot resolve such dispute and the amount in dispute exceeds $10,000, then, in such event, if Tenant delivers a notice (the “Arbitration Notice”) to Landlord stating that Tenant wishes to resort to the procedure described in this subsection below, the resolution as to the disputed amount shall be determined as follows.  A senior officer experienced in accounting matters related to commercial leasing and who is a partner of a recognized New Jersey accounting firm (the “Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant.  If Landlord and Tenant are unable to agree upon the Arbitrator, then the same shall be designated by the American Arbitration Association (“AAA”).  The Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five year period and shall have at least ten years experience in analyzing accounting issues concerning office space in New Jersey.  Landlord and Tenant shall each submit to the Arbitrator and to the other its determination of the resolution as to the amount by which the disputed amount differs from the Escalation Statement, as set forth above.  The Arbitrator shall determine which of the two determinations (or any amount in between) represents the correct resolution as to such disputed amount.  The determination of the Arbitrator shall be binding upon Landlord and Tenant.  Tenant shall ensure that Tenant, its employees and its other representatives shall keep the findings of any audit as well as the Arbitrator confidential.

3.08         Tenant will cooperate with Landlord in all reasonable respects in obtaining and retaining any tax abatement or exemption for which the Property may be eligible.  Tenant will execute and file within ten (10) days after demand any and all documents and instruments reasonably necessary to obtain and retain such abatement or exemption.

ARTICLE 4

ELECTRICITY

4.01         Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole but reasonable cost and expense of Tenant, if in Landlord’s sole but reasonable judgment the same are available and necessary for Tenant’s use and will not cause permanent damage or injury to the Property or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.  Such written request shall include a load letter prepared by Tenant’s electrical engineer which shall substantiate Tenant’s request and set forth all of Tenant’s proposed electrical equipment and estimated consumption in the demised premises, and which load letter shall be satisfactory to Landlord.  For purposes of this Section 4.01 Tenant acknowledges that the following factors shall be taken into consideration in determining reasonableness:  (i) whether the installation of such additional electrical equipment potentially materially and adversely affects the normal operation of portions of the electrical systems outside the demised premises or affects the occupancy of other tenants in the Building, (ii) Landlord’s desire (acting in a manner consistent with a prudent and forward-looking leasing program) to reserve electrical power or excess electrical power for other existing or prospective tenants in the Building, and (iii) whether the installation of such additional electrical equipment requires a shutdown of electrical or other Building systems and Landlord’s rights to effect such shutdown under other leases in the Building.  To the extent that Tenant requests Landlord to install the additional electrical equipment referred to in this Section 4.01 to enable Tenant to obtain electrical capacity for the demised premises in excess of the electrical capacity referred to in Section 4.02 and Landlord declines Tenant’s request, Landlord shall not be deemed to have acted unreasonably so long as Landlord does not unreasonably withhold its consent if Tenant wishes to make arrangements, at its sole expense, to obtain such additional electrical capacity for the demised premises directly from the public utility serving the Building (and not from available capacity in the Building), provided that Tenant complies with all of the requirements of Articles 6 and 8 of this Lease and consults with Landlord’s engineers with respect to obtaining such additional electrical capacity and the installations required therefor.

4.02         Landlord shall supply the demised premises with electrical capacity of not less than six (6) watts demand load, exclusive of the Building HVAC system serving the demised premises, per usable square foot contained in the demised premises.  Tenant covenants and agrees to pay directly to the utility company supplying electricity to the demised premises the amounts due for electric current consumed by Tenant (including, but not limited to, the requirements of Section 21.01(c)), as indicated by meters measuring Tenant’s consumption thereof which shall be installed by Landlord for the demised premises and shall be in good working order.  Tenant, at Tenant’s sole cost and expense, shall be responsible for the maintenance and repair of all such meters.

4.03         Tenant’s use of electric current in the demised premises shall not at any time exceed the capacity as provided in Section 4.02 or of any of the electrical conductors and equipment in or otherwise serving the demised premises.  Tenant shall not make or perform or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the demised premises without the prior consent of Landlord in each instance, and then only in accordance with the provisions of Article 6.

4.04         Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the public utility providing the Building or the demised premises with electricity or for any other reason whatsoever, including the sharing by Tenant of common electrical equipment with other tenants or occupants.  Without limiting the foregoing, in no event shall Landlord be liable to Tenant for any consequential damages arising from any such failure or defect.

4.05         At Landlord’s option, Tenant shall pay Landlord’s reasonable charges for installing all lighting tubes, lamps, bulbs and ballasts used in the demised premises on demand as additional rent.

4.06         To the extent that Tenant leases the 2nd Floor Expansion Space, the 6th Floor Expansion Space and/or any Offer Space, Tenant shall pay for electricity in such space and, to measure the consumption thereof, Landlord shall install, at Tenant’s expense, and supply electricity to service such space on a submetered basis, and Tenant in such event shall pay to Landlord, as additional rent, the sum of (y) an amount determined by applying the electric rate charged by the utility for such space to Tenant’s consumption of and demand for electricity within such space as recorded on the submeter or submeters servicing such space and (z) Landlord’s administrative and line loss charge of 5% of the amount referred to in (y) above, (such combined sum being hereinafter called “Submeter Electric Rent”).  Except as set forth in the foregoing clause (z), Landlord will not charge Tenant more than the electric rate for the electricity provided pursuant to this paragraph.  Where more than one submeter measures the electric service to Tenant, the electric service rendered through each submeter shall be computed and billed separately in accordance with the provisions set forth herein, provided that Tenant may, at its expense, install a totalizing meter in such space, aggregating total electric consumption so long as, in no event, shall Tenant pay Landlord for electricity an amount which is less than Landlord’s cost for such electricity as set forth in clause (y) above.  Such totalizing meter shall be maintained by Tenant, at Tenant’s expense.  Prior to the installation and the first reading of the submeter or submeters referred to above, Tenant shall pay to Landlord, on account of the Submeter Electric Rent payable pursuant to this paragraph, the annual sum of $1.56 per square foot of Rentable Area of such space (“Estimated Submeter Electric Rent”), subject to the adjustments on the first day of each and every calendar month of the term (except that if the first day of the term is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the first day of the first full calendar month).  From time to time during the term, the Estimated Submeter Electric Rent may be adjusted by Landlord on the basis of either Landlord’s reasonable estimate of Tenant’s electric consumption and demand (if at any time the submeter(s) servicing such space are inoperative) or Tenant’s actual consumption of and demand for electricity as recorded on the submeter(s) servicing such space, and, in either event, based on the electric rate then in effect.  Subsequent to the end of each calendar year during the term of this Lease, or more frequently if Landlord shall elect, Landlord shall submit to Tenant a statement of the Electric Submeter Rent for such year or shorter period together with the components thereof, as set forth in this paragraph (“Submetered Electric Statement”).  To the extent that the Estimated Submetered Electric Rent paid by Tenant for the period covered by the Submetered Electric Statement shall be less than the Submeter Electric Rent as set forth on such Submetered Electric Statement, Tenant shall pay Landlord the difference within 30 days after receipt of the Submetered Electric Statement.  If the Estimated Submeter Electric Rent paid by Tenant for the period covered by the Submetered Electric Statement shall be greater than the Submeter Electric Rent as set forth on the Submetered Electric Statement, such difference shall be credited against the next required payment(s) of Estimated Submeter Electric Rent.

ARTICLE 5

USE

5.01         The demised premises shall be used solely as and for executive, general and administrative offices, and all customary ancillary uses (including, without limitation, the installation of a cafeteria for Tenant’s employees and invitees, which shall not be open to the general public) in keeping with the character of the Building.

5.02         Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the certificate of occupancy for the demised premises or the Building, and Tenant shall not permit the demised premises or any part thereof to be used in any manner or anything to be done, brought into or kept therein which, in Landlord’s good faith judgment shall impair or interfere with (i) the character, reputation or appearance of the Building as a first class office building, (ii) any of the Property services or the proper and economic heating, cleaning, air conditioning or other servicing of the Property or the demised premises, or (iii) the use of any of the other areas of the Property by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Property.  Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance or which might overload the risers or feeders servicing the demised premises or other portions of the Building.  The factors to be taken into consideration in defining Landlord’s reasonableness described in the last sentence of Section 4.01 of this Lease shall apply, to the extent applicable, to the preceding sentence.

5.03         If Tenant exercises the 2nd Floor Expansion Option (as hereinafter defined) or the Offer Space, then Tenant, at its own risk and on a non-exclusive basis, may use the Building stairways between the demised premises and the 2nd Floor Expansion Space and/or contiguous Offer Space solely to enable Tenant’s employees to access floors comprising the demised premises, provided that such use by Tenant (x) has been approved, if required, by applicable Governmental Authorities and thereafter complies with all Legal Requirements, (y) does not disrupt or interfere with the proper and safe operation of the Building by Landlord and (z) does not unreasonably interfere with the occupancy by other tenants of the Building.  Tenant shall make its own security arrangements relating to the use of such stairways, provided that it shall consult with Landlord regarding such arrangements and continue to afford Landlord access to the demised premises and such stairways in accordance with the applicable provisions of this Lease.

ARTICLE 6

ALTERATIONS AND INSTALLATIONS

6.01         Tenant, upon notice to but without obtaining Landlord’s consent, may make alterations, installations, additions or improvements in or to the demised premises which (x)(i) do not affect any structural or mechanical portion, or the electrical systems, of the Building and (ii) are of a purely decorative or cosmetic nature such as painting, carpeting, wall coverings and the like, (y) cost less than $5.00 per square foot with respect to the area affected by such work and (z) do not require a building permit.  Tenant shall make no other alterations, installations, additions or improvements in or to the demised premises without Landlord’s prior written consent and then only by contractors or mechanics who are reasonably approved by Landlord; provided, that Tenant shall only use contractors or mechanics designated by Landlord for any alterations, installations, additions or improvements which affect the life safety and/or other systems of the Building.  All such work, alterations, installations, additions and improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate.  Tenant’s Initial Work and any future work in the demised premises shall be done solely in accordance with plans and specifications first approved in writing by Landlord.  Landlord will not unreasonably withhold or delay its consent to requests for alterations, additions and improvements.  Landlord shall respond to Tenant’s plans and specifications for Tenant’s Initial Work within ten (10) Business Days after submission, provided that, if Tenant notifies Landlord that an emergency situation exists (i.e., that there is a realistic and imminent threat to the safety of persons or the preservation of property), Landlord shall endeavor to respond more quickly.  In determining whether Landlord has acted reasonably, the following factors shall be taken into consideration:  (A) whether the proposed alteration is structural and/or will interfere with the operation of the Complex or affect the outside of the Complex or affect its structure, electrical, HVAC, plumbing or mechanical systems, (B) whether such alteration will affect the occupancy of any other tenant in the Complex and (C) whether such alteration is a customary type of alteration for the uses permitted by Section 5.01 and in accordance with a first class office building standard.  If Landlord fails to respond to Tenant’s proposed alterations and plans and specifications within such ten (10) Business Day period, such alterations and plans and specifications shall be deemed approved, provided that Tenant shall have sent Landlord a second request for approval containing the following language and Landlord shall have failed to respond within five Business Days:  “THIS IS A SECOND REQUEST FOR APPROVAL OF THE PROPOSED ALTERATIONS.  IF LANDLORD DOES NOT RESPOND TO THIS SECOND REQUEST WTHIN FIVE BUSINESS DAYS, LANDLORD’S APPROVAL SHALL BE DEEMED GRANTED PURSUANT TO THE PROVISIONS OF THE LEASE.”

Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6 and Schedule C:

1.             All work shall be done in a good and workmanlike manner.

2.             (a)           Any contractor employed by Tenant to perform any work permitted by this Lease, and all of its subcontractors, shall agree to employ only such labor as will not result in jurisdictional disputes or strikes.  Tenant will inform Landlord in writing of the names of any contractor or subcontractors Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractors.

(b)           Tenant covenants and agrees to pay to the contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant’s approved plans and specifications less only customary retentions.

3.             All work shall be performed in compliance with all Legal Requirements.

4.             All work shall be performed in accordance with the general tenant guidelines for the Property established by Landlord from time to time regarding such work, which guidelines Tenant acknowledges are available for its reference and use in the Property manager’s office.  Any future changes by Landlord to the existing tenant guidelines shall be commercially reasonable.

5.             Tenant shall keep the Property and the demised premises free and clear of all liens (and shall provide appropriate lien waivers evidencing same) for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant’s behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Property.

6.             During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times on reasonable notice (except in the case of an emergency), but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

7.             With respect to any alteration or improvement work, Tenant agrees to pay to Landlord, as additional rent, promptly upon being billed therefor, a sum equal to any reasonable third party, out-of-pocket costs and expenses incurred by Landlord in connection with such work (including, without limitation, to review Tenant’s plans and specifications or with respect to alteration or improvement work affecting Building systems, to inspect or monitor such alteration or improvement work).  Landlord shall not charge Tenant any supervisory or similar fee in connection with such work.

8.             Prior to commencement of any work, Tenant shall furnish to Landlord certificates of insurance evidencing the existence of:

(a)           worker’s compensation insurance covering all persons employed for such work with statutorily required limits;

(b)           employer’s liability coverage including bodily injury caused by disease with limits of not less than $100,000 per employee; and

(c)           commercial general liability insurance including, but not limited to, completed operations coverage, products liability coverage, contractual liability coverage, broad form property damage, independent contractor’s coverage and personal injury coverage naming Landlord as well as such representatives and consultants of Landlord as Landlord shall reasonably specify (collectively “Landlord’s Consultants”), including, without limitation, as of the date hereof, Mack-Cali Realty Corporation, as well as Tenant, as additional insureds, with coverage of not less than $3,000,000 combined single limit coverage (or such higher limits as Landlord may from time to time impose in its reasonable judgment).

(d)           Such insurance shall be placed with solvent and responsible companies reasonably satisfactory to the Landlord and licensed or authorized to do business in the State of New Jersey, and the policies shall provide that they may not be canceled without thirty (30) days’ prior notice in writing to Landlord.

9.             Tenant shall require all contractors engaged or employed by Tenant to indemnify and hold Tenant, Landlord, and Landlord’s Consultants, including, but not limited to, as of the date hereof Mack-Cali Realty Corporation, harmless substantially in accordance with the following clauses (with such modifications therein as may be required from time to time by reason of a change in the parties constituting Landlord’s Consultants):

“The contractor hereby agrees to the fullest extent permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify Landlord, Tenant and Landlord’s Consultants, against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, attorneys’ fees, court costs, and the cost of appellate proceedings), which Landlord and/or Tenant and/or Landlord’s Consultants, incurs because of injury to or death of any person or on account of damage to property, including loss of use thereof, or any other claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor or any of its officers, directors, employees, agents sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this contract, except to the extent with respect to any of the persons or entities indemnified hereunder, such injuries to person or damage to property are alleged to be due and are held by a final unappealable order of a court of competent jurisdiction to be due to the negligence of the such person or entity seeking to be so indemnified.”

10.           Tenant, to the extent permitted by law, shall make application for all building permits in its own name.  Tenant shall obtain any temporary certificate of occupancy or addendum to the permanent certificate of occupancy required as a result of Tenant’s alterations and improvements.  Landlord shall promptly join in any and all applications for permits, licenses or other authorizations if required by any Governmental Authority, and may, in any event, so join in.  If Landlord is required to join in any such application Tenant shall reimburse Landlord as additional rent for all documented out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred by Landlord in connection with such application.

11.           Within ninety (90) days after completion of any work Tenant shall, at its sole cost and expense, furnish Landlord with one mylar set of “as built” plans, drawings and specifications together with a disk in form requested by Landlord carrying a copy of such “as built” plans, drawings and specifications in the computer aided design (CAD) format requested by Landlord, which set of plans, drawings and specifications and all rights therein shall become the property of Landlord.  The transfer of all such rights as to the plans shall be confirmed in writing by Tenant’s architect.

6.02         Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.  Any mechanic’s lien filed against the demised premises or the Property for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after Tenant receives notice of such filing, by payment, filing of the bond required by law or otherwise.

6.03         All alterations, installations, additions and improvements made and installed by Landlord, including, without limitation, all of Landlord’s Work, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term.

6.04         All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant’s expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or the Property shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term, except that, at the time Landlord approves Tenant’s plans and specifications and provides Tenant with timely notice in order to enable Tenant to change the plans and specifications if Tenant wishes, Landlord shall have the right to require Tenant at the expiration or sooner termination of this Lease, to remove any of such alterations, installations, additions and improvements and, in such event, Tenant will, at Tenant’s own cost and expense, remove the same in accordance with such request, and restore the demised premises to its original condition, ordinary wear and tear and casualty excepted, provided that Tenant shall not be required to remove any nonstructural alteration, installation, addition or improvement which constitutes part of a customary office installation (a “Customary Installation”), unless such alteration, installation, addition or improvement required Landlord’s approval, which approval was not obtained, and Tenant shall only be required to remove a non-Customary Installation.

6.05         Where furnished by or at the expense of Tenant, all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, paneling, free standing lighting fixtures and equipment, drinking fountains, refrigeration equipment, and any other movable property (exclusive of supplementary air conditioning equipment and raised flooring which shall become the property of Landlord) shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the Term.  In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the Term, specifying the items of property which it has decided not to remove.  If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same.  As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

6.06         If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section 6.06 called the “Tenant’s Property”) are not removed on or prior to the expiration of the Term, Landlord shall have the right to remove the Tenant’s Property and to dispose of the same without accountability to Tenant and at the sole but reasonable cost and expense of Tenant.  In case of any damage to the demised premises or the Property resulting from the removal of the Tenant’s Property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord’s cost in repairing such damage.  This obligation shall survive any termination of this Lease.

6.07         Tenant shall keep records of Tenant’s alterations, installations, additions and improvements costing in excess of $50,000, and of the cost thereof.  Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Property, or in connection with any proceeding instituted pursuant to Article l4 hereof.

ARTICLE 7

REPAIRS

7.01         Tenant shall, at its sole cost and expense, be responsible for the maintenance and repair of the demised premises (including, with respect to any full floor comprising a portion of the demised premises, all bathrooms and other sanitary facilities located therein, provided that Landlord shall maintain and repair all base Building plumbing and sewage lines to the point of entry of the demised premises, the costs of which shall be reimbursable under Article 3), and keep same in good order and condition, including all necessary painting and decorating, and make such repairs to the demised premises and the fixtures and appurtenances therein as and when needed to preserve them in good working order and condition (except that as to structural repairs and repairs to the exterior windows, Landlord shall be obligated to make same unless they are necessitated by any act, omission, occupancy or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, in which case Tenant shall be so obligated).  Tenant shall keep all interior glass, including interior windows, doors and skylights, clean and in good condition and repair and Tenant shall replace any interior glass that may be damaged with glass of the same kind and quality.  All damage or injury to the Property caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations.  Tenant shall promptly make all repairs in or to the demised premises or the Property for which Tenant is responsible, provided that any repairs required to be made to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other Building systems shall be performed only by Landlord.  If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within twenty (20) Business Days after rendition of a bill therefor.

7.02         If the demised premises includes loading docks, and or related facilities, Tenant shall keep the loading docks and areas adjacent thereto and the driveways and streets within the Property leading to said loading docks free of all dirt, rubbish and other obstructions arising from Tenant’s use or occupancy of any such facilities or the use of such facilities by Tenant’s officers, agents, employees, suppliers or invitees including independent contractors making deliveries or pick-ups from such loading docks.

7.03         Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area (i.e., 100 lbs for areas in which raised flooring is installed and 125 lbs. on slab) which such floor was designed to carry and which is allowed by law.

7.04         Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord (acting reasonably) or to any other tenant at the Property shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat.  The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises.  Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same type as the Building.  Landlord shall not discriminate against Tenant in the enforcement of the provisions of the first sentence of this Section 7.04.

7.05         Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof.  Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant’s business operations, but shall not be required to perform the same on an overtime or premium pay basis.

7.06         If Tenant shall install a supplemental air-conditioning system subject to and in accordance with the requirements of this Lease, Tenant shall maintain same in good order and condition, shall enter into a contract for the maintenance thereof with a heating, ventilating and air-conditioning contractor reasonably acceptable to Landlord and shall deliver to Landlord a copy of such contracts and all amendments thereto promptly after execution thereof.

ARTICLE 8

REQUIREMENTS OF LAW, HAZARDOUS MATERIALS

8.01         Tenant shall, at Tenant’s expense, comply with all Legal Requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof, except the foregoing shall not obligate Tenant to make any structural repairs or changes unless required by Tenant’s particular manner of use of the demised premises or by reason of the alterations or leasehold improvements installed in the demised premises by or on behalf of Tenant.  On the Commencement Date, the demised premises shall comply with all Legal Requirements which, if not complied with, would adversely affect Tenant’s ability to use or perform alterations in the Premises in accordance with the provisions of this Lease, except that Landlord shall not be obligated to cure any violation of a Legal Requirement to the extent such cure is or would be unnecessary or would have otherwise been cured due to the performance by Tenant of Tenant’s Initial Work in the demised premises.

8.02         Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord’s name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Legal Requirements with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

(a)           such non-compliance shall not subject Landlord to criminal prosecution or subject the Property to lien or sale;

(b)           such non-compliance shall not be in violation of any mortgage, or of any ground or underlying lease or any mortgage thereon;

(c)           Tenant shall indemnify and protect Landlord against any loss or injury by reason of such non-compliance; and

(d)           Tenant shall promptly, diligently and continuously prosecute such contest.  Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

8.03         All work performed pursuant to this Article by Tenant shall be performed in accordance with the provisions of Article 6 hereof relating to Alterations.

8.04         (a)           Tenant shall not bring, keep, use, or maintain any Hazardous Material on or about the demised premises.  If Tenant shall breach the foregoing covenant and such breach shall result in a violation of Legal Requirements or contamination in the demised premises or the Building, then Tenant shall indemnify, defend and hold Landlord and all holders of Superior Instrument and its and their respective directors, officers, invitees, agent, servants and employees harmless from any and all liabilities arising during or after the Term as a result of such violation or contamination.  Tenant shall, in accordance with applicable Legal Requirements, either remove such Hazardous Material or encapsulate such Hazardous Material and restore the demised premises to its condition prior to the removal of such Hazardous Material.  Notwithstanding the foregoing, any work required pursuant to the preceding sentence shall be performed at Landlord’s option, either by Tenant, at Tenant’s expense, utilizing a contractor designated by Landlord or by Landlord, in either case at Tenant’s reasonable expense.  This Section 8.04(a) shall not prohibit Tenant from maintaining materials, equipment and supplies, including, without limitation, printer chemicals, cleaning materials and materials used in the operation and maintenance of Tenant’s offices as is customary for office tenants provided such items are permitted, used, stored, safeguarded and disposed of as required by applicable Legal Requirements.

(b)           For the purposes of this Section, “Hazardous Materials” shall mean any and all materials defined or classified as “hazardous materials,” “hazardous waste,” “hazardous substance,” “toxic substance,” “hazardous pollutant,” “toxic pollutant” or “oil” pursuant to any relevant federal or state law, including without limitation 42 U.S.C. § 9601 et. seq. (CERCLA),

42, U.S.C. § 6901 et. seq. (RCRA), and any regulations promulgated pursuant to those statutes, all as amended.

(c)           Landlord represents that to its actual knowledge (without further inquiry) there are no Hazardous Materials in the Premises or in any areas of the Building that Tenant has the right to access pursuant to the provisions of this Lease.  During the performance by Tenant of its alterations (including Tenant’s Initial Work) in the demised premises during the Term of this Lease, Tenant shall use its best efforts not to release any asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”).  During the performance by Tenant of its alterations during the Term of the Lease, if Tenant shall encounter any asbestos-containing materials (“ACMs”) or presumed asbestos-containing materials (“PACMs”) (as such term is defined in the Occupational Safety and Health Administration asbestos rule (1995), 59 Fed. Reg. 40964, 29 CFR §1910.1001 et seq. and 1926.1101 et seq., clarification 60 Fed. Reg. 33974) which are required to be removed, encapsulated or otherwise remediated to comply with Legal Requirements, (i) Tenant shall promptly notify Landlord (which notice shall be accompanied by reasonably detailed documentation describing the nature and extent of the ACMs or PACMs), (ii) Landlord, at its sole cost and expense, shall remove or, subject to the following sentence, encapsulate such ACMs or PACMs as required to comply with Legal Requirements within 60 days after Tenant’s notice to Landlord provided, however, Tenant shall not exacerbate any such existing condition within the demised premises but, if Tenant does so, Tenant (without otherwise limiting Landlord’s rights) shall indemnify Landlord for such actions and be solely responsible for reimbursing Landlord upon demand for all incremental costs incurred by Landlord due to Tenant’s actions and (iii) thereafter, Tenant, at its sole cost and expense, shall comply with an Operating and Maintenance Plan relating to any ACMs or PACMs reasonably established by Landlord.  Notwithstanding the provisions of the preceding sentence, Landlord shall remove (and not encapsulate) any non-de minimis quantities of readily-accessible ACM’s or PACM’s so long as the cost of removal is less than twice the cost of encapsulation.  Tenant shall use commercially reasonable efforts not to disturb any existing ACMs or PACMs in the performance of its alterations and shall make reasonable modifications to its plans and specifications which do not affect the appearance or functionality of its alterations (except in a de minimis manner) if required to enable Landlord to encapsulate rather than remove such ACMs or PACMs.  If such modifications are not reasonably feasible due to Tenant’s design or if such modifications would materially increase Tenant’s costs in performing its alterations, then Landlord shall remove such ACMs or PACMs at its expense.  If Landlord fails to complete such work within the 60 day period referred to above, and Tenant notifies Landlord that, solely as a result of Landlord’s failure to complete the required treatment of the ACMs and PACMs within such 60 day period, Tenant will actually be delayed in completing the Tenant’s Initial Work, then, if Landlord has not completed such work within an additional ten day period, the Rent Commencement Date for the affected portion of such space (including any other space on the same floor in which, based on good construction practice, Tenant cannot reasonably perform its alterations until Landlord has completed such work), shall be deferred one day for each day that Tenant is actually so delayed, provided that Tenant shall have commenced and continued the performance of the Tenant’s Initial Work to the extent possible in accordance with good construction practice and scheduling.  Any disputes as to the provisions of the prior sentence shall be resolved in accordance with the commercial arbitration rules of the AAA.

ARTICLE 9

INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

9.01         Tenant shall not do or permit to be done any act or thing upon the demised premises which will invalidate or be in conflict with New Jersey standard fire insurance policies covering the Property, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Property to an amount higher than it otherwise would be; and Tenant, to the extent in its reasonable control, shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises.

9.02         If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Property shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord’s fire insurance premiums so caused; such reimbursement to be additional rent payable within ten (10) days after demand therefor by Landlord.  In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” of rates for the Property or demised premises issued by the body making fire insurance rates for the demised premises shall be presumptive evidence of the facts stated therein including the items and charges taken into consideration in fixing the fire insurance rate then applicable to the demised premises.

9.03         Landlord or its agents shall not be liable for any injury or damage to Tenant’s property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature.  The foregoing provision shall not relieve Landlord of its restoration obligations to the extent  expressly set forth in Article 10 of this Lease.

9.04         Landlord or its agents shall not be liable for any damage which Tenant may sustain if any window of the demised premises is broken, or temporarily or permanently closed, darkened or bricked upon for any reason whatsoever, except only Landlord’s arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant’s obligations under this Lease, nor shall the same constitute an eviction or constructive eviction.

9.05         Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises.  Subject to compliance with the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant’s own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05,

Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

9.06         Tenant shall give Landlord written notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

9.07         Tenant agrees to look solely to Landlord’s interest in the Building (including the net rents and net income received therefrom) for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, its partners, members, officers or shareholders, in the event of any liability by Landlord, and no other property or assets of Landlord, its partners, members, officers or shareholders shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord, its partners, members, officers or shareholders and Tenant hereunder, or Tenant’s use and occupancy of the demised premises, or any other liability of Landlord, its partners, members, officers or shareholders to Tenant.

9.08         (a)           Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that it will, at its sole cost and expense, include in its property insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Landlord and any tenant of space in the Property with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.  Tenant shall furnish Landlord upon demand evidence satisfactory to Landlord evidencing the inclusion of said clauses in Tenant’s insurance policies.

(b)           Provided that Landlord’s right of full recovery under its fire insurance policies is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees.  Provided that Tenant’s right of full recovery under its fire insurance policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant at the Property who shall have executed a similar waiver as set forth in this Section 9.08(b) for loss or damage to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same (i) is covered by Tenant’s insurance or (ii) exceeds the portion of Tenant’s deductible above $25,000 (even though Landlord has consented in Section 9.09 below to a higher deductible), notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

9.09         Tenant covenants and agrees to provide, at its expense, on or before the Commencement Date and to keep in force during the Term, naming Landlord, Mack-Cali Realty Corporation and Landlord’s agents as additional insured parties and Tenant as the insured party (a) a commercial general liability insurance policy written on an occurrence form (hereinafter referred to as a “Liability Policy”), including, without limitation, blanket contractual liability coverage, premises-operation, products/completed operations hazard, broad form property damage, independent contractor’s coverage and personal injury coverage protecting Landlord, Mack-Cali Realty Corporation, Landlord’s agents and Tenant against any liability occasioned by any occurrence on or about the demised premises or any appurtenances thereto, (b) a fire and other casualty policy (a “Fire Policy”) insuring the full replacement value of Tenant’s leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located in the demised premises against loss or damage by fire, theft, sprinkler leakage, boiler and machinery and such other risks or hazards as are insurable under present and future forms of “All Risk” insurance policies, (c) business interruption insurance and (d) workers compensation and employees liability insurance.  Such policies are to be written by good and solvent insurance companies licensed or authorized to do business in the State of New Jersey satisfactory to Landlord with a minimum A.M. Best’s rating of A/IX, and shall be in such limits as Landlord may reasonably require.  Landlord reserves the right to reasonably increase limits and adjust coverages as industry standards change.  As of the date of this Lease Landlord reasonably requires limits of liability under (i) the Liability Policy of not less than $5,000,000 combined single limit per occurrence for bodily or personal injury (including death) and property damage and (ii) the Fire Policy equal to the full replacement cost of Tenant’s leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located at the Property with a commercially reasonable deductible, which is presently $250,000.  Tenant will furnish Landlord with such information as Landlord may reasonably request from time to time as to the value of the items specified in clause (ii) above within ten (10) days after request therefor.  Such insurance may be carried (x) under a blanket policy covering the demised premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the demised premises is in the amounts required pursuant to this Section 9.09 and (y) under a primary liability policy of not less than $1,000,000 and the balance under an umbrella policy.  Prior to the time such insurance is first required to be carried by Tenant and thereafter upon the effective date of any such policy Tenant shall deliver to Landlord a certificate evidencing such insurance.  Said certificate shall contain an endorsement that the insurance company will endeavor to provide thirty (30) days’ prior notice to Landlord prior to any cancellation of Tenant’s insurance.  All insurance policies carried by Tenant shall be written as primary policies, not contributing with or secondary to coverage which Landlord carries.  Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant’s default.  Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Tenant in compliance with this Section 9.09 shall not modify, reduce, limit or impair Tenant’s obligations and liability under Article 38 hereof.

9.10         During the Term, Landlord shall maintain a Fire Policy insuring the full replacement value of the Building (exclusive of the cost of foundations and excavations) which may, at Landlord’s sole discretion, be maintained under a blanket policy, with such deductibles as Landlord deems appropriate.

ARTICLE 10

DAMAGE BY FIRE OR OTHER CAUSE

10.01       If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, except for Tenant’s Initial Work, all other leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located at the Property, at its expense with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

10.02       If the Building or the demised premises shall be damaged or destroyed by fire or other cause, then the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable or inaccessible for the period from the date of such damage or destruction to the date the damage shall be repaired or restored, such abatement to be granted on a pro rata basis if only a portion of the demised premises is rendered untenantable; provided, however, that should Tenant reoccupy a portion of the demised premises for the conduct of its business as to which the abatement is in effect during the period the restoration work is taking place and prior to the date that the whole of said demised premises are made tenantable and accessible, basic annual rent and additional rent allocable to such portion shall be payable by Tenant from the date of such occupancy.

10.03       If the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure made by Landlord or a reputable contractor designated by Landlord of more than twenty percent (20%) of the full insurable value of the Building immediately prior to the casualty (or ten percent (10%) if such casualty occurs during the last two years of the Term) then, so long as Landlord terminates all other leases in the Building as to which Landlord has such right of termination, Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty and upon such notice this Lease and the estate hereby granted, whether or not the Term shall have theretofore commenced, shall terminate as if that date was the Expiration Date.  In case of any damage or destruction mentioned in this Article 10 with respect to the Building which Landlord is required to repair and restore, within 90 days after the date of such damage, Landlord shall cause an independent contractor or engineer to deliver its written estimate of the time for such repair and restoration.  Landlord shall send Tenant a copy of such written estimate.  Tenant may terminate this Lease by notice to Landlord if (a) such estimated time shall exceed twelve (12) months after the date of such damage or (b) Landlord has not completed the making of the required repairs and restorations within twelve (12) months after the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure Causes (as defined in Article 34).  Tenant’s right to terminate this Lease pursuant to clause (a) shall be conditioned upon Tenant exercising such right of termination within fifteen (15) Business Days after receipt of the estimate (as to which date time shall be of the essence).

10.04       No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building or of the Complex arising from damage or destruction caused by fire or other casualty and Landlord shall not be required to do any such repair or restoration except on Business Days from 9:00 A.M. to 5:00 P.M.

10.05       Notwithstanding any of the foregoing provisions of this Article 10, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Property by fire or other cause by reason of some subsequent action or inaction on the part of Tenant or any of its officers, partners, directors, employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant’s rent, but the total amount of such rent not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

10.06       Landlord will not carry separate insurance of any kind on Tenant’s property (including, without limitation, any property of Tenant’s which shall become the property of Landlord as provided in Article 6), and, except as provided by law, shall not be obligated to repair any damage thereto or replace or clean the same, or any decorations, installations, equipment or fixtures installed by or for Tenant at Tenant’s expense.

10.07       The provisions of this Article l0 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty and any law providing for such a contingency now or hereinafter erected shall have no application in such case.

ARTICLE 11

ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

11.01       Except as otherwise expressly provided in this Article 11, Tenant shall not, whether voluntarily, involuntarily or by operation of law, without in each instance obtaining the prior consent of Landlord, (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet all or part of the demised premises or allow the same to be used or occupied by anyone other than Tenant, or (c) mortgage, pledge or encumber this Lease or all or part of the demised premises in any manner by reason of any act or omission on the part of Tenant.  For purposes of this Article 11, (i) the transfer, directly or indirectly, of a majority of any class of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any other entity (limited liability company, partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company which company owns 100% of a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) a so-called “takeover” agreement (i.e. an agreement where another entity agrees to become responsible for all or a portion of Tenant’s obligations under this Lease without actually entering into an assignment or sublease) shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a modification, amendment or extension without Landlord’s prior written consent of a sublease previously consented to by Landlord shall be deemed a new sublease.  Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, is in violation of the provisions of this Section 11.01.

11.02       (a)           The provisions of clauses (a) and (b) of Section 11.0l hereof shall not apply to (and, accordingly, Landlord’s consent shall not be required for) transactions entered into by Tenant with (i) an “affiliate” (as hereinafter defined) or (ii) a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant’s assets or stock are transferred, provided (A) Tenant is not then in monetary or material, non-monetary default beyond any notice and grace period under this Lease, (B) such merger, consolidation or transfer of assets or stock is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (C) the assignee or successor entity has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger, consolidation or transfer.

(b)           For purposes of this Article 11, an affiliate means (i) a corporation controlled by, controlling or under common control with Tenant (an “affiliated corporation”) or (ii) a partnership or joint venture or limited liability company in which Tenant or an affiliated corporation owns at least 51% of the general partnership or joint venture interest or membership interest therein.  Without limiting the generality of the foregoing, a corporation shall not be deemed controlled by another entity unless at least 51% of each class of its outstanding capital stock is owned, both beneficially and of record, by such entity.  If Tenant shall assign or transfer this Lease to an affiliate during the Free Rent Period (such assignment, an “Affiliate Free Rent Period Assignment”), then such assignment or transfer shall not be effective unless and until (in addition to delivery by Tenant to Landlord of the items pursuant to Section 11.03 hereof) Tenant shall deliver to Landlord cash or a Letter of Credit (as defined and further described in Section 40.02 hereof) in the amount of $5,000,000 (the “Affiliate Free Rent Period Security Deposit”) (as such amount may be increased proportionately if Tenant leases any additional space in the Building during such Free Rent Period), which shall be held by Landlord for a period of two years from the end of the Free Rent Period and otherwise in accordance with Article 40 hereof.  Notwithstanding the foregoing, Tenant shall not be obligated to deliver the Affiliate Free Rent Period Security Deposit if the net worth of such affiliate on the date of such assignment is equal to or in excess of the greater of (A) the net worth of Tenant on the Commencement Date or (B) the net worth of Tenant on the date of the assignment to the affiliate.

(c)           The provisions regarding the transfer of the capital stock of a corporate tenant set forth in Section 11.01 shall not apply to any corporation where its capital stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the “over the counter” market with quotations reported by the National Association of Securities Dealers.

11.03       Any assignment or transfer, whether made with Landlord’s consent as required by Section 11.0l or without Landlord’s consent pursuant to Section 11.02, shall not be effective unless and until (a) the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future, and (b) in the case of an assignment or transfer pursuant to Section 11.02 (other than to an affiliate), Tenant or its successor shall have delivered to Landlord financial statements certified by a reputable firm of certified public accountants evidencing satisfaction of the net worth requirements referred to in Section 11.02.  Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of basic annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the basic annual rent and all additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

11.04       The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord in connection with a mortgage or any other agreement with a third party extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant’s part to be performed under this Lease, and Tenant shall continue to be liable hereunder.  If any such agreement or modification operates to increase the obligations of Tenant under this Lease, the liability under this Section 11.04 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

11.05       (a)           If Tenant desires to assign or sublet all or part of the demised premises, other than as provided in Section 11.02, it shall notify Landlord in writing of Tenant’s intention to do so specifying in such notice whether it wishes to assign or sublet and, if to assign, the effective date thereof and any consideration payable by either party for such assignment and, if to sublet, the term of such sublease (including the commencement date) and the rental terms and whether it is for all or part of the demised premises and if for only a part thereof specifying on a plan such portion thereof (“Notice of Intent”).  Landlord shall have the right, but not the obligation, (i) with respect to a proposed assignment of this Lease, to terminate this Lease as of the “Termination Date” (as hereinafter defined) as to all of the demised premises or to accept an assignment from Tenant of this Lease as of the Termination Date, (ii) with respect to a proposed subletting of all or substantially all of the demised premises, to terminate this Lease as of the Termination Date as to all of the demised premises (or, at Landlord’s option, the portion of the demised premises covered by the proposed sublease in question if the same is for less than all of the demised premises) or to accept a sublease from Tenant for all of the demised premises (or, at Landlord’s option, the portion of the demised premises covered by the proposed sublease in question if the same is for less than all of the demised premises) for a term commencing on the Termination Date and ending on the Expiration Date (or, at Landlord’s option, ending on the expiration date specified in the Notice of Intent if earlier than the Expiration Date) and (iii) with respect to a proposed subletting of only a portion of the demised premises, to terminate this Lease only with respect to such portion of the demised premises as of the Termination Date or to accept a sublease from Tenant of such portion of the demised premises for a term commencing on the Termination Date and ending on the Expiration Date (or, at Landlord’s option, ending on the expiration date specified in the Notice of Intent if earlier than the Expiration Date).  Within thirty (30) days after Landlord receives Tenant’s Notice of Intent, Landlord shall notify Tenant whether Landlord elects to exercise any of such rights (“Response Notice”).  If Landlord exercises any of such rights, the Response Notice shall set forth the date (the “Termination Date”) as of which this Lease shall so terminate or such assignment or sublease shall be effective, which date shall be the same date set forth in Tenant’s Notice of Intent.

(b)           (i)            If in the Response Notice Landlord elects to terminate this Lease with respect to the entire demised premises, Tenant shall promptly execute and deliver to Landlord an instrument in form satisfactory to Landlord modifying this Lease so that the Term shall expire as of the Termination Date.

(ii)           If in the Response Notice Landlord elects to terminate this Lease with respect to only a portion of the demised premises, (x) Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease (including the adjustment of basic annual rent and the additional rent payable pursuant to Article 3 in proportion to that portion of the demised premises affected by such termination) in form satisfactory to Landlord providing for such termination as of the Termination Date and (y) Landlord shall, at Tenant’s sole cost and expense, perform all work, including the erection of demising walls, necessary to physically separate the portion of the demised premises so released from the Lease from the remainder of the demised premises.  In addition, if the portion of the demised premises so released from the Lease does not have direct access to a public corridor in the Building Landlord shall construct, at Tenant’s sole cost and expense, such a means of access.  All amounts payable to Landlord hereunder shall be paid simultaneously with the execution of any instrument confirming the termination of the Lease as to all or part of the demised premises contemplated hereby.

(iii)          If in the Response Notice Landlord elects to sublease all or a portion of the demised premises, Tenant shall promptly execute and deliver to Landlord a sublease with Landlord or Landlord’s designee in form reasonably satisfactory to Landlord’s and Tenant’s counsel and on all the terms contained in this Lease, except that:

(A)          the term of such sublease shall be as specified by Tenant in the Notice of Intent and the rental terms shall be the lesser of (1) those specified in this Lease on a per rentable square foot basis and (2) those offered in the Notice of Intent;

(B)           the sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that if the sublease is for less than all of the demised premises Tenant shall pay to subtenant the cost of performing all work, including the erection of demising walls, necessary to physically separate the subleased premises from the remainder of the demised premises and to provide direct access thereto from a public corridor in the Building (if the subleased premises does not have such access);

(C)           the subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, or assign the sublease, without Tenant’s consent;

(D)          the subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire or authorize;

(E)           the sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto;

(F)           any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord;

(G)           there shall be no limitation as to the use of the sublet premises by the subtenant thereunder, except that competitors of Tenant in the same line of business of Tenant as of the Commencement Date shall not be permitted to occupy or sublet the sublet premises;

(H)          any failure of the subtenant thereunder to comply with the provisions of the sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder if Landlord has consented to such non-compliance by subtenant or a default by Tenant hereunder; and

(I)            such sublease shall provide that Tenant’s obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such of the foregoing as were made prior to the effective date of the sublease.

(iv)          If in the Response Notice Landlord elects to have this Lease assigned to it, then Tenant shall assign this Lease to Landlord (or Landlord’s designee) by an assignment in form satisfactory to Landlord, effective on the Termination Date.  Tenant shall not be entitled to any consideration or payment from Landlord (or Landlord’s designee) in connection with any such assignment.  If the Notice of Intent provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord’s designee) on the date Tenant assigns this Lease to Landlord (or Landlord’s designee).

(c)           Tenant shall reimburse Landlord on demand for any costs incurred by Landlord to review a Notice of Intent, including without limitation any reasonable attorneys’ fees, which payment shall be payable even if Tenant subsequently withdraws same.

(d)           If Landlord shall not exercise (or shall not be entitled to exercise) any of its rights as set forth in paragraph (a) above, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or subletting of all or a portion of the demised premises as set forth in the Notice of Intent provided the provisions of Section 11.06 are complied with and provided further that such assignment or subletting is accomplished within 270 days following the giving of the Response Notice and on rental terms not less than 90% of those offered in the Notice of Intent failing which Tenant must again comply with the provisions of this Section 11.05; provided, however, that Landlord shall be required to provide a Response Notice within fifteen (15) business days of Landlord’s receipt of any such subsequent Notice(s) of Intent from Tenant.

(e)           If Landlord shall not exercise (or shall not be entitled to exercise) any of its rights as set forth in paragraph (a) above, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or subletting of all or a portion of the demised premises as set forth in the Notice of Intent provided the provisions of Section 11.06 are complied with.  If Landlord shall fail to notify Tenant, within 30 days after Landlord’s receipt of the required documentation, of Landlord’s consent or rejection of the proposed assignment or subletting, then Landlord’s consent to such assignment or subletting shall be deemed granted (and Tenant shall be free to proceed with such proposed assignment or subletting in accordance with such documentation), provided that Tenant shall have sent Landlord a second request for consent containing the following language and Landlord shall have failed to respond within five Business Days:  “THIS IS A SECOND REQUEST FOR APPROVAL OF THE PROPOSED ASSIGNMENT/SUBLETTING.  IF LANDLORD DOES NOT RESPOND TO THIS SECOND REQUEST WITHIN FIVE BUSINESS DAYS, LANDLORD’S CONSENT SHALL BE DEEMED GRANTED PURSUANT TO THE PROVISIONS OF THIS LEASE.”

11.06       Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the demised premises provided:

(a)           Tenant shall have complied with the provisions of Section 11.05 and Landlord shall not have made (or shall not be entitled to make) any of the elections provided for in paragraph (a) thereof.

(b)           Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant’s or assignee’s business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord;

(c)           The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved and the standards of Landlord in those respects for the Building, reasonably satisfactory to Landlord;

(d)           Tenant shall deliver an executed assignment or sublease to Landlord at the time Landlord’s consent is requested;

(e)           The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises are, in Landlord’s reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the demised premises are located;

(f)            provided that Landlord or any Landlord Affiliated Entity has, or will have within the next six months, comparable space in the Complex, the proposed subtenant or assignee is not then an occupant of any part of the Complex or a party who actively negotiated with Landlord, any Landlord Affiliated Entity or any of their respective agents (directly or through a broker) with respect to space in the Complex during the six months immediately preceding Tenant’s request for Landlord’s consent.  At Tenant’s request, Landlord shall advise Tenant as to whether a proposed assignee or subtenant identified by Tenant is an occupant of any part of the Complex or a party who dealt with Landlord within the time period specified above;

(g)           All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

(h)           Each assignment or sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to further assign or sublet all or part of the demised premises or to allow same to be used by others, without the consent of Landlord in each instance in accordance with this Article 11, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant’s obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the basic annual rent and additional rent due hereunder and (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant’s obligations hereunder or the acceptance of that party as a direct tenant;

(i)            Tenant shall reimburse Landlord on demand for any reasonable, out-of-pocket costs incurred by Landlord to review the proposed assignment or sublease in connection with the requested consent, including without limitation the cost of making investigations as to the acceptability of the proposed assignee or sublessee and any reasonable attorneys’ fees incurred by Landlord;

(j)            The proposed subtenant or assignee is not (i) a bank or trust company, safe deposit business, savings and loan association or loan company conducting a retail business in the demised premises; (ii) employment or recruitment agency; (iii) school, college, university or educational institution whether or not for profit; or (iv) a government or any subdivision or agency thereof;

(k)           In the case of a subletting of a portion of the demised premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

(l)            The subletting or assignment shall not be advertised at a lower rental rate than that being charged by Landlord at the time for similar space then available in the Building;

(m)          Landlord and Tenant shall have agreed on the computation required by Section 11.07 hereof; and

(n)           Tenant is not in monetary or material, non-monetary default beyond any notice and grace period under this Lease.

11.07       If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

(i)            in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale thereof, the net unamortized cost thereof determined on the basis of Tenant’s federal income tax returns), and less any of the following expenses to the extent actually and directly incurred by Tenant in connection with such assignment:  costs of altering and preparing the demised premises for new tenants or granting a cash work allowance in lieu thereof, brokerage commissions, marketing expenses, rent concessions then customary in the marketplace and attorneys’ fees and disbursements, provided that for purposes of computing amounts payable to Landlord under this clause (i), such costs shall be recouped in full by Tenant before profits are shared with Landlord; and

(ii)           in the case of a sublease, fifty percent (50%) of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant which is in excess of the basic annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less the net unamortized cost thereof determined on the basis of Tenant’s federal income tax returns), and less any of the following expenses to the extent actually and directly incurred by Tenant in connection with such subletting:  costs of altering and preparing the demised premises for subtenants or granting a cash work allowance in lieu thereof, brokerage commissions, marketing expenses, rent concessions then customary in the marketplace and attorneys’ fees and disbursements, provided that for purposes of computing amounts payable to Landlord hereunder such costs shall be recouped in full by Tenant before profits are shared with Landlord.

The sums payable under this Section 11.07 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

11.08       If Landlord exercises any of its options under Section 11.05, Landlord shall be free to, and shall have no liability to Tenant, if Landlord shall lease the demised premises or any portion thereof with respect to which one of such options exercised, to Tenant’s proposed assignee or subtenant, as the case may be if any such proposed assignee or subtenant shall exist.

ARTICLE 12

CERTIFICATE OF OCCUPANCY

12.01       Upon completion of Tenant’s Initial Work, Tenant, at its sole cost, shall obtain a certificate of occupancy to use the demised premises for general, executive and administrative office purposes.

ARTICLE 13

ADJACENT EXCAVATION - SHORING

If an excavation or other substructure work shall be made upon the Complex Land or the land adjacent to the Complex Land, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.  The foregoing is not intended to relieve Landlord from any obligations it may have to Tenant under Section 38.02.

ARTICLE 14

CONDEMNATION

14.01       (a)           If all or substantially all of the demised premises shall be lawfully condemned or taken by any Governmental Authority (as defined in Article 22) (hereinafter “Condemned”), this Lease and the estate granted hereby shall terminate as of the date of vesting of title in such Governmental Authority.

(b)           If less than all or substantially all of the rentable area of the demised premises shall be Condemned, then this Lease shall continue in effect as to the remaining portion of the demised premises but shall terminate as to the portion so Condemned as of the date of vesting of title in the Governmental Authority; provided, however, that if 25% or more of the rentable area of the demised premises shall be Condemned or if 25% or more of Tenant’s Parking Spaces shall be Condemned or must be forfeited, either Landlord or Tenant may, at their option, terminate this Lease and the estate granted hereby by giving written notice to the other within thirty (30) days after Landlord shall have received notice of the vesting of title in the Governmental Authority (a copy of which notice Landlord shall deliver to Tenant promptly after receipt thereof) in which event this Lease and the estate granted hereby shall terminate as of the last day of the month next succeeding the month in which such notice is given.

(c)           If twenty five percent (25%) or more of the Building or of the Complex (whether or not the demised premises is affected) shall be Condemned or if so much of the parking area located on the Complex Land shall be Condemned so that the number of parking spaces remaining shall in Landlord’s reasonable judgment be insufficient for the continued operation of the Building or the Complex, Landlord may, at Landlord’s option, terminate this Lease and the estate granted hereby by written notice given to Tenant within thirty (30) days after Landlord shall have received notice of the vesting of title in the Governmental Authority (a copy of which notice Landlord shall deliver to Tenant promptly after receipt thereof) in which event this Lease and the estate granted hereby will terminate on the last day of the month next succeeding the month in which such notice is given.

(d)           If neither Landlord nor Tenant elects to terminate this Lease pursuant to paragraph (b) or (c) above, this Lease shall be and remain unaffected by such condemnation, except that the basic annual rent and the additional rent payable under Article 3 shall be abated effective as of the date of the vesting of title in the Governmental Authority in proportion to the reduction in the rentable area of the demised premises resulting from such condemnation.

14.02       In the event of termination of this Lease in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the basic annual rent and additional rent payable hereunder shall be apportioned as of such date.

14.03       In the event of any condemnation of all or a part of the Property, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant.  Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, including, without limitation, any award for the unexpired portion of the Term and agrees that it shall not be entitled to receive any part of such award.  Tenant shall, however, be entitled to make a separate claim in such proceeding for loss of good will and moving expenses provided such award is in addition to and not in reduction of Landlord’s award from the Governmental Authority.

14.04       In the event of any partial taking which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises except for Tenant’s leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located at the Property, which shall be repaired, altered and restored by Tenant at its expense.  Landlord’s obligation under this Section 14.04 shall be limited in dollar amount to the net award (after deducting all expenses incurred in obtaining same) available from the Governmental Authority for the improvements taken or conveyed (exclusive of the award for the Complex Land or any portion thereof).

14.05       If the temporary use or occupancy of all or any part of the demised premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the demised premises (or portion thereof taken) and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the demised premises.  This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay basic annual rent and additional rent in full when due, but only up to the amount of use and occupancy awarded to Tenant.  If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the demised premises (or portion thereof taken) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date.

ARTICLE 15

ACCESS TO DEMISED PREMISES; CHANGES

15.01       Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises and that Landlord promptly repairs any damage to the demised premises caused by such installation.  Landlord shall, to the extent practicable, install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant’s layout or use of the demised premises.  Landlord or its agents or designees shall have the right, but, except in the case of an emergency, only upon reasonable advance notice to Tenant or any authorized employee of Tenant at the demised premises, to enter the demised premises, during and after business hours, at Landlord’s option, (a) for the making of such repairs or alterations or improvements as Landlord may deem, in its sole judgment, necessary or appropriate for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Complex and (b) for the purpose of inspecting them or exhibiting them to existing or prospective purchasers, mortgagees or lessees of all or part of the Land, Building or Property or to prospective assignees, agents or designees of any such parties.  Without limiting the foregoing, Landlord or its agents or designees shall have the right, but only upon notice to Tenant or any authorized employee of Tenant (except in the case of an emergency), to enter the demised premises so as to access the Building’s core mechanical, electrical and communications rooms and, not more than once monthly (except in an emergency).  Landlord shall be allowed to take all material into and upon the demised premises (but not store such material in the demised premises) that may be required for the repairs or alterations or improvements above mentioned and may take over discrete portions of the demised premises not in excess of five percent (5%) at any one time to the extent necessary to perform such work or to ensure the safety of Tenant’s personnel without the same constituting an actual or constructive eviction of Tenant in whole or in part, and the rent reserved hereunder shall not abate while said repairs or alterations or improvements are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work.  Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

15.02       Landlord reserves the right, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building and common areas of the Complex (including without limitation the parking areas); provided, however, that access to and use of the Building shall not be cut off, there shall be no unreasonable obstruction of access to and use of the demised premises and the services required to be provided by Landlord to the demised premises under Article 21 of this Lease shall not be reduced.

15.03       Landlord may, at reasonable times and upon reasonable advance notice to Tenant, (a) during the twelve (12) months prior to expiration of the Term exhibit the demised premises to prospective tenants and (b) at any time during the Term, exhibit the demised premises to actual and prospective holders of Superior Instruments or purchasers of all or any portion of the Complex.

15.04       If, after oral notice, Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or emergency, Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property) and without in any manner affecting the obligations and covenants of this Lease.  In all other cases, Tenant, at its option, may make a representative available at all such inspections.

ARTICLE 16

CONDITIONS OF LIMITATION

16.01       This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant or any guarantor of Tenant’s obligations hereunder shall become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or Tenant or any such guarantor shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Tenant or such guarantor or any property of any thereof, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian shall be appointed for Tenant or any such guarantor or for a substantial part of the property of any thereof and not be discharged within 90 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, shall be commenced in respect of Tenant or any such guarantor, and, if not commenced by Tenant or such guarantor, be consented to or acquiesced in by Tenant or such guarantor, shall result in the entry of an order for relief or shall remain for 90 days undismissed; or Tenant or any such guarantor shall take any corporate action to authorize, or in furtherance of, any of the foregoing, then Landlord may at any time after receipt of notice of the occurrence of any such event, give Tenant a notice of intention to end the Term at the expiration of five (5) Business Days from the date of service of such notice of intention, and upon the expiration of said five (5) Business Day period this Lease and the term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

16.02       This Lease and the term and estate hereby granted are subject to further limitation as follows:

(a)           whenever Tenant shall fail to pay any installment of basic annual rent or any additional rent or any other charge payable by Tenant to Landlord, on the day the same is due and payable pursuant to the terms hereof, and such default shall continue for ten (10) Business Days after Landlord shall have given Tenant a notice specifying such default, or

(b)           whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder (except as provided in clauses (a), (c), (d), (e) and (f) of this Section 16.02) and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuation of the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not (i) within said thirty (30) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation and (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion, all steps necessary to remedy the same, or

(c)           whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or

(d)           whenever Tenant shall abandon the demised premises, unless Tenant locks and takes reasonable security precautions to attend to and safeguard the demised premises and keeps the blinds in the demised premises closed, or

(e)           whenever Tenant shall default in complying with the provisions of Section 6.02 with respect to the discharge of mechanic’s liens within the time period therein provided, or

(f)            whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within ten (10) business days after Landlord shall have given to Tenant a notice specifying the same, or

(g)           if Tenant is required and fails to deliver the Rating Change Security Deposit (as hereafter defined), which failure shall continue for five (5) Business Days after Landlord’s notice to Tenant of such failure, then in any of said cases set forth in the foregoing clauses (a), (b), (c), (d), (e), (f) and (g) Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) Business Days from the date of the service of such notice of intention, and upon the expiration of said five (5) Business Days this Lease and the term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

ARTICLE 17

RE-ENTRY BY LANDLORD, INJUNCTION

17.01       If Tenant shall fail to pay any installment of basic annual rent, or of any additional rent payable by Tenant to Landlord on the date the same is due and payable, and if such default shall continue for five (5) Business Days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall terminate as in Article 16 provided, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom.  The word re-enter, as herein used, is not restricted to its technical legal meaning.

17.02       In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction upon notice to Tenant.  The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

17.03       If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, then (a) Tenant shall thereupon pay to Landlord the basic annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18, and (b) Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any basic annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

17.04       Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

ARTICLE 18

DAMAGES

18.01       If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

(a)           a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, discounted at a per annum rate equal to the Interest Rate, of

(1)           the aggregate of the basic annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of Taxes and Property Expenses shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

(2)           the aggregate rental value of the demised premises for the same period, or

(b)           sums equal to the basic annual rent and the additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date; provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease.  In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder for the period of such re-letting, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord.  If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent payable pursuant to such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

18.02       Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.  Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

ARTICLE 19

LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under any of the terms or provisions of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case if Tenant shall fail to remedy such default after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any reasonable expenditures or incurs any obligations for the payment of money in connection with such default, including without limitation, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate from the date paid or incurred, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor.  The provisions of this Article 19 shall survive the expiration or other termination of this Lease.

ARTICLE 20

QUIET ENJOYMENT

Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant’s rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, and Tenant shall be entitled to use and occupy the demised premises in accordance with the provisions of this Lease, subject however, to the provisions of this Lease (including without limitation, the provisions of Article 25 hereof with respect to Superior Instruments (as defined in Article 25 hereof) which affect this Lease), and Tenant shall have access to the Premises 24 hours per day, 7 days per week (subject to Force Majeure Causes and subject to and in accordance with the security rules and regulations for the Building).

ARTICLE 21

SERVICES AND EQUIPMENT

21.01       From and after the Commencement Date, Landlord shall operate and maintain the Building, the Building Systems (as defined in Section 21.06) and the Common Areas (and Plaza II, to the extent such operation and maintenance materially affects Tenant’s occupancy of the demised premises in accordance with this Lease) as a first-class office building comparable to other first-class office buildings in the vicinity of the Building (including, without limitation, other buildings within the Complex) and shall:

(a)           Provide necessary passenger elevator facilities on Business Days from 8:00 A.M. to 6:00 P.M. and shall have at least one elevator which accesses the entire demised premises subject to call at all other times.  At Landlord’s option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods.  Tenant shall use passenger elevators solely for the transportation of its employees and invitees and not for freight handling, the delivery of packages requiring hand trucks or other similar items or the removal of refuse.

(b)           Provide non-exclusive freight elevator service on a first come-first served basis (i.e., no advance scheduling) on Business Days from 8:00 A.M. to 12:00 Noon and 12:30 P.M. to 5:00 P.M. and on a reserved basis at all other times upon the payment of Landlord’s then established charges therefor (which, as of the date of this Lease, are $65 per hour, with a four-hour minimum).  All deliveries to Tenant shall be made at freight docks located on the ground floor or at such other locations as Landlord may from time to time designate.  Without limiting the foregoing provisions of this subparagraph (b), Landlord shall, at Tenant’s election, provide for Tenant’s exclusive use, the freight elevator shown on Schedule M (the “Dedicated Elevator”) without charge during the performance of Tenant’s Initial Work.  Tenant accepts the Dedicated Elevator in “as is” condition, provided that the Dedicated Elevator is in good working order as of the Commencement Date.  Tenant, at Tenant’s sole cost and expense, shall be responsible for all renovation, repairs, maintenance and costs of operation of the Dedicated Elevator, including without limitation, the cost of electric (which Tenant, at Tenant’s sole cost, shall cause the Dedicated Elevator to be measured by its existing direct meter serving the demised premises) and costs to ensure that the Dedicated Elevator is in compliance with Legal Requirements and to reprogram the Dedicated Elevator.  Notwithstanding any of Tenant’s foregoing rights to use of the Dedicated Elevator, Tenant’s use the Dedicated Elevator shall be prohibited if such use would result in jurisdictional labor disputes or strikes at the Property or conflict with the terms of any contract with such workers or servicers.

(c)           Maintain and keep in good order and repair the Building condenser water system and provide condenser water to all base Building DX Units which exclusively serve the demised premises on Business Days between the hours of 8:00 a.m. - 6:00 p.m., and Saturdays between the hours of 8:00 a.m. — 1 p.m., in accordance with the HVAC specifications set forth in Schedule D; it being understood that in no event shall Landlord be responsible for the maintenance or repair of any other air conditioning, heating or ventilating systems (on portions thereof) (whether installed by Landlord or Tenant), including, without limitation, systems that are installed to service Tenant’s data processing, computer or telephone operations, and Landlord shall only be responsible for the maintenance and repair of the base building DX Units exclusively serving the demised premises.  If applicable through Tenant’s expansion, Landlord shall be responsible for the maintenance and repair of the base Building DX Unit(s) serving the 2nd Floor Expansion Space, the 6th Floor Expansion Space and any Offer Space.  Tenant agrees that the base Building DX Units serving the demised premises shall contribute the proportionate share of ventilated air and air-conditioning to the common areas of the floors on which the demised premises is located.  Landlord has informed Tenant that the windows of the demised premises and the Building are sealed, and that the demised premises may become uninhabitable and the air therein may become unbreatheable during the hours or days when Landlord is not able to furnish condenser water to the demised premises or when the DX Units are not operational.  Any use or occupancy of the demised premises during such hours shall be at the sole risk, responsibility and hazard of Tenant, and Landlord shall have no responsibility or liability therefor.  Such condition of the demised premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an actual or constructive eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the demised premises.  Tenant shall cause and keep entirely unobstructed at all times all the vents, intakes, and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the condenser water systems and base building DX Units.  Nothing contained herein shall be deemed to require Landlord to furnish at Landlord’s expense such electric energy as is required to operate the air conditioning system serving the demised premises.  Subject to the provisions of Article 4 hereof all such electric energy shall be furnished to Tenant at Tenant’s cost and expense, and Tenant shall cause all the DX Units exclusively serving the demised premises to be connected to the direct meter(s) (or submeter(s) if applicable) measuring Tenant’s consumption of electricity.  If Tenant shall require condenser water at any times other than those specified in the initial sentence of this Section 21.01(c), Landlord shall furnish such service to Tenant upon reasonable prior notice to Landlord at Landlord’s standard charges therefor, subject to increases in such rate from time to time; provided, that any future increases in such rate shall be confined to the same percentage increase as the increase in Landlord’s cost of operating, maintaining, repairing and replacing the Building condenser water system (including, without limitation, a reasonable allocation in respect of the depreciation of such system).  As of the date of this Lease, Landlord shall charge Tenant the amount of $35 per hour per DX Unit for such overtime condenser water service, which shall be subject to increase based upon the percentage increase in Landlord’s costs described in the preceding sentence.  Landlord shall connect the base building DX Units serving the demised premises to Landlord’s Building Management System.

(d)           Provide the cleaning and janitorial services described on Schedule E annexed hereto on Business Days.  The cost of such cleaning and janitorial services provided to Tenant and other tenants and occupants of the Building and the cost of cleaning and janitorial services for the Common Areas shall be included in Operating Expenses and Common Area

Operating Expenses.  Tenant shall employ Landlord or Landlord’s cleaning contractor to provide any cleaning and janitorial services in excess of those specified in Schedule E and Tenant shall deliver to Landlord a list setting forth in reasonable detail all such excess cleaning and janitorial services.  Landlord, its cleaning contractor and their employees shall have access to the demised premises at all times after 5:30 P.M. and before 8:00 A.M. and shall have the right to use, without charge therefor, all light, power and water in the demised premises reasonably required to clean the demised premises as required under this Section 21.01.  Tenant shall comply with any rules Landlord and/or its cleaning contractor and/or any consultant to Landlord may establish regarding the management and recycling of solid waste, as may be necessary for Landlord to comply with any Legal Requirements, including without limitation the New Jersey Department of Environmental Protection Rules on Coastal Resources and Development (N.J.A.C. 7:7E - 1.1).

(e)           Furnish water for lavatory and drinking, dishwashing, icemaking and office cleaning purposes.  If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant’s water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s cost of other means of measuring such water consumption by Tenant.  Tenant shall reimburse Landlord for the cost of all water consumed in excess of that estimated to be consumed for lavatory, drinking and office cleaning purposes, as measured by said meter or meters or as otherwise measured, including sewer rents.

(f)            Maintain the Common Areas in good order and repair.

(g)           Maintain an operable security program with respect to ingress and egress for the Building and Common Areas in accordance with the standard set forth in the first paragraph of this Section 21.01.

21.02       Landlord reserves the right without any liability whatsoever, or abatement of basic annual rent or additional rent, to stop the heating, air conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant’s use and enjoyment of the demised premises, but Landlord shall not be obligated to employ overtime or premium labor therefor.

21.03       It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord (which authorization shall be granted only if the employment of such person, firm or corporation would not result in jurisdictional disputes or strikes or cause disharmony with other workers or servicers employed at the Property or conflict with the terms of any contract with such workers or servicers) will be permitted to furnish laundry, cable television and other similar services to tenants and licensees in the Building.  Landlord may fix, in its reasonable judgment, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished.  Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers.  Landlord expressly reserves the right to exclude from the Building any messenger service.  It is understood, however, that Tenant or regular office employees or guests of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may (i) personally bring food or beverages into the Building for consumption within the demised premises by employees or guests of Tenant, or (ii) order food or beverages for delivery from take-out or catering establishments, provided that such deliveries do not materially cause elevator delays nor inconvenience the other tenants of the Building.  No food or beverage may be brought into the Building for resale to or for consumption by any other tenant.

21.04       Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

21.05       Landlord shall provide a path for Tenant to install up to four, 4” conduits from the telecommunications point of entry into the Building to a base Building communications closet reasonably designated by Landlord that Tenant shall maintain at its expense.  Provided that Tenant’s provider of telecommunication and information technology services signs Landlord’s standard form of license agreement, Landlord shall not exclude such carrier from the Building.

21.06       If (i) by reason of Landlord’s making or failure to make repairs, alterations or replacements made or required to be made by Landlord pursuant to this Lease, including structural repairs, or (ii) the Building heat, ventilation or air-conditioning, electrical or plumbing systems or the Building elevators serving the demised premises (collectively, the “Building Systems”) shall not be provided by Landlord as required by this Lease (a “Landlord Failure”), and as a result of such Landlord Failure (a) the demised premises or a material portion thereof is rendered unusable for the normal conduct of Tenant’s or its affiliates’ business and (b) Tenant and its affiliates cease to use such affected portion of the demised premises for the conduct of its or their business, and (c) such Landlord Failure continues unremedied for more than ten (10) consecutive days, then provided that such unusability shall not have resulted from any act, omission, negligence or willful misconduct of Tenant (or its affiliates) or any of its contractors, agents, representatives, principals, employees, servants, licensees or invitees, the basic annual rent and the Additional Rent payable under Article 3 of this Lease shall be abated during the time that such portion of the demised premises or, if applicable, the entire demised premises, remains unusable and unused by reason of such Landlord Failure after such tenth consecutive day in the aggregate, apportioned according to the rentable area of the demised premises so rendered unusable and unused.  Tenant shall not be deemed in occupancy of the demised premises or the portion thereof affected by a Landlord Failure notwithstanding the fact that Tenant and its affiliates have not removed Tenant’s Property therefrom and Tenant and its affiliates may have a security presence therein, so long as no business is conducted therein (other than temporary activities conducted in order to move Tenant’s and its affiliates’ normal business activities elsewhere).  Nothing contained in this Section 21.06 is intended to, or shall be deemed to, make any event described in or contemplated by Articles 10, 14 or 34 a Landlord Failure.  The abatement of basic annual rent and Additional Rent under this Section 21.06 shall be Tenant’s exclusive remedy for the Landlord Failure.  Without limiting the previous sentence, Landlord shall not be liable for consequential damages claimed to have resulted from the Landlord Failure.

ARTICLE 22

DEFINITIONS

22.01                     “Landlord” means only the owner, or the mortgagee in possession, for the time being of the Building and Land (or the owner of a lease of the Building or of the Building and the Land), so that in the event of any transfer of title to the Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to the Land and Building or said lease, or the said lessee of the Building or of the Land and Building, that the transferee or the lessee, as applicable, has assumed and agreed to carry out any and all such future covenants, obligations and liabilities of Landlord hereunder.

22.02                     “Business Days” or “business days” shall exclude Saturdays, Sundays and all days observed as federal, state and municipal holidays and all other days recognized as holidays under any union contract affecting the Property.

22.03                     “Interest Rate” means a rate per annum equal to the lesser of (a) two percent (2%) above the prime commercial lending rate of Citibank N.A., as published from time to time in the New York Times or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay.

22.04                     “Legal Requirements” means laws, statutes and ordinances, including, without limitation, the Americans with Disabilities Act of 1990 (as amended), environmental laws and regulations, building codes and zoning regulations and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards including boards of fire underwriters, New Jersey fire insurance rating organizations and all similar organizations, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority (each, a “Governmental Authority”), whether now or hereafter in force, which may be applicable to the Property or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

22.05                     “Common Areas” means those portions of the Complex Land and/or the Property intended at the applicable point in time at which the Common Areas are to be delineated to be for the common use by the tenants and/or owners of the Complex, or any portion thereof, and their respective customers, employees, lessees, licensees and invitees, which Common Areas shall include, without limitation, any so-called “Limited Common Areas” i.e., areas adjacent to one or more of the buildings at the Complex, the use of which Common Areas may be restricted in whole or in part to the tenant(s) of such building or buildings.  Common Areas shall include, without limitation, those portions of The Harborside Financial Center designated from time to time by Landlord as (i) plaza areas, (ii) pedestrian walkways, (iii) parking premises including, without limitation, any parking garages, and (iv) those roads, exits, entrances, driveways, ramps, streets, curb cuts, pedestrian walkways and sidewalks which are intended for use as pedestrian and/or vehicle access, ingress and egress from various portions of the Complex to the parking premises, other portions of the Complex and public streets.

ARTICLE 23

INVALIDITY OF ANY PROVISION

If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

ARTICLE 24

BROKERAGE

Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than the Brokers in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the Brokers, with respect to this Lease or the negotiation thereof if such claim or claims by any such broker or agent are based in whole or in part on dealing with Tenant or its representatives.  Landlord shall indemnify and hold Tenant harmless from any and all claims by Brokers against Tenant arising from Landlord’s failure to pay such compensation, commissions or charges to which Brokers are due and entitled to pursuant to separate agreements.

ARTICLE 25

SUBORDINATION

25.01                     This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the Land, the Complex Land, the Building or the Complex and to all mortgages which may now or hereafter affect such leases, the Land, the Complex Land, the Building or the Complex, and to all renewals, refinancings, modifications, replacements and extensions thereof (hereinafter called “Superior Instruments”); provided that, only to the extent such Superior Instrument affects the Building, the holder of such Superior Instrument shall have executed and delivered a non-disturbance and attornment agreement in the standard form of such holder in favor of Tenant and any permitted assignee.  Notwithstanding anything contained in this Section 25.01 to the contrary, if said holder executes and delivers a non-disturbance and attornment agreement in the form herein described and Tenant either fails or refuses to execute and deliver such agreement within ten (10) business days after delivery of such agreement to Tenant, then this Lease shall automatically and without further act be deemed to be subject and subordinate to such Superior Instrument and such non-disturbance and attornment agreement shall then be deemed to be in effect with respect to such Superior Instrument.  The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the holder of any Superior Instrument or any of their respective successors in interest may request to evidence such subordination, within seven (7) business days after such request.  Landlord represents that there are no existing Superior Instruments affecting the Land or the Building on the date hereof.

25.02                     In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant will, at the option to be exercised in writing by the holder of any such Superior Instrument or any purchaser, assignee or lessee, as the case may be, either (i) attorn to it and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if it were the landlord originally named in this Lease, or (ii) enter into a new lease with it for the remaining term of this Lease and otherwise on the same terms and conditions (including, without limitation, basic annual rent and additional rent) and with the same options, if any, then remaining.  The foregoing provisions of clause (i) of this Section 25.02 shall inure to the benefit of and bind such holder of a Superior Instrument, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to such option and to said provisions.  Tenant, however, upon demand of any such holder of a Superior Instrument, purchaser, assignee or lessee agrees to execute, from time to time, within seven (7) business days after a request therefor, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such holder of a Superior Instrument, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

25.03                     Notwithstanding anything contained herein to the contrary under no circumstances shall any such holder of a Superior Instrument, purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

(a)                                  liable for any act, omission or default of any prior landlord, except to the extent the act, omission or default continues after the party obtains possession of the Property; or

(b)                                 subject to any offsets, claims or defenses which Tenant might have against any prior landlord; or

(c)                                  bound by any basic annual rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

(d)                                 bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval.

25.04                     If, in connection with the financing of the Building or the Complex, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications provided the same do not (i) increase the basic annual rent or additional rent payable by Tenant, (ii) reduce the term hereof, (iii) extend the Term hereof or (iv) adversely affect any of Tenant’s rights or increase its obligations (except in a de minimis manner).

25.05                     Any holder of a Superior Instrument may at any time and from time to time elect to have this Lease made prior to such Superior Instrument and, upon notification of such election from such holder to Tenant, this Lease shall have priority over such Superior Instrument, whether this Lease is dated, executed, delivered and/or recorded prior or subsequent to the date such Superior Instrument is dated, executed, delivered and/or recorded.

25.06                     Tenant shall give each holder of a Superior Instrument a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such holder.  If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in this Lease, then each such holder shall have an additional thirty (30) days after receipt of such notice within which to cure such default, or if such default cannot be cured by such holder within that time (because such holder must first obtain possession of the demised premises or other portions of the Complex, or otherwise), then such additional time as may be necessary if, within such 30 days, any such holder has commenced and is diligently pursuing the acknowledged remedies reasonably necessary to cure such default, in which event this Lease shall not be terminated while such remedies are being so diligently pursued, it being acknowledged by Tenant that such holder shall not be obligated to remedy or cause to be remedied such default.

ARTICLE 26

CERTIFICATE OF TENANT

26.01                     Tenant shall, without charge, at any time and from time to time, within ten (10) Business Days after request by Landlord, execute, acknowledge and deliver to Landlord, the holder of a Superior Instrument or any other person, firm or corporation specified by Landlord, a written instrument in the form attached hereto as Schedule F or such other form as may be required by the holder of any Superior Instrument, provided that Landlord shall not request such written instrument except for a legitimate business purpose.  If Tenant believes that any of the certifications contained therein are inaccurate, said written instrument shall set forth, in reasonable detail, the basis for Tenant’s assertions that such certifications are inaccurate.

26.02                     Tenant agrees that, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future Superior Instrument or by an assignment of this Lease to the holder of such Superior Instrument, and, in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease, Tenant will not exercise such right until Tenant shall have first given written notice of such act or omission to the holder of any Superior Instrument who shall have furnished such holder’s last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission.  Tenant further agrees not to exercise any such right if the holder of any such Superior Instrument commences to cure such act or omission within a reasonable time after having received notice thereof and diligently prosecutes such cure thereafter.

26.03                     To the extent such documentation and financial information is not publicly available, Tenant shall, without charge, at any time and from time to time, deliver to Landlord within ten (10) days after request therefor (a) copies of the most current financial statements of Tenant and of any guarantor of Tenant’s obligations under this Lease certified by an independent certified public accountant and (b) such further detailed financial information with respect to Tenant and any such guarantors as Landlord or the holder of any Superior Instrument may request.

ARTICLE 27

LEGAL PROCEEDINGS, WAIVER OF JURY
TRIAL, WAIVER OF TERMINATION RIGHTS

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, unless Tenant receives an opinion from its attorneys specifying the basis for the conclusion contained therein, that such waiver will result in the waiver of its right to bring such claims in a separate proceeding under applicable law.  Tenant waives all rights now or hereafter conferred by law (including, without limitation, the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7), (a) to quit, terminate or surrender this Lease or the demised premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the basic annual rent or additional rent payable under this Lease, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law.

ARTICLE 28

SURRENDER OF PREMISES

28.01                     Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

28.02                     If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Term, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law.  During such tenancy, Tenant agrees to (a) pay to Landlord, for the first 60 days of such holdover, on a monthly basis, the greater of the fair market rental value of the demised premises or one hundred fifty percent (150%) and, thereafter during such holdover, on a monthly basis, the greater of the fair market rental value of the demised premises or two hundred percent (200%), of (x) the basic annual rent and (y) all additional rent payable by Tenant for the last month of the Term and (b) be bound by all of the terms, covenants and conditions herein specified.  In the case of any holdover by Tenant which continues for more than ninety (90) days (plus up to an additional thirty (30) days attributable to Force Majeure Causes affecting Tenant), Tenant shall be liable to Landlord for and indemnify Landlord against (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the demised premises (a “New Tenant”) by reason of the late delivery of space to the New Tenant as a result of Tenant’s holding over or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant, (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant and (iii) any claim for damages by any New Tenant.  No holding over by Tenant after the Term shall operate to extend the Term.  Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Section 28.02 shall not preclude Landlord from commencing and prosecuting a hold over or summary eviction proceeding.

ARTICLE 29

RULES AND REGULATIONS

29.01                     Tenant and Tenant’s servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule G hereto entitled “Rules and Regulations” and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations, as originally or as hereafter adopted, the provisions of this Lease shall control.  Reasonable written notice of any additional Rules and Regulations or changes shall be given to Tenant.

29.02                     Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Complex, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

29.03                     No Rule or Regulation shall be enforced against Tenant unless such Rule or Regulation is being enforced against other tenants or occupants of the Building under similar circumstances, if a similar rule or regulation is contained in or promulgated pursuant to the leases and occupancy agreements between Landlord and such tenants or occupants.

ARTICLE 30

CONSENTS AND APPROVALS

30.01                     (a)                                  Whenever Landlord’s consent or approval is required in this Lease, Landlord shall not unreasonably delay notifying Tenant whether its approval shall be granted or withheld.

(b)                                 When in this Lease Landlord’s consent or approval is required and this Lease provides that Landlord’s consent or approval shall not be unreasonably withheld or conditioned and Landlord shall refuse such consent or approval, or in any instance in which Landlord shall delay its consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.  Notwithstanding the foregoing, if Tenant desires to determine any dispute as to the reasonableness of Landlord’s decision to refuse such consent or when such consent has been deemed refused (including pursuant to Articles 6 and 11) by arbitration, then within ten (10) Business Days after Tenant’s notifying Landlord of its desire to arbitrate, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said ten (10) Business Days, then the arbitrator chosen by the other party shall make the determination alone.  The two arbitrators shall designate a third arbitrator.  If the two arbitrators shall fail to agree upon the designation of a third arbitrator within ten Business Days after the designation of the second arbitrator, then either party may apply to any court having jurisdiction for the designation of such arbitrator.  All arbitrators shall be independent persons who shall have had at least ten years of continuous experience in (i) the business of owning or managing real estate in Jersey City, New Jersey or (ii) acting as a commercial leasing broker in Jersey City, New Jersey.  The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination within five Business Days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant, or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant.  Judgment upon any determination rendered shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court.  Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this paragraph, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this paragraph, and the parties shall share all other expenses and fees of any such arbitration.  Notwithstanding the foregoing, if the arbitrators shall determine that the non-prevailing party has acted maliciously or in bad faith, then such non-prevailing party shall pay all of such reasonable counsel fees and expenses.  The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

(c)                                  Whenever Landlord’s consent or approval is required in this Lease and this Lease does not provide that such approval or consent shall not be unreasonably withheld,

Landlord may determine in its sole discretion whether to grant such consent or approval, regardless of whether such refusal to consent or approve may be deemed arbitrary.

ARTICLE 31

NOTICES

31.01                     Any notice or demand, consent, approval or disapproval, or statement (collectively called “Notices”) required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing and unless otherwise required by such law or regulation, shall be personally delivered or by nationally recognized overnight courier service, or sent by United States mail postage prepaid as registered or certified mail, return receipt requested.  Any Notice shall be addressed to Landlord or Tenant, as applicable, at its address set forth on page 1 of this Lease as said address may be changed from time to time as hereinafter provided.  By giving the other party at least ten (10) days prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notices.

31.02                     Any Notice shall be deemed given as of the date of delivery as indicated by affidavit in case of personal delivery or by the return receipt in the case of mailing; and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or on the return receipt or by notice of the postal service, as the case may be.

31.03                     In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one other person or entity designated in such request, such service to be effected as provided in Section 31.01 hereof.

ARTICLE 32

NO WAIVER

32.01                     No agreement to accept a surrender of this Lease shall be valid unless such agreement is in writing and signed by Landlord and Tenant.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease.  The delivery of keys to any employee of Landlord or of Landlord’s agent shall not operate as a termination of this Lease or a surrender of the demised premises.  In the event Tenant at any time desires to have Landlord sublet the premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease.  The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord, or the payment by Tenant, of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Complex shall not be deemed a waiver of any such Rules and Regulations.  No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

32.02                     This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE 33

CAPTIONS

The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

ARTICLE 34

INABILITY TO PERFORM

If, by reason of (1) strike or lockout, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, (6) fire or other casualty, (7) war or terrorism, (8) legal challenges to the validity or issuance of any permits, consents, certificates, licenses or approvals required from any Governmental Authority for the Initial Work, (9) acts of God or (10) any other cause beyond Landlord’s or Tenant’s reasonable control (“Force Majeure Causes”), Landlord or Tenant shall be unable to fulfill its obligations under this Lease or, in the case of Landlord, shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant’s obligation to pay rent hereunder shall in no wise be affected, impaired or excused, except as otherwise expressly provided in this Lease.  The inability of a party to pay for goods or services or to meet its debts shall not excuse such party from performing its obligations under this Lease.

ARTICLE 35

NO REPRESENTATIONS BY LANDLORD

Tenant shall accept the demised premises in “as is” condition on the Commencement Date, subject only to completion of Landlord’s Work and Punch-list Items.  The demised premises are delivered without any representation or warranty whatsoever by Landlord or Landlord’s agents as to the condition of the demised premises or the value thereof or the utility thereof or usefulness for any particular purpose or any other matter or thing relating in any way to the demised premises or the Property, other than as specifically provided in this Lease.  Tenant acknowledges that Landlord, has not made and does not make, and Tenant is not relying upon, any representations or warranties as to the physical condition, quality, value or character or other matter relating to or affecting the demised premises, the Building or the Property other than those contained in this Lease.  Notwithstanding the foregoing, Landlord represents to Tenant that, as of the date of this Lease, the Building Systems serving the demised premises shall be in good working order, subject to the completion of Landlord’s Work, which may affect the operation of certain Building Systems.  In addition, the provisions of this Article 35 are not intended to relieve Landlord from its obligations under the last sentence of Section 8.01.

ARTICLE 36

NAME OF COMPLEX/BUILDING

The name of the Complex shall be Harborside Financial Center and the name of the Building shall be Plaza III.  Landlord shall have the full right at any time upon reasonable advance notice to Tenant to name and change the name of the Complex or the Building and to change the designated address of the Complex or the Building.  The Complex or the Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Complex or the Building.

ARTICLE 37

PARKING

37.01                     From and after the Commencement Date, Landlord shall make Tenant’s Parking Spaces available to Tenant and Tenant shall hire same from Landlord, in such areas (the “Parking Areas”) of the Property as Landlord shall periodically designate for parking.  As set forth in the Reference Page, at Tenant’s option, the number of Tenant’s Parking Spaces may be irrevocably decreased for the balance of the Term upon notice by Tenant to Landlord given by July 1, 2009 designating the number of Tenant’s Parking Spaces Tenant no longer wishes to have made available.  Landlord makes no representations or guarantees whatsoever as to the specific location of Tenant’s Parking Spaces or whether Tenant’s Parking Spaces will be under cover or open.  Tenant’s Parking Spaces shall be used exclusively for the parking of standard size passenger vehicles (or smaller cars), belonging to or leased to or operated by Tenant, any of Tenant’s permitted subtenants, and their respective employees, visitors and invitees, and for no other purpose.  Tenant shall not allow any parking of any cars of Tenant or Tenant’s permitted subtenants, or their employees, visitors or invitees, outside of the Parking Areas or in parking spaces within the Property designated for use by Landlord or other tenants or their respective employees, visitors or invitees.  Landlord reserves the right to relocate or alter Tenant’s Parking Spaces if, in Landlord’s sole judgment, it becomes desirable to do so during the Term.  Tenant shall upon request promptly furnish to Landlord the license numbers of the cars operated by Tenant and Tenant’s permitted subtenants and their employees and contractors.

37.02                     All parking spaces used by Tenant, its employees, visitors and invitees will be used at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever.

37.03                     Landlord shall have the right to license an independent operator or conduct a parking operation open to the public with respect to the Parking Areas or to conduct such operation itself.

37.04                     Commencing on March 1, 2009, Tenant shall pay to Landlord monthly, as additional rent, on the first day of each month, without any set-off or deduction whatsoever, or in lieu thereof, to any parking operator who shall be licensed by Landlord to conduct a parking operation with respect to the Parking Areas, the amount obtained by multiplying the number of Tenant’s Parking Spaces by the monthly rate then charged by Landlord or such operator to the general public (which shall not exceed the prevailing rate charged to other tenants in the Complex) for an equivalent space for such month, whether or not Tenant is using all of such Tenant’s Parking Spaces during any given month.  As of the date of this Lease, the monthly rate is $245 per Parking Space.  If Tenant’s Parking Spaces shall be first made available to Tenant other than on the first day of a month, then Tenant shall make the payments in respect of such Spaces for such month on the date same are so made available appropriately prorated.

37.05                     Landlord, or the parking lot operator, as the case may be, shall have the right to tow, at Tenant’s sole cost and expense, any of Tenant’s or Tenant’s permitted subtenants’, or their employees’, visitors’ or invitees’, cars that are parked outside of Tenant’s Parking Spaces to the extent specific spaces are reserved for tenants.

37.06                     Landlord shall have the right to require that all cars to be parked in Tenant’s Parking Spaces shall exhibit such identification as Landlord may from time to time deem reasonably necessary to control the use of the Parking Areas.  Landlord shall have the right to tow, at Tenant’s sole cost and expense, any of Tenant’s or Tenant’s permitted subtenants’, or their employees’, visitors’ or invitees’ cars not exhibiting such identification if required.

37.07                     Landlord shall have the right to institute valet parking, as a Building service or a service of the parking operator, in which event Tenant shall comply with all reasonable rules promulgated by Landlord or such parking operator relating thereto.

ARTICLE 38

INDEMNITY

38.01                     Tenant shall indemnify, defend, pay on behalf of and hold harmless Landlord and all holders of Superior Instruments, and its and their respective partners, joint venturers, directors, officers, invitees, agents, servants and employees (each an “indemnitee” for purposes of this provision), from and against any loss, damage, liability, cost, claim or expense (including reasonable attorneys’ fees) arising from or in connection with (a) any act, omission or negligence of Tenant or any subtenants, or its or their respective partners, joint venturers, directors, officers, invitees, agents, servants and employees, (b) any accident, injury or damage whatsoever occurring in or about the demised premises, (including by reason of Tenant’s use of the stairways referred to in Section 5.03), (c) the use or occupation of the demised premises by Tenant or anyone claiming under or through Tenant or (d) any breach of this Lease by Tenant.  This provision shall not be construed to exculpate an indemnitee, or to make Tenant responsible for, any loss, damage, liability, cost, claim or expense to the extent resulting from or caused by the negligence of such indemnitee.

38.02                     Landlord shall indemnify, defend, pay on behalf of and hold harmless Tenant and Tenant’s members, partners, shareholders, officers, directors, employees, agents and contractors (collectively, “Tenant Indemnitees” for purposes of this provision) from and against any claims against Tenant and/or any Tenant Indemnitees arising from (a) any act, omission, or negligence of Landlord in and about the Complex, (b) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Building to the extent such accident, injury or damage results or is claimed to have resulted from the willful misconduct or negligence of Landlord or any of Landlord’s agents or employees, or (c) any breach of this Lease by Landlord.  This provision shall not be construed to exculpate any Tenant Indemnitee, or to make Landlord responsible for, any loss, damage, liability, cost, claim or expense to the extent resulting from or caused by the negligence of any such Tenant Indemnitee.

ARTICLE 39

MEMORANDUM OF LEASE

Tenant shall not record this Lease or a memorandum thereof.  Tenant shall, at the request of Landlord, execute and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

ARTICLE 40

SECURITY DEPOSIT

40.01                     (a)  To the extent required under Section 11.02(b) in connection with an Affiliate Free Rent Period Assignment, Tenant shall deposit with Landlord the Affiliate Free Rent Period Security Deposit in cash or by Letter of Credit (as defined and further described in Section 40.02), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease.  In addition, if at any time during the Term (including the Renewal Term), the Security Deposit Condition shall have occurred, Tenant shall deposit with Landlord a Security Deposit in the amount of $1,500,000 (the “Rating Change Security Deposit”) by Letter of Credit (as defined and further described in Section 40.02), as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease.  The “Security Deposit Condition” shall mean that Tenant’s Financial Strength Rating, as published by A.M. Best Company (or any successor thereto), has fallen to “B” or lower at any time during the Term (including the Renewal Term).  As used in this Article 40, the Affiliate Free Rent Period Security Deposit and the Rating Change Security Deposit may be individually or collectively referred to as the “Security Deposit” or the “Letter of Credit”.

(b)                                 Tenant agrees that in the event Tenant has defaulted in the performance of any of its obligations under this Lease, including the payment of any item of rental, and whether or not the transmittal of a Notice of default by Landlord is barred by applicable law, Landlord may use and/or draw upon the cash Security Deposit or the Letter of Credit and use, apply or retain the whole or any part of such proceeds, to the extent required for the payment of any basic annual rent or additional rent as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord).  If Landlord applies or retains any portion or all of the proceeds of the cash Security Deposit or Letter of Credit, Tenant shall forthwith restore the amount so applied or retained by delivering an additional cash Security Deposit or an additional or new Letter of Credit so that, at all times, the amount of the Security Deposit shall be the amount of the Affiliate Free Rent Period Security Deposit and/or the Rating Change Security Deposit, as applicable.  Provided there is no uncured default, any balance of the proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant in accordance with Section 11.02(b) in the case of the Affiliate Free Rent Period Security Deposit or after the delivery of possession of the demised premises in the case of the Rating Change Security Deposit.

40.02                     If Tenant delivers a Letter of Credit, it shall be a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a “Letter of Credit”) issued and drawn upon any commercial bank approved by Landlord with offices for banking purposes in the State of New Jersey or the City of New York (“Issuing Bank”), which Letter of Credit shall have a term of not less than one year, be in form and content reasonably satisfactory to Landlord, be for the account of Landlord and be in the amount of the Security Deposit set forth in the Reference Page.  The Letter of Credit shall provide that:

(1)                                  The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(2)                                  The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term, unless the Issuing Bank sends written notice (the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, at least thirty (30) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

(3)                                  The Letter of Credit delivered in respect of the last year of the Term shall have an expiration date of not earlier than thirty (30) days after the Expiration Date; and

(4)                                  The Letter of Credit shall be transferable by Landlord as provided in Section 40.04.

40.03                     Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit.  Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

40.04                     In the event of the sale or lease of the Building, Landlord shall have the right to transfer the Security Deposit, without charge for such transfer, to the purchaser or lessee, and, upon the transferee’s assumption of Landlord’s obligations under this Lease (including with respect to the Security Deposit), Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit.  In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit.  It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord.  Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

40.05                     Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.  In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the basic annual rent and additional rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

ARTICLE 41

MISCELLANEOUS

41.01                     Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New Jersey (without regards to any conflicts of laws provisions thereof).

41.02                     This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

41.03                     Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

41.04                     All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

41.05                     Time shall be of the essence with respect to the exercise of any option granted under this Lease.

41.06                     Except as otherwise provided herein whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

41.07                     In the event that Tenant is in arrears in payment of basic annual rent or additional rent hereunder, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

41.08                     All Schedules and Exhibits referred to in this Lease are hereby incorporated in this Lease by reference.

41.09                     The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

41.10                     Tenant hereby acknowledges that in order to avoid delay, this Lease has been prepared and submitted to Tenant for signature with the understanding that it shall not be deemed an offer by Landlord or bind Landlord unless and until it is executed and delivered by Landlord.

41.11                     The exterior walls of the Building, the portions of any window sills outside the windows and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

41.12                     Whenever either party shall be liable to the other party for damages hereunder, due to its or its agents’, employees’ or servants’ negligence or otherwise, in addition to any other limitation on such liability set forth herein same shall be limited to the amount of insurance proceeds actually paid by the liable party’s liability insurance carrier with respect to and on account of such liability, plus the amount of any deductible.

41.13                     Upon the expiration or sooner termination of this Lease or upon the closure of Tenant’s operations in the demised premises or upon the sale or other disposition of all or any part of the Building or land thereunder by Landlord, Tenant shall, at its sole cost and expense, comply with all applicable provisions of the New Jersey Industrial Site Recovery Act (and all amendments and successors thereto) to obtain a letter of non-applicability within three months after the Expiration Date confirming that Tenant is not an industrial establishment) with respect to the demised premises and any other portion of the Property affected by Tenant’s operations.  Tenant shall indemnify and hold harmless Landlord and any holder of a Superior Instrument, and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any loss, damage, liability, cost, claim or expense (including reasonable attorneys’ fees) arising from or in connection with Tenant’s failure to so comply with all such provisions.

41.14                     This Lease constitutes the entire agreement of the parties with respect to the matters hereof, and may not be modified except by a written instrument executed by Landlord and Tenant.

41.15                     (a)                                  Tenant represents and warrants that to its actual knowledge (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the

“List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction , or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure that the foregoing representations and warranties remain true and correct at all times.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)                                 Tenant covenants and agrees (a) to comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they no may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)                                  Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of this Lease.  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the demised premises by any such person or entity shall be a material default of this Lease.

In connection with this Lease or any proposed assignment of this Lease or sublease, Tenant shall provide to Landlord the names of the persons holding an ownership interest in Tenant or any proposed assignee or sublessee, as applicable, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended.

ARTICLE 42

2nd FLOOR EXPANSION OPTION

42.01                     Within 120 days after the date of this Lease (the “2nd Floor Notice Date”), and provided that (i) this Lease shall be in full force and effect and (ii) there shall not then be existing a monetary or material, non-monetary default under this Lease, Tenant shall have the one-time option (the “2nd Floor Expansion Option”) to lease the portion of the 2nd floor of the Building substantially as shown hatched on the plan annexed hereto as Schedule I (the “2nd Floor Expansion Space”), which for purposes of this Lease, contains 31,037 rentable square feet, in accordance with the provisions of this Article 42.  The leasing of the 2nd Floor Expansion Space shall be for a term that shall expire on the Expiration Date (as the same may be extended) and otherwise upon all of the terms and conditions contained in this Lease (including the same Rent Commencement Date as the demised premises), except as otherwise provided in this Article 42.

42.02                     Tenant may exercise the 2nd Floor Expansion Option by notice to Landlord (the “2nd Floor Expansion Notice”) given on or before the 2nd Floor Notice Date (time being of the essence with respect to Tenant’s obligation to exercise the 2nd Floor Expansion Option by such date).  If (i) Tenant shall timely exercise the 2nd Floor Expansion Option in the manner set forth above and (ii) the conditions described in Section 42.01(i) and (ii) are satisfied, then on the date (the “2nd Floor Expansion Space Commencement Date”) on which Landlord delivers possession of the 2nd Floor Expansion Space to Tenant, vacant, free of occupants and free and clear of any and all rights of any other tenants or occupants of the Building (except that Tenant will grant the prior tenant of the 2nd Floor Expansion Space certain access rights as set forth below), the 2nd Floor Expansion Space automatically shall be deemed to be and shall be added to and form part of the demised premises under this Lease except (A) the basic annual rent for the 2nd Floor Expansion Space shall be payable as follows:

			Basic
			Annual per
			Rentable
	Basic Annual		Square Foot
Period	Rent	Monthly Rent	Rent
Rent Commencement Date through the last day of the month in which the fifth anniversary of the Rent Commencement occurs	$1,070,776.50	$89,231.38	$34.50

First day of the month following the month in which the fifth anniversary of the Rent Commencement Date occurs through the last day of the month in which the tenth anniversary of the Rent Commencement Date occurs	$1,163,887.50	$96,990.63	$37.50

First day of the month following the month in which the tenth anniversary of the Rent Commencement Date occurs through the Expiration Date	$1,256,998.50	$104,749.88	$40.50

(B) the Common Area Tax Share and the Common Area Expense Share shall each be 1.01% and Tenant’s Tax Share and Tenant’s Expense Share shall each be 2.10%, (C) Landlord shall pay a cash work allowance to Tenant in the maximum amount $1,489,776 in accordance with the provisions and procedures set forth in Article 44, (D) Tenant shall accept the 2nd Floor Expansion Space in its “as is” condition on the 2nd Floor Expansion Space Commencement Date, Landlord shall not be obligated to perform Landlord’s Work thereto, except that from and after the 2nd Floor Expansion Space Commencement Date Landlord shall cause (i) the lawful demise of the 2nd Floor Expansion Space and the performance of any other work required to separate any Building or other systems serving the 2nd Floor Expansion Space and other space so that Tenant shall not be required to pay for services provided to other portions of the Building, and (ii) perform the items of Landlord’s Work referred to in Section 2.02(b)(iii) through (v) of this Lease, (E) Tenant shall be entitled to an additional 19 parking spaces and (F) Tenant shall deliver an additional security deposit commensurate with the security deposit then being held by Landlord pursuant to Section 11.02(b).  If the 2nd Floor Expansion Space Commencement Date does not occur within five (5) business days after Landlord receives the 2nd Floor Expansion Notice, then the Rent Commencement Date for the 2nd Floor Expansion Space shall be delayed by an equal number of days commencing on such fifth (5th) business day through the day preceding the actual 2nd Floor Expansion Space Commencement Date.  Tenant acknowledges that Landlord shall cause the work referred to in subparagraph (D)(i) above to be performed by AICPA, the prior tenant of the 2nd Floor Expansion Space, and Tenant shall afford AICPA access to the 2nd Floor Expansion Space to perform such work, without the same constituting a constructive eviction and without abatement of rent or other liability to Tenant.  In addition, if Tenant elects to have AICPA leave certain furniture and equipment in the 2nd Floor Expansion Space, then Landlord may deliver possession of such space to Tenant with such property left in place and Tenant shall afford AICPA access to such space after the 2nd Floor Expansion Space to remove such furniture and equipment.

42.03                     Tenant acknowledges that the 2nd Floor Expansion Space is leased by AICPA and that Landlord and AICPA have entered into an agreement whereby AICPA’s lease with respect to the 2nd Floor Expansion Space shall terminate and AICPA shall be required to vacate and surrender the 2nd Floor Expansion Space upon notice from Landlord.  However, except as set forth in Section 42.02, Landlord shall have absolutely no liability to Tenant if AICPA fails to vacate and surrender the 2nd Floor Expansion Space by any particular date, except that the 2nd Floor Expansion Space Commencement Date shall not occur until Landlord delivers the 2nd Floor Expansion Space to Tenant.  Tenant waives any claim against Landlord based upon Landlord’s failure to deliver the 2nd Floor Expansion Space by a particular date.

42.04                     If Tenant fails timely to give the 2nd Floor Expansion Notice under this Article 42, then (i) the 2nd Floor Expansion Option shall be null and void and of no further force and effect and Landlord shall have no further obligation to lease the 2nd Floor Expansion Space (or any portion thereof) to Tenant and (ii) Tenant shall, as soon as reasonably practicable after demand by Landlord, execute an instrument reasonably satisfactory to Landlord and Tenant confirming Tenant’s waiver of, and extinguishing, the 2nd Floor Expansion Option pursuant to this Article 42.

42.05                     Promptly after the occurrence of the 2nd Floor Expansion Space Commencement Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the 2nd Floor Expansion Space in the demised premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the 2nd Floor Expansion Space in the demised premises in accordance with this Article 42.

ARTICLE 43

SIGNAGE

43.01                     Provided that Landlord maintains a directory in the lobby of the Building, Landlord shall make available to Tenant, and consistent with other tenants’ rights in the Building, at no charge to Tenant, Tenant’s pro-rata share of said directory for the listing of Tenant’s name and the names of any of the officers or employees of Tenant located in the Building and/or the name of any permitted subtenant or other occupant and the names of any of the officers or employees thereof located in the Building; provided further, if said directory is an electronic directory, Tenant may list an unlimited number of the aforementioned names therein.

ARTICLE 44

TENANT ALLOWANCE

44.01                     (a)                                  Provided this Lease is in full force and effect and Tenant is not then in monetary or material, non-monetary default under this Lease beyond any applicable notice and cure periods, Landlord, in consideration of Tenant’s acceptance of the demised premises in “as is” condition (subject to the performance of Landlord’s Work) and in accordance with the procedures set forth below, shall pay toward the cost of Tenant’s Initial Work, up to an amount equal to the Initial Premises Allowance for Hard Costs (as hereinafter defined) and Soft Costs (as hereinafter defined); provided, that Landlord not be required to pay from the Initial Premises Allowance for Soft Costs to the extent such Soft Costs exceed 15% of the Initial Premises Allowance (the “Initial Premises Soft Costs Maximum”).  Landlord shall pay the Initial Premises Allowance to the contractors, subcontractors and other professionals performing Tenant’s Initial Work (it being understood that in no event shall Landlord be obligated to expend any amounts (x) in excess of the Initial Premises Allowance or (y) for Soft Costs in excess of the Initial Premises Soft Costs Maximum).  Tenant shall pay all costs of Tenant’s Initial Work in excess of the Initial Premises Allowance.  Tenant shall have up to two years following the Rent Commencement Date to use the Initial Premises Allowance in accordance with this Article 44, and if such monies are not spent by such date, then Tenant shall have no further rights or claims against Landlord for the Initial Premises Allowance.

(b)                                 “Hard Costs” means the costs of labor and materials paid for the installation of fixtures, improvements and appurtenances attached to or built into the premises initially demised hereunder, but not including the installation of movable partitions, business and trade fixtures, machinery, equipment, furniture, furnishings and other articles of personal property.

(c)                                  “Soft Costs” means the costs, other than Hard Costs, paid in connection with the preparation of the premises initially demised hereunder for Tenant’s occupancy, including, but not limited to, moving and relocation expenses and fees and expenses of architects, engineers, construction, telecommunication and other consultants.

(d)                                 Landlord shall pay the Initial Premises Allowance from time to time during the progress of Tenant’s Initial Work (but not more than once per month) within 30 days after receipt from Tenant of (i) supporting documentation therefor approved by Tenant, accompanied by a certification of the architect supervising the work (for work covered by such architect’s design), stating that the portion of the work for which Tenant is applying for payment has been completed substantially in accordance with the plans and specifications approved by Landlord, (ii) itemized bills for labor and materials constituting portions of Tenant’s Initial Work submitted by the contractors, suppliers or consultants of the services or materials rendered (and where Tenant elects to be reimbursed, such bills shall have been marked “paid” by the contractor, supplier or consultant), and (iii) waivers of liens evidencing the payment for any prior work performed and materials supplied for which Tenant previously applied for payment, executed and acknowledged by the contractors, suppliers and consultants which are entitled by statute to file mechanics liens.  Notwithstanding anything to the contrary contained in this paragraph (d), if, at the time Landlord’s payment is required to be made, Tenant is in arrears in the payment of basic annual rent or additional rent, then Landlord may offset the amount of such arrearages against the payment due from Landlord under this paragraph (d).  If there shall be existing a default hereunder at the time Tenant makes application for payment under this paragraph (d), Landlord shall advise Tenant and if Tenant shall cure the same, Tenant shall have the right to reapply to Landlord for payments due Tenant under this paragraph (d).

ARTICLE 45

OPTION TO RENEW

45.01                     Provided that (i) this Lease shall be in full force and effect as of the date of the Renewal Notice (as hereinafter defined) and as of the Expiration Date, (ii) there shall not then be existing a monetary or material, non-monetary default under this Lease which continues after notice and the expiration of applicable cure periods and (iii) Tenant (including any permitted assignee of Tenant and Tenant’s affiliates) shall be in occupancy of at least 75% of the rentable area of the demised premises on the date of the Renewal Notice and upon the commencement of the Renewal Term, Tenant shall have one option to extend the Term of this Lease for the Renewal Term commencing on the day after the Expiration Date.  Such option shall be exercisable by written notice (the “Renewal Notice”) to Landlord given not earlier than eighteen (18) months and not later than fifteen (15) months prior to the Expiration Date (time being of the essence).  Notwithstanding the foregoing, Landlord, in its sole discretion, may waive any default by Tenant and no such default may be used by Tenant to negate the effectiveness of Tenant’s exercise of this option.  The renewal option may be exercised with respect to (a) the entire demised premises (as then constituted), or (b) the entire third floor only, or (c) the entire third floor and any of the following blocks of space:  the 2nd Floor Expansion Space, the 6th Floor Expansion Space and/or any Offer Space, provided that the applicable space has then been leased by Tenant pursuant to the applicable provisions of this Lease.  If Tenant sends a Renewal Notice but fails to specify whether Tenant is exercising the renewal option with respect to the entire demised premises or with respect to only a portion of the demised premises, Tenant shall be deemed to have exercised the renewal option for the entire demised premises. The Renewal Term shall constitute an extension of the Term of this Lease and shall be upon all of the same terms and conditions as the existing Term, except that (A) there shall be no further option to renew the Term of this Lease, (B) Landlord shall not be required to furnish any materials or perform any work to prepare the demised premises for Tenant’s continued occupancy and Landlord shall not be required to reimburse or provide Tenant any tenant improvement allowance for any alterations made or to be made by Tenant, and (C) the basic annual rent for the Renewal Term shall be payable at a rate per annum equal to the Fair Offer Rental of the demised premises (or the applicable portion thereof) as of the first day of the Renewal Term.  During the Renewal Term, all Additional Rent that Tenant is obligated to pay under Article 3 of this Lease during the existing Term hereof shall continue without interruption or further adjustment, it being the intention of the parties hereto that the Renewal Term shall be deemed a part of and continuation of the existing Term of this Lease.  If Tenant exercises the renewal option for less than all of the demised premises, Tenant’s obligations under Article 3 and the Parking Spaces made available to Tenant shall each be proportionately reduced to reflect the square footage contained in the portion of the demised premises that is the subject of the Renewal Notice.  “Fair Offer Rental”, for purposes of this Article 45, means the basic annual rent that a willing tenant would pay pursuant to a direct lease and a willing landlord would accept for the demised premises for a renewal term pursuant to a direct lease for the Renewal Term, determined on the basis of then current prevailing rent in the Building and comparable first-class office buildings in the vicinity of the Building, for comparable space on a direct lease basis, taking into account all relevant factors, whether favorable to Landlord or Tenant, including that the existing base years under Article 3 and the continuing obligation to pay Tax and Operating Expense escalations will remain unchanged, whether or not Landlord is obligated to pay a work allowance or brokerage commissions, and whether or not Landlord is obligated to grant any other economic concessions to Tenant, and the other matters described above.

45.02                     If Tenant has given the Renewal Notice in accordance with Section 45.01, the parties shall endeavor to agree upon the Fair Offer Rental of the demised premises (or the applicable portion thereof), as of the commencement date of the Renewal Term.  In the event that the parties are unable to agree upon the Fair Offer Rental for the Renewal Term within nine months prior to the first day of the Renewal Term then the same shall be determined as follows.  Landlord, at Tenant’s request, which shall be within 30 days, shall notify Tenant of Landlord’s determination of the Fair Offer Rental, which shall constitute the maximum that Landlord can claim is the Fair Offer Rental of the demised premises for the Renewal Term in any arbitration thereof (“Landlord’s Maximum Determination”).  Within 30 days after Landlord shall have given Tenant Landlord’s Maximum Determination (time being of the essence), Tenant shall notify Landlord whether Tenant disputes Landlord’s Maximum Determination and, if Tenant disputes Landlord’s Maximum Determination, Tenant shall set forth in such notice Tenant’s good faith determination of the Fair Offer Rental of the demised premises for the Renewal Term, which shall constitute the minimum that Tenant can claim is the Fair Offer Rental for the demised premises for the Renewal Term in any arbitration thereof (“Tenant’s Minimum Determination”).  If Tenant fails to dispute Landlord’s Maximum Determination or to set forth Tenant’s Minimum Determination within the time period set forth above (time being of the essence), then Tenant shall be deemed to have accepted Landlord’s Maximum Determination as the Fair Offer Rental.

45.03                     If Tenant disputes Landlord’s determination of Fair Offer Rental, and Landlord and Tenant fail to agree as to the amount thereof within 30 days after the giving of Tenant’s notice, then the dispute shall be resolved by arbitration as set forth below.  If the dispute shall not have been resolved on or before the first day of the Renewal Term, then pending such resolution, Tenant shall pay, as basic annual rent for the Renewal Term, an amount equal to the average of Landlord’s Maximum Determination and Tenant’s Minimum Determination.  If such resolution shall be in favor of Tenant, then within 30 days after the final determination of Fair Offer Rental, Landlord shall refund to Tenant any overpayment.  If such resolution shall be in favor of Landlord, then within 30 days after the final determination of Fair Offer Rental, Tenant shall pay to Landlord any underpayment.  Any dispute as to Fair Offer Rental shall be determined as follows.  An independent senior officer of a recognized New Jersey leasing brokerage firm (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant.  If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the AAA.  The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five year period and shall have at least ten years experience in (i) the leasing of office space in Jersey City, New Jersey, or (ii) the appraisal of first class office buildings in the immediate vicinity of the Building.  Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other its determination of the Fair Offer Rental for the Renewal Term, as set forth above.  The Baseball Arbitrator shall determine which of the two rent determinations more closely represents the Fair Offer Rental for the Renewal Term, taking into account the factors described above.  Landlord and Tenant shall each be permitted to submit documentary evidence to the Baseball Arbitrator.  The Baseball Arbitrator may not select any other rental value for the Renewal Term other than one submitted by Landlord or Tenant.  The determination of the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basic annual rent payable for the Renewal Term.  After a determination has been made of the Fair Offer Rental, the parties shall execute and deliver an instrument setting forth the basic annual rent for the Renewal Term, but the failure to so execute and deliver any such instrument shall not affect the determination of such basic annual rent in accordance with this Article 45.

45.04                     If Tenant exercises the renewal option for a portion of the demised premises, then prior to the commencement of the Renewal Term, Tenant, at its expense, shall (i) remove any internal staircase and seal the slab between either the lowest or the highest floor of the Building that Tenant shall continue to lease during the Renewal Term and the contiguous floor that Tenant shall not lease during the Renewal Term and (ii) perform any work necessary to separate any Building Systems or shared facilities that existed between portions of the demised premises to enable the portion of the demised premises that Tenant shall no longer lease during the Renewal Term to function as an independent leasable unit.

ARTICLE 46

RIGHT OF FIRST OFFER

46.01                     (a)                                  As used herein:

“Available” means, as to any Offer Space (as hereinafter defined) that such Offer Space is vacant and free of any present or future possessory right now existing in favor of any third party.  Notwithstanding the foregoing, such Offer Space shall not be deemed Available and Landlord shall not be obligated to notify Tenant of the Availability of such Offer Space (i) if Landlord is negotiating an extension of a lease or a new direct lease with an existing tenant, subtenant or other occupant of such space, and Landlord shall be free to enter into any such extension or new direct lease or (ii) if Landlord enters into an early termination agreement with an existing tenant of any portion of such Offer Space and leases the Offer Space that is the subject of such early termination agreement to one or more third parties or initially leases such Offer Space to one or more third parties after the scheduled expiration of the term of the lease with an existing tenant of the Offer Space.

“Offer Space” means (i) any portion of the 2nd floor of the Building which becomes Available (the “2nd Floor Offer Space”), other than the 2nd Floor Expansion Space if Tenant exercises the 2nd Floor Expansion Option and (ii) the block of space comprising a portion of the 4th floor of the Building, as shown hatched on the plan annexed hereto as Schedule K, which, for purposes of this Lease, contains 27,856 rentable square feet in the aggregate (the “4th Floor Offer Space”).  If Tenant fails to exercise Tenant’s Offer Space Option (as hereinafter defined) for the 4th Floor Offer Space, however, then Tenant’s Offer Space Option for the 2nd Floor Offer Space only shall automatically be extinguished and null and void, and Landlord shall have the right to lease the 2nd Floor Offer Space to any third party tenant.

(b)                                 Provided that (i) this Lease shall be in full force and effect, (ii) there shall not be existing a monetary or material non-monetary default under this Lease which continues after notice and the applicable cure period, and (iii) Tenant (including any permitted assignee of Tenant and Tenant’s affiliates) shall be in occupancy of at least 75% of the rentable area of the demised premises, Landlord shall give to Tenant notice (an “Offer Notice”) when all or any portion of the Offer Space becomes, or Landlord reasonably anticipates that such portion of the Offer Space will become, Available (it being understood that Landlord shall offer to Tenant all, and not less than all, of the Offer Space that becomes Available at any one time), specifying (A) the location and square footage of the Offer Space, and (B) the date or estimated date that the Offer Space shall become Available (the “Anticipated Inclusion Date”).

(c)                                  Provided that on the date that Tenant exercises the Offer Space Option and on the Offer Space Inclusion Date (as hereinafter defined) (i) this Lease shall be in full force and effect, (ii) Tenant shall not be in monetary or material, non-monetary default under this Lease beyond any applicable notice and cure period, and (iii) Tenant (including any permitted assignee of Tenant and Tenant’s affiliates) shall be in occupancy of at least 75% of the rentable area of the demised premises, Tenant shall have the one-time option for each portion of the Offer Space that is the subject of an Offer Notice (the “Offer Space Option”), exercisable by notice (the “Acceptance Notice”) given to Landlord on or before the date that is ten business days after the giving of the Offer Notice (time being of the essence) to include the Offer Space (but not less than all of said Offer Space) in the demised premises for the balance of the Term of this Lease (and any renewals).  Notwithstanding the foregoing, Landlord, in its sole discretion, may waive any default by Tenant and no such default may be used by Tenant to negate the effectiveness of Tenant’s exercise of the Offer Space Option.  Upon receipt of Tenant’s Acceptance Notice, Landlord shall, within 15 days, provide Landlord’s determination of the Fair Offer Rental for such Offer Space, which shall constitute the maximum thereof Landlord can claim as the Fair Offer Rental for such space in any arbitration thereof (“Landlord’s Maximum Offer Determination”).  “Fair Offer Rental”, for the purposes of this Article 46, means the basic annual rent that a willing tenant would pay for the Offer Space pursuant to a direct lease and a willing landlord would accept for the Offer Space, pursuant to a direct lease, determined on the basis of then-current prevailing rent in the Building for comparable space on a direct lease basis, taking into account all relevant factors (including the concessions described in Section 46.01(d) below), whether favorable to Landlord or Tenant.  Tenant shall notify Landlord, within twenty (20) days after receipt of Landlord’s Maximum Offer Determination (time being of the essence), whether Tenant accepts or disputes Landlord’s Maximum Offer Determination, and if Tenant disputes Landlord’s Maximum Offer Determination, such notice shall set forth Tenant’s good faith determination of the Fair Offer Rental for such Offer Space, which shall constitute the minimum that Tenant can claim as the Fair Offer Rental for such space in any arbitration thereof (“Tenant’s Minimum Offer Determination”).  If Tenant fails to object to Landlord’s Maximum Offer Determination and to set forth therein Tenant’s Minimum Offer Determination, then Tenant shall be deemed to have accepted Landlord’s Maximum Offer Determination as the Fair Offer Rental for such Offer Space.

(d)                                 If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant possession of the Offer Space to Tenant (the “Offer Space Inclusion Date”), the Offer Space shall become part of the demised premises, upon all of the terms and conditions set forth in this Lease, except (i) basic annual rent shall be equal to the Fair Offer Rental, (ii) the Common Area Tax Share, Tenant’s Tax Share, Tenant’s Expense Share and the Common Area Expense Share shall be increased to a percentage equal to the Common Area Tax Share, Tenant’s Tax Share, Tenant’s Expense Share and the Common Area Expense Share, respectively, plus a fraction, the numerator of which is the number of square feet in the Offer Space and the denominator of which is the applicable square footage set forth in Article 3 of this Lease, (iii) Landlord shall not be required to perform any work, or render any services to make the Building, Plaza II or the Offer Space ready for Tenant’s use or occupancy (except as may otherwise be set forth in the Offer Notice), and Tenant shall accept the Offer Space in its “as is” condition on the Offer Space Inclusion Date, and, at its expense, shall cause the Offer Space to be legally demised and separated from the balance of the floor, (iv) Tenant shall be entitled to a credit against basic annual rent for the Offer Space equal to ten months of basic annual rent payable therefor multiplied by a fraction, the numerator of which is the number of months remaining in the Term of this Lease commencing on the Offer Space Inclusion Date and the denominator of which is 190; (v) Tenant shall be entitled to a cash work allowance, to be administered in accordance with Article 44, in the maximum amount of $48 per rentable square foot of the Offer Space multiplied by a fraction, the numerator of which is the number of months remaining in the Term of this Lease and the denominator of which is 190; and (vi) as may be otherwise set forth in the Offer Notice.  Notwithstanding the foregoing, if as of the Offer Space Inclusion Date, the net worth of Tenant is less than the net worth of Tenant on the date of this Lease, then the provisions of clauses (iv) and (v) above shall be inapplicable but the fact that Landlord does not offer Tenant a credit against basic annual rent or a cash work allowance for the Offer Space shall be taken into account in determining Fair Offer Rental.

(e)                                  If in the Acceptance Notice Tenant disputes Landlord’s determination of Fair Offer Rental, and Landlord and Tenant fail to agree as to the amount thereof within 30 days after the giving of the Acceptance Notice, then the dispute shall be resolved by arbitration before a Baseball Arbitrator in the same manner as a dispute involving Fair Offer Rental pursuant to Section 45.03 of this Lease, except that the Baseball Arbitrator shall be instructed to determine the Fair Offer Rental in accordance with Section 46.01(c) above.  The Baseball Arbitrator must select either Landlord’s determination of the Fair Offer Rental or Tenant’s determination of the Fair Offer Rental.  If the dispute shall not have been resolved on or before the Offer Space Inclusion Date, then pending such resolution, Tenant shall pay, as basic annual rent for the applicable Offer Space, an amount equal to Landlord’s Maximum Offer Determination.  If such resolution shall be in favor of Tenant, then within 30 days after the final determination of Fair Offer Rental, Landlord shall refund to Tenant any overpayment.

(f)                                    If Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or before the date on which Landlord anticipates that the Offer Space shall be Available as set forth in the Offer Notice, the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired.  This Section 46.01(f) constitutes “an express provision to the contrary” for purposes of any applicable Legal Requirements now or hereafter in effect.  Landlord shall take commercially reasonable action (including the institution of a holdover proceeding) to obtain possession of the Offer Space if the existing occupant of such Offer Space holds over. Notwithstanding the foregoing, if Landlord is unable to deliver the applicable Offer Space to Tenant within six (6) months after the Anticipated Inclusion Date, Tenant, upon notice to Landlord given within fifteen (15) days after the expiration of such six (6) month period (as to which time shall be of the essence and unless the Offer Space Inclusion Date shall have occurred prior to the giving of such notice), may withdraw the Acceptance Notice and, in such event, such Offer Space shall not become part of the demised premises and Tenant shall be relieved of its obligations with respect to such Offer Space, provided that Tenant’s withdrawal of the Acceptance Notice shall not affect Tenant’s rights under this Article 46 with respect to Offer Space that was not the subject of the particular Acceptance Notice.

(g)                                 If Tenant fails timely to give the Acceptance Notice, then (i) Landlord may enter into one or more leases of the Offer Space with third parties on such terms and conditions as Landlord shall determine, the Offer Space Option with respect to such Offer Space shall be null and void and of no further force and effect and Landlord shall have no further obligation to offer such Offer Space to Tenant, but shall have no effect on any Offer Space not yet offered by Landlord to Tenant and (ii) Tenant shall, as soon as reasonably practicable after demand by Landlord, execute an instrument reasonably satisfactory to Landlord confirming Tenant’s waiver of, and extinguishing, the Offer Space Option with respect to such Offer Space, but the failure by Tenant to execute any such instrument shall not affect the provisions of clause (i) above.

(h)                                 Promptly after the determination of the Fair Offer Rental and again after the occurrence of the Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence and terms thereof and the inclusion of the Offer Space in the demised premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that the failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the demised premises in accordance with this Article 46.

ARTICLE 47

ANTENNA

47.01                     Tenant shall have the right to install, maintain and operate (for the exclusive use of Tenant and any permitted subtenants) on the available space on the roof of the Building, the location of which shall be mutually agreeable to Landlord and Tenant, at Tenant’s sole cost and expense, one antenna and support equipment not to exceed three feet in diameter in the aggregate

(hereinafter collectively referred to as the “Installations”), subject to all of the terms, covenants and conditions of this Lease (including Article 6), and subject to Landlord’s prior written approval as to weight and method of attachment.  Landlord’s approval shall also be required for modifications to, and the removal of, the Installations.  Landlord shall in its sole discretion, designate the location of all passageways required for access to the roof for personnel.  In connection with Tenant’s installation, maintenance and operation of its Installations, Tenant shall comply with all Legal Requirements and shall procure, maintain and pay for all permits and licenses required therefor, including all renewals thereof.  The parties agree that Tenant’s use of the roof of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use, including the installation of other antennas, generators and/or communications systems.  Tenant shall ensure that its use of the roof does not impair such other person’s, firm’s or corporation’s data transmission and reception via their respective antennas and support equipment, if any.  Landlord shall not enforce the provisions of the preceding sentence against Tenant in a discriminatory manner.  Landlord shall take commercially reasonable action to ensure that the Building’s other tenants use of the roof shall not impair Tenant’s data transmission and reception via their respective antennas and support equipment, if any, if Tenant notifies Landlord of such impairment.  Tenant, at its sole cost and expense, shall install any screening device requested by Landlord at any time to ensure that the Installations cannot be viewed or seen by the public and, if such screening device is installed, it shall be deemed to be an Installation under this clause.

47.02                     In no event shall the maximum level of emissions from the Installations exceed a proportionate portion of the total emissions allowable for the Building under applicable Legal Requirements, taking into account the number of rooftop installations at the Building.

47.03                     Tenant shall pay for all electrical service required for Tenant’s use of the Installations in accordance with Article 4 of this Lease.  Tenant shall be responsible for connecting the Installations and the demised premises by core drilling and installing a conduit in the Building risers referred to in Section 21.05.

47.04                     Tenant, at Tenant’s sole cost and expense, shall promptly repair any and all damage to the roof of the Building and to any part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Installations erected or installed by Tenant pursuant to the provisions of this Article 47.  Tenant further covenants and agrees that the Installations and any related equipment erected or installed by Tenant pursuant to the provisions of this Article 47 shall be erected, installed, repaired, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

47.05                     The Installations and related equipment installed by Tenant pursuant to the provisions of this Article 47 shall be Tenant’s Property, and, upon the expiration or earlier termination of the Term of this Lease shall be removed by Tenant, at Tenant’s sole cost and expense and Tenant shall repair any damage to the roof of the Building, or any other portion or portions of the Building caused by or resulting from said removal.

47.06                     Landlord, at Tenant’s expense, may require Tenant to relocate the Installations and related equipment to another portion of the roof where reception is comparable upon thirty

(30) days’ notice to Tenant or to remove the Installations if their existence would constitute a violation of any Legal Requirements.

ARTICLE 48

6TH FLOOR EXPANSION OPTION

48.01                     Provided that (i) this Lease shall be in full force and effect, (ii) there shall not then be existing a monetary or material, non-monetary default under this Lease and (iii) Tenant (including any permitted assignee of Tenant and Tenant’s affiliates) shall be in occupancy of at least 75% of the rentable area of the demised premises, Tenant shall have the one-time option (the “6th Floor Expansion Option”) to lease the portion of the 6th floor of the Building substantially as shown hatched on the plan annexed hereto as Schedule J (the “6th Floor Expansion Space”), which for purposes of this Lease contains 23,086 rentable square feet, in accordance with the provisions of this Article 48.  The leasing of the 6th Floor Expansion Space shall be for a term that shall expire on the Expiration Date (as the same may be extended) and otherwise upon all of the terms and conditions contained in this Lease, except as otherwise provided herein.  The basic annual rent for the 6th Floor Expansion Space shall be payable at a rate equal to the Fair Offer Rental (as defined in Article 46), determined at the time and in the manner hereafter set forth.

48.02                     Landlord represents that the existing lease of the 6th Floor Expansion Space expires on May 31, 2010.  Tenant may exercise the Expansion Option by delivery of written notice to Landlord (the “6th Floor Expansion Notice”) given on or before May 31, 2009 (time being of the essence with respect to Tenant’s obligation to exercise the 6th Floor Expansion Option by such date).  Tenant’s 6th Floor Expansion Notice shall set forth Tenant’s good faith determination of the Fair Offer Rental for the 6th Floor Expansion Space, which shall constitute the minimum that Tenant can claim as the Fair Offer Rental for the 6th Floor Expansion Space in any arbitration thereof (“Tenant’s 6th Floor Expansion Space Minimum Determination”).  If Landlord disputes Tenant’s 6th Floor Expansion Space Minimum Determination, Landlord shall promptly notify Tenant by delivering a notice, which shall set forth Landlord’s good faith determination of the Fair Offer Rental of the 6th Floor Expansion Space, which shall constitute the maximum thereof Landlord can claim as the Fair Offer Rental of the 6th Floor Expansion Space in any arbitration thereof (“Landlord’s 6th Floor Expansion Space Maximum Determination”).

48.03                     If (i) Tenant shall timely exercise the 6th Floor Expansion Option in the manner set forth above and (ii) the conditions described in Section 48.01(i) through (iii) continue to be satisfied, then on the date (the “6th Floor Expansion Space Commencement Date”) on which Landlord delivers possession of the 6th Floor Expansion Space to Tenant, vacant, free of occupants and free and clear of any and all rights of any other tenants or occupants of the Building, the 6th Floor Expansion Space automatically shall be deemed to be and shall be added to and form part of the demised premises under this Lease except (A) the basic annual rent for the 6th Floor Expansion Space shall be determined as set forth herein, (B) the Common Area Tax Share and the Common Area Expense Share shall each be .75% and Tenant’s Tax Share and Tenant’s Expense Share shall each be 1.56%, (C) Landlord shall pay a cash work allowance to Tenant, to be administered in accordance with Article 44, in the maximum amount of $1,108,128 multiplied by a fraction, the numerator of which is the number of months remaining in the Term of this Lease as of the 6th Floor Expansion Space Commencement Date and the denominator of which is 190; (D) Tenant shall be entitled to a credit against basic annual rent for the 6th Floor Expansion Space equal to ten months of basic annual rent payable therefor multiplied by a fraction, the numerator of which is the number of months remaining in the Term of this Lease as of the 6th Floor Expansion Space Commencement Date and the denominator of which is 190; (E) Tenant shall accept the 6th Floor Expansion Space in its “as is” condition on the 6th Floor Expansion Space Commencement Date, and Tenant, at its expense, shall lawfully demise the 6th Floor Expansion Space in accordance with plans prepared by Tenant and approved by Landlord, and (F) Tenant shall be entitled to 14 additional parking spaces.  Notwithstanding the foregoing, if as of the 6th Floor Expansion Space Commencement Date, the net worth of Tenant is less than the net worth of Tenant on the date of this Lease, then the provisions of clauses (C) and (D) above shall be inapplicable but the fact that Tenant shall not receive a credit against basic annual rent or a cash work allowance for the 6th Floor Expansion Space shall be taken into account in determining Fair Offer Rental.

48.04                     If Tenant shall duly exercise the 6th Floor Expansion Option as provided in this Article 48, and the parties fail to agree upon the Fair Offer Rental within 30 days after the date of Tenant’s 6th Floor Expansion Notice, then the dispute shall be resolved by arbitration as set forth in Article 46.  If the dispute shall not have been resolved on or before the 6th Floor Expansion Space Commencement Date, then pending such resolution, Tenant shall pay, as basic annual rent for the 6th Floor Expansion Space, an amount equal to Landlord’s 6th Floor Expansion Space Maximum Determination.  If such resolution shall be in favor of Tenant, then within 30 days after the final determination of Fair Offer Rental, Landlord shall refund to Tenant any overpayment.

48.05                     If Landlord is unable to deliver possession of the 6th Floor Expansion Space to Tenant for any reason on or before the 6th Floor Expansion Space Commencement Date, the effective date the 6th Floor Expansion Space shall be deemed to be part of the Premises shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired.  Landlord shall take commercially reasonable action (including the institution of a holdover proceeding) to obtain possession of the 6th Floor Expansion Space if the occupant of such space holds over.  Notwithstanding the foregoing, if Landlord is unable to deliver the 6th Floor Expansion Space to Tenant by February 28, 2011, Tenant, upon notice to Landlord given by March 15, 2011 (as to which time shall be of the essence and unless the 6th Floor Expansion Space Commencement Date shall have occurred prior to the giving of such notice), Tenant may withdraw the 6th Floor Expansion Notice and, in such event, the 6th Floor Expansion Space shall not become part of the demised premises and Tenant shall be relieved of its obligations with respect to the 6th Floor Expansion Space.

48.06                     If Tenant fails timely to give the 6th Floor Expansion Notice under this Article 48, including under the circumstances described in Section 48.08, then (i) Landlord may enter into one or more leases of the 6th Floor Expansion Space (or any portion thereof) with third parties on such terms and conditions as Landlord shall determine, (ii) the 6th Floor Expansion Option shall be null and void and of no further force and effect and Landlord shall have no further obligation to lease the 6th Floor Expansion Space (or any portion thereof) to Tenant and

(iii) Tenant shall, as soon as reasonably practicable after demand by Landlord, execute an instrument reasonably satisfactory to Landlord and Tenant confirming Tenant’s waiver of, and extinguishing, the 6th Floor Expansion Option.

48.07                     Promptly after the occurrence of the 6th Floor Expansion Space Commencement Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the 6th Floor Expansion Space in the demised premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the 6th Floor Expansion Space in the demised premises in accordance with this Article 48.

48.08                     Notwithstanding anything in this Article 48 to the contrary, if Landlord anticipates that the 6th Floor Expansion Space shall become Available (as defined in Section 46.01) prior to May 31, 2010, then Landlord may accelerate the 6th Floor Expansion Space Commencement Date by delivering a notice to Tenant advising it of the accelerated 6th Floor Expansion Space Commencement Date.  In such event, Tenant, if it wishes to exercise such option, shall do so by delivering to Landlord its 6th Floor Expansion Notice within ten (10) Business Days of Landlord’s notice (time being of the essence with respect to Tenant’s obligation to give the 6th Floor Expansion Notice by such date), and otherwise in accordance with this Article 48.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

M-C PLAZA II & III L.L.C.
Landlord

By:	Mack-Cali Realty, L.P., member

By:	Mack-Cali Realty Corporation, general
partner

By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and Chief Executive
Officer

ARCH INSURANCE COMPANY
Tenant

By:	/s/ Dennis R. Brand
Dennis R. Brand
Executive Vice President & Chief
Administration Officer

SCHEDULE A-1

Land

Deed description of a parcel of land situated near the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at the most southwesterly corner of the hereinafter described parcel, said point being the following five (5) courses from the point of intersection of the existing northerly side of Christopher Columbus Drive (80’ wide) with the existing easterly side of Washington Street (80’ wide) and running thence.

a.          Easterly along a curve to the left having a radius of 3960.00 feet, and arc length of 820.22 feet (chord which bears S 75° 06’ 44” E. 818.76 feet along the existing northerly side of Christopher Columbus Drive (80’ wide) to a point on curve; thence

b.         N 08° 09’ 07” E 55.61 feet to a point; thence

c.          N 81° 50’ 53” W 40.01 feet to a point; thence

d.         N 08° 09’ 07” E 222.50 feet to a point; thence

e.          S 81° 50’ 53” E 40.01 feet to the point of beginning and running; thence

1.                                       N 08° 09’ 07” E 848.65 feet to a point; thence

2.                                       S 81° 50’ 53” E 279.85 feet to a point on curve; thence

3.                                       Southeasterly along a curve to the right having a radius of 122.00 feet, an arc length of  4.49 feet (chord which bears S 55° 25’ 59” E 4.49 feet) to a point on curve; thence

4.                                       S 08° 04’ 32” W 48.67 feet to a point on curve, thence

5.                                       Southeasterly along a curve to the right having a radius of 79.00 feet, an arc length of 2.45 feet (chord which bears S 37° 44’ 25” E 2.45 feet) to a point of tangency; thence

6.                                       S 36° 51’ 10” E 62.62 feet to a point; thence

7.                                       S 08° 09’ 07” W 752.00 feet to a point; thence

8.                                       N 81° 50’ 53” W 329.99 feet to the point, the point and place of beginning.

Containing 276,651 square feet or 6.3510 acres.

1

Being known as Lot 28 Block 10.

Subject to all easements, rights of way and agreements of record.

Subject to a roadway easement described as follows:

Beginning at the terminus of the first course of the original description and running; thence

1.                                       S 81° 50’ 53” E 279.85 feet to a point on curve, thence

2.                                       Southeasterly along a curve to the right having a radius of 122.00 feet, an arc length of 4.49 feet (chord which bears S 55° 25’ 59” E 4.49 feet) to a point on curve, thence

3.                                       S 08° 04’ 32” W 48.67 feet to a point on curve; thence

4.                                       Northwesterly along a curve to the left having a radius of 79.00 feet, an arc length of 59.60 feet (chord which bears N 60° 14’ 24” W 58.20 feet) to a point of tangency; thence

5.                                       N 81° 51’ 10” W 214.05 feet to a point of curvature; thence

6.                                       Along a curve to the left having a radius of 23.00 feet, an arc length of 17.41 feet (chord which bears N 76° 27’ 45” W 17.00 feet) to a point of tangency; thence

7.                                       N 08° 09’ 07” E 35.54 feet to a point, the point or place of beginning containing 8,694 square feet or 0.1996 acres.

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SCHEDULE A-1  [Plaza III]

Land

Deed description of a parcel of land situate near the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at the most southwesterly side of the hereinafter described parcel, said point being the following two (2) courses from the point of intersection of the existing northerly side of Christopher Columbus Drive (80’ wide) with the existing easterly side of Washington Street (80’ wide) and running: thence

a.          Easterly along a curve to the left having a radius of 3960.00 feet, an arc length of 820.22 feet along the existing northerly side of Christopher Columbus Drive (80’ Wide) to a point on curve; thence

b.         N 08o 09’ 07” E 55.61 feet to the point of beginning and running; thence

1.                                       N 08o 09’ 07” E 222.50 feet to a point; thence

2.                                       S 81o 50’ 53” E 329.99 feet to a point; thence

3.                                       S 08o 09’ 07” W 222.50 feet to a point; thence

4.                                       N 81o 50’ 53” W 329.99 feet to the point of beginning.

Containing 73,423 square feet or 1.69 acres.

Being known as Lot 5 Block 10 on map entitled, “Proposed Subdivision Prepared for Cali Harborside (Fee) Associates, L.P.”, prepared by John Zanetakos Associates, Inc., dated: March 15, 1999.

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SCHEDULE A-2

Complex Land

Deed description of a parcel of land situate along the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at the point on curve on the existing northerly side of Christopher Columbus Drive (80’ wide), said point being easterly along a curve to the left having a radius of 3960.00 feet, an are length of 682.14 feet along the existing northerly side of Christopher Columbus Drive (80’ wide), from its intersection with the easterly side of Washington Street (80’ wide) and running:  thence

1.                                       N 08° 09’ 07” E .948.92 feet to a point of curvature

2.                                       Along a curve to the right having a radius of 200.00 feel an arc length of 30.45 feet to the point of tangency; thence

3.                                       N 16° 52’ 32:  E 217.02 feet to a point on curve; thence

4.                                       Southeasterly along a curve to the right having a radius of 120.00 feet, an arc length of 89.01 feet to a point on curve; thence

5.                                       S 81° 50’ 53” E 53.01 feet to a point thence

6.                                       S 08° 09’ 07” W 1126.76 feet to a point on curve; thence

7.                                       Westerly along a curve to the right having a radius of 3960.00 feet, an arc length of 138.08 feet along the existing northerly side of Christopher Columbus Drive (80’ wide) to the point of beginning.

Containing 155,964 square feet or 3.58 acres.

Being known as Lot 4 Block 10 on map entitled, ‘Proposed Subdivision Prepared for Call Harborside (Fee) Associates, LP.’, prepared by John Zanetakos Associates, Inc., dated:  March 15,1999.

Subject to all easements, rights of way and agreements of record.

Deed description of a parcel of land situate near the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at the most southwesterly side of the hereinafter described parcel, said point being the following two (2) courses from the point of intersection of the existing northerly side of Christopher Columbus Drive (80’ wide) with the existing easterly side of Washington Street (80’ wide) and running:  thence

1

a.                                       Easterly along a curve to the left having a radius of 3960.00 feet, an arc length of 820.22 feet along the existing northerly side of Christopher Columbus Drive (80’ wide) to a point on curve; thence

b.                                      N 08° 09’07” E 55.61 feet to the point of beginning and running; thence

1.                                       N 08° 09’ 07” E 222.50 feet to a point; thence

2.                                       S 81° 50’53” E 329.99 feet to a point thence

3.                                       S 08° 09’ 07” W 222.50 feet to a point thence

4.                                       N 81° 50’53” W 329.99 feet to the point of beginning.

Containing 73,423 square feet or 1.69 acres.

Being known as Lot 5 Block 10 on map entitled, ‘Proposed Subdivision Prepared for Cali Harborside (Fee) Associates, L.P.’, prepared by John Zanetakos Associates, Inc., dated:  March 15, 1999.

Subject to all easements, rights of way and agreements-of record.

2

Deed description of a parcel of land situate near the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at the most southwesterly corner of the hereinafter described parcel said point being the following two (2) courses from the point of intersection of the existing northerly side of Christopher Columbus Drive (80’ wide) with the existing easterly side of Washington Street (80’ wide) and running:  thence

a.                                       Easterly along a curve to the left having a radius of 3960.00 feet, an arc length of 820.22 feet along the existing northerly side of Christopher Columbus Drive (80’ wide) to a point on curve; thence

b.                                      N 08’ 09’07” E 278.11 feet to the point of beginning and running; thence

1.                                       N 08° 09’ 07” E 801.50 feet to a point; thence

2.                                       S 81° 50’53” E 280.49 feet to a point; thence

3.                                       S 36° 50’ 53” E 70.00 feet to a point; thence

4.                                       S 08° 09’07” W 752.00 feet to a point; thence

5.                                       N 81° 50’ 53” W 329.99 feet to the point of beginning.

Containing 263,262 square feet or 6.04 acres.

Being known as Lot 6 Block 10 on map entitled, “Proposed Subdivision Prepared for Cali Harborside (Fee) Associates, L.P.”, prepared by John Zanetakos Associates, Inc., dated:  March 15, 1999.

Subject to all easements, rights of way and agreements of record.

3

Deed description of a parcel of land situate along the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at a point on curve on the existing northerly side of Christopher Columbus Drive (80’ wide), said point being easterly along a curve to the left having a radius of 3960.00 feet, an arc length of 449.92 feet along said northerly side of Christopher Columbus Drive (80’ wide) from its intersection with the easterly side of Washington Street (80’ wide) and running:  thence

1.                                       N 08° 18’49” E 242.03 feet along the easterly side of proposed Greene Street (58’ wide) to a point; thence

2.                                       S 81° 50’53” E 230.80 feet to a point; thence

3.                                       S 08° 09’ 07” W 260.16 feet to a point on curve on the northerly side of Christopher Columbus Drive (80’ wide); thence

4.                                       Westerly along a curve to the right having a radius of 3960.00 feet, an arc length of 232.22 feet along the existing northerly side Christopher Columbus Drive (80’ wide) to the point of beginning.

Containing 58,305 square feet or 1.34 acres.

Being known as Lot 1 Block 10 on map entitled, “Proposed Subdivision Prepared for Cali Harborside (Fee) Associates, L.P.”, prepared by John Zanetakos Associates, inc., dated:  March 15, 1999.

Subject to all easements, rights of way and agreements of record.

4

Deed description of a parcel of land situate at the northeasterly quadrant of the intersection of Christopher Columbus Drive and Washington Street in the City of Jersey City, Hudson County, New Jersey.

Beginning at the point of intersection of the existing northerly side of Christopher Columbus Drive (80’ wide) with the easterly side of Washington Street (80’ wide) and running:  thence

1.                                       N 08° 20’48” E 138.47 feet along the easterly side of Washington Street (80’ wide) to a point thence

2.                                       S 81° 50’ 53” E 385.74 feet along the southerly side of proposed Pearl Street to a point on the westerly side of proposed Greene Street (58’ wide); thence

3.                                       S 08° 18’49” W 205.34 feet along the westerly side of proposed Greene Street (58’ wide) to a point on curve on the northerly side of Christopher Columbus Drive (80’ wide); thence

4.                                       Westerly along a curve to the right having a radius of 3960.00 feet an arc length of 391.55 feet along the northerly side of Christopher Columbus Drive (80’ wide) to the point of beginning.

Containing 67,581 square feet or 1.551 acres.

Being known as Lot 1 Block 8 on map entitled, ‘Proposed Subdivision Prepared for Cali Harborside (Fee) Associates, L.P.’, prepared by John Zanetakos Associates, Inc., dated:  March 15, 1999.

Subject to all easements, rights of way and agreements of record.

5

Deed description of a parcel of land situate near the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at the most southeasterly comer of the hereinafter described parcel, said point being the following two (2) courses from the point of intersection of the existing northerly side of Christopher Columbus Drive (80’ wide) with the easterly side of Washington Street (80’ wide) and running:  thence

a.                                       Easterly along a curve to the left having a radius of 3960.00 feet, an arc length of 682.14 feet to a point on curve; thence

b.                                      N 08° 09’07” E 260.16 feet to the point of beginning and running; thence

1.                                       N 81° 50’ 53” W 230.80 feet to a point thence

2.                                       N 08° 18’49” E 418.85 feet along the easterly side of proposed Greene Street to a point thence

3.                                       S 81° 50’53” E 229.62 feet to a point; thence

4.                                       S 08° 09’ 07” W 418.85 feet to the point of beginning.

Containing 96,422 square feet or 2.21 acres.

Being known as Lot 2 Block 10 on map entitled, ‘Proposed Subdivision Prepared for Cali Harborside (Fee) Associates, L.P.’, prepared by John Zanetakos Associates, Inc., dated:  March 15, 1999.

Subject to all easements, rights of way and agreements of record.

6

Deed description of a parcel of land situate near the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at the most southeasterly corner of the hereinafter described parcel, said point being the following two (2) courses from the point of intersection of the existing northerly side of Christopher Columbus Drive (80’ wide) with the easterly side of Washington Street (80’ wide) and running:  thence

a.                                       Easterly along a curve to the left having a radius of 3960.00 feet, an arc length of 682.14 feet to a point on curve; thence

b.                                      N 08° 09’ 07” E 679.01 feet to the point of beginning and running; then

1.                                       N 81° 50’ 53” W 229.62 feet to a point; thence

2.                                       N 08° 18’ 49” E 278.56 feet along the easterly side of proposed Greene Street a point of curvature; thence

3.                                       Along a curve to the left having a radius of 364.00 feet, an arc length of 262.93 feet along the easterly side of proposed Greene Street to a point of tangency; thence

4.                                       N 33° 04’23” W 68.35 feet along the easterly side of proposed Greene Street t a point thence

5.                                       S 83° 00’ 00” E 145.13 feet to a point on curve; thence

6.                                       Southerly along a curve to the right having a radius of 762.00 feet, an arc length of 1.71 feet to a point on curve; thence

7.                                       S 71° 15’59” E 259.84 feet to a point on the westerly side of Hudson Street thence

8.                                       S 16° 52’32” W 226.79 feet partially along the westerly side of Hudson Street to a point of curvature; thence

9.                                       Along a curve to the left having a radius of 200.00 feet, an arc length of 30.45 feet to a point of tangency; thence

10.                                 S 08° 09’ 07” W 269.91 feet to the point of beginning.

Containing 143,891 square feet or 3.30 acres.

Being known as Lot 16 Block 10 on map entitled, ‘Proposed Subdivision Prepared for Cali Harborside (Fee) Associates, LP.’, prepared by John Zanetakos Associates, Inc dated:  March 15, 1999 and revised:  April 29, 1999.

Subject to all easements, rights of way and agreements of record.

7

Deed description of a parcel of land situate near the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at the most southwesterly side of the hereinafter described parcel, said point being the following two (2) courses from the point of intersection of the existing northerly side of Christopher Columbus Drive (80’ wide) with the existing easterly side of Washington Street (80’ wide) and running:  thence

a.                                      Easterly along a curve to the left having a radius of 3960.00 feet, an arc length of 820.22 feet along the existing northerly side of Christopher Columbus Drive (80’ wide) to a point on curve; thence

b.                                     N 08° 09’07” E 1079.61 feet to the point of beginning and running; thence

1.                                      N 08° 09’ 07” E 47.15 feet to a point; thence

2.                                      S 81° 50’ 53” E 329.98 feet to a point; thence

3.                                      S 08° 09’ 07” W 47.15 feet to a point; thence

4.                                      S 08° 08’ 41” W 49.50 feet to a point; thence

5.                                      N 36° 50’ 53” W 70.00 feet to a point; thence

6.                                      N 81° 50’ 53” W 280.49 feet to the point of beginning

Containing 16,784 square feet or 0.39 acres.

Being known as Lot 18 Block 10 on map entitled, “Proposed Subdivision Prepared for Cali Harborside (Fee) Associates, L. P.’, prepared by John Zanetakos Associates, Inc., dated:  March 15, 1999.

Subject to all easements, rights of way and agreements of record.

8

Deed description of a parcel of land situate along the northerly side of Christopher Columbus Drive in the City of Jersey City, Hudson County, New Jersey.

Beginning at the point on curve on the existing northerly side of Christopher Columbus Drive (80’ wide), said point being easterly along a curve to the left having a radius of 3960.00 feet, an arc length of 820.22 feet along the existing northerly side of Christopher Columbus Drive (80’ wide), from its intersection with the easterly side of Washington Street (80’ wide) and running:  thence

1.                                      N 08° 09’ 07” E 55.61 feet to a point; thence

2.                                      S 81° 50’53” E 329.99 feet to a point thence

3.                                      S 08° 09’07” W 56.00 feet to a point; thence

4.                                      N 81° 50’ 53” W 274.57 feet along the existing northerly side of Christopher Columbus Drive (80’ wide) to a point of curvature.

5.                                      Along a curve to the right having a radius of 3960.00 feet, an arc length of 55.43 feet to the point of beginning.

Containing 18,472 square feet or 0.42 acres.

Being known as Lot 17 Block 10 on map entitled, `Proposed Subdivision Prepared for Cali Harborside (Fee) Associates, L.P.’, prepared by John Zanetakos Associates, Inc., dated:  March 15, 1999.

Subject to all easements, rights of way and agreements of record.

9

SCHEDULE B

FLOOR PLAN

B-1

SCHEDULE C

TENANT’S INITIAL WORK AND ALTERATIONS

1.                                      Tenant may make the alterations required for Tenant’s use of the demised premises in accordance with Article 6 and subject to the following:

a.                                      Tenant, at its sole cost and expense, shall prepare and submit to Landlord, for Landlord’s and governmental approval, the following descriptive information, detailed architectural and engineering drawings and specifications (hereinafter the “Plans”) for the alterations.  The Plans shall be as complete and finished as required to completely describe the alterations and shall include, but not be limited to, the following:

i.                                         Demolition plans (if applicable) depicting all existing conditions to be removed, abandoned or cut patched.

ii.                                      Architectural floor plans depicting partition locations and types, door location, size, and hardware types.

iii.                                   Structural plans, if required, depicting new structural components and their connections to existing elements.

iv.                                  Electrical plans depicting all new and existing electrical wiring, devices, fixtures and equipment.

v.                                     Mechanical plans depicting all new plumbing, piping, heating, ventilating, air conditioning equipment, and duct work and its connections to existing elements.

vi.                                  Life Safety System plans depicting all new or altered alarm system fixtures, devices, detectors and wiring within the demised premises, and their connection to existing systems.

vii.                               Coordinated reflected ceiling plan showing ceiling systems and materials and all of the above items and their proximity to one another.

viii.                            Finish plans showing locations and types of all interior finishes with a schedule of all proposed materials and manufacturers.

The Plans shall provide for all systems and construction components complying with Legal Requirements and insurance bodies having jurisdiction over the Building.

C-1

b.                                     The Plans are subject to Landlord’s prior written approval which shall be governed by Article 6 of the Lease, provided, however, that Landlord may in any event disapprove the Plans if they are incomplete, inadequate or inconsistent with the terms of this Lease or with the quality and architecture of the Building.  If Landlord disapproves the Plans or any portion thereof, Landlord shall notify Tenant of the revisions which Landlord reasonably requires in order to obtain Landlord’s approval.  Tenant shall, at its sole cost and expense, submit the Plans, in such form as may be necessary, with the appropriate governmental agencies for obtaining required permits and certificates.  Any changes required by any governmental agency affecting the Plans shall be complied with by Tenant in completing said alterations at Tenant’s sole cost and expense.  Tenant shall submit completed Plans to Landlord simultaneously with Tenant’s submission of said plans to the local building department.

2.                                      In the event Landlord approves the use of contractors other than Landlord’s designated contractors for alterations affecting the life-safety and/or other critical systems of the Building (as required under Article 6 of this Lease), all of such proposed Building system work, including the preparation of the plans and specifications identified herein, shall be approved by Landlord’s engineers, and any cost thereof shall be Tenant’s responsibility.

C-2

SCHEDULE D

HVAC Specifications

A.            The Building system will support an air conditioning unit in the demised premises capable of maintaining inside conditions of not more than 75 degrees F and 50% relative humidity when outside conditions are not more than 93 degrees F dry bulb or 78 degrees F wet bulb.  The Building heating system shall maintain no less than a temperature of 70 degrees F when outside conditions are no less than a temperature of 5 degrees F.

B.            The design capabilities of the air conditioning unit in the demised premises described above are based upon and limited to the following conditions:

1.                                      the occupancy does not exceed one (1) person for each [one hundred forty (140) ]square feet of rentable area.

2.                                      the total connected electrical load does not exceed six (6) watts per useable square foot of installed ceiling area for all purposes including lighting and power, but exclusive of the HVAC system serving the demised premises.

3.                                      proper use of blinds to control sunload.

C.            The Building system shall provide fresh air of 20 cfm/person and is designed to provide a sound level of not greater than N.C. 40+/-2, measured six feet outside the mechanical rooms, and N.C. 35-40 measured at the office areas.

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SCHEDULE E

CLEANING AND JANITORIAL SERVICES

A.            Nightly Personnel:

1.             All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring (excluding computer room flooring) to be swept nightly using approved dust-down preparations; wash flooring weekly, scrub when necessary.

2.             All linoleum, vinyl, rubber, asphalt, tile and other similar types of flooring (that may be waxed) (excluding computer room flooring) to be swept nightly using approved dust-down preparation.  Waxing, if any, shall be done at Tenant’s expense.

Mop up and wash floors for spills, smears and foot tracks throughout, including the demised premises, as needed and wash floor in general as required.

3.             All carpeting and rugs to be vacuumed nightly.  Cleaning personnel will not move papers or personal items to access an area.

4.             Hand dust with treated cloth and wipe clean all furniture, fixtures and custom wooden window enclosures nightly.  Cleaning personnel will not move papers or personal items to access an area.

5.             Empty and clean all waste receptacles nightly and remove from the demised premises wastepaper to designated areas.

6.             Empty and clean all ash trays and screen all sand urns nightly.

7.             Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

8.             Wash clean all water fountains and coolers nightly.

9.             Dust all floor and other ventilating louvers within reach; damp wipe as necessary.

10.           Dust all telephones as necessary.

11.           Keep locker and slop sink rooms in a neat and orderly condition at all times.

12.           Wipe clean and polish all brass, if necessary, and other bright work nightly.

13.           Sweep all private staircases nightly.

14.           Metal doors of all elevator cars to be properly maintained.

15.           Remove all gum and foreign matter on sight.

16.           Clean all glass furniture tops as needed.

17.           Collect and remove cardboard and waste material (at Tenant’s expense).

18.           Dust and wash closet and coat room shelving, coat racks and flooring.

19.           Cleaning services related to kitchen and/or pantries will be at Tenant’s expense.

20.           Cleaning of private bathrooms (as distinct from core bathrooms which shall be cleaned by Landlord) will be at Tenant’s expense.

21.           Cleaning of all interior glass partitions will be at Tenant’s expense.

B.            Periodic Cleaning:

1.             Vacuum all furniture fabric and drapes not less than once a month.

2.             Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, and all vertical surfaces (doors, walls, window sills) including elevator doors, as necessary.

3.             Dust and clean electric fixtures, all baseboards and other fixtures or fittings as necessary, but not less than once each month.

C.            High Dusting.  (To be performed once every three (3) months, unless otherwise specified), and to include, without limitation:

1.             Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.  Damp dust as required.

2.             Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks, ventilating louvers, grilles, high moldings and other surfaces not reached in nightly cleaning.

3.             Dust all overhead pipes, sprinklers, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

4.             Dust all venetian blinds.  Dust all window frames.

5.             Dust exterior or lighting fixtures.

6.             Wash all furniture glass as needed.

7.             Vacuum and dust ceiling tiles around ventilators and clean air conditioning diffusers as required.

D.            Exterior Windows

1.             At least once per year.

SCHEDULE F

Form of Estoppel Certificate

The undersigned __________________ (“Tenant”), in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby certifies to  (“Landlord”), [the holder of any mortgage covering the property] (the “Mortgagee”) and [the vendee under any contract of sale with respect to the Property] (the “Purchaser”) as follows:

1.             Tenant executed and exchanged with Landlord a certain lease (the “Lease”), dated __ __, 200_, covering the ___________ floor shown hatched on the plan annexed hereto as Schedule A (the “demised premises”) in the building known as Plaza II in the office complex known as the Harborside Financial Center located in Jersey City, New Jersey (the “Property”), for a term to commence (or which commenced) on _________, 200_, and to expire on _____________.

2.             The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

3.             Tenant has accepted and is now in possession of the demised premises and is paying the full rental under the Lease.

4.             The basic annual rent payable under this Lease is $_________.  The basic annual rent and all additional rent and other charges required to be paid under the Lease have been paid for the period up to and including _________.

5.             No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

6.             All work required under the Lease to be performed by Landlord has been completed to the full satisfaction of Tenant.

7.             There are no defaults existing under the Lease on the part of either Landlord or Tenant.

8.             There is no existing basis for Tenant to cancel or terminate the lease, except as expressly provided in the Lease.

9.             As of the date hereof, there exists no valid defense, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

10.           There are no actions, whether voluntary or otherwise, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

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11.           There has been no material adverse change in Tenant’s financial condition between the date hereof and the date of the execution and delivery of the Lease.

12.           Tenant acknowledges that Landlord has informed Tenant that an assignment of Landlord’s interest in the Lease has been or will be made to the Mortgagee and that no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Mortgagee is first obtained, and that until further notice payments under the Lease may continue as heretofore.

13.           Tenant acknowledges that Landlord has informed Tenant that Landlord has entered into a contract to sell the Property to Purchaser and that no modification, revision or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Purchaser has been obtained.
14.           This certification is made to induce Purchaser to consummate a purchase of the Property and to induce Mortgagee to make and maintain a mortgage loan secured by the Property, knowing that said Purchaser and Mortgagee rely upon the truth of this certification in making and/or maintaining such purchase of mortgage, as applicable.

15.           Except as modified herein, all other provisions of the Lease are hereby ratified and confirmed.

Date:

By:

TENANT

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SCHEDULE G

RULES AND REGULATIONS

1.             The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants’ premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose.  No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators, Common Areas and other facilities of the Property by other tenants.  Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees.  No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, Common Areas, fire exits or stairways of the Property.  If Tenant places any material in the Common Areas it will be immediately removed by Building management at Tenant’s expense.  Landlord reserves the right to control and operate the Common Areas in such manner as it deems best for the benefit of the tenants generally.

2.             The cost of repairing any damage to the Common Areas or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

3.             Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register.  Tenant’s employees shall be permitted to enter and leave the Building on a 24 hour, 7 days per week basis, provided they have appropriate personal identification.  Agents and visitors of Tenant shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto.  Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons.  Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom.  In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.  Landlord  may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant.  Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule.

4.             Except as permitted in Section 21.03 of the Lease, no tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that charges for such services by persons authorized by Landlord are not excessive.  Such services shall be furnished only at such hours, in such places within the tenant’s premises and under such regulations as may be fixed by Landlord.

5.             No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant’s premises.

6.             There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards.  All deliveries to tenants, except mail, shall be made to such place designated by Landlord and shall be distributed to tenants only during the hours from 8:00 A.M. to 12:00 noon and 12:30 P.M. to 5:00 P.M., Monday through Friday.

7.             All entrance doors in each tenant’s premises shall be left locked when the tenant’s premises are not in use.  Entrance doors shall not be left open at any time.  All windows in each tenant’s premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant’s premises.

8.             No noise, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Complex shall be made or permitted by any tenant and no cooking shall be done in any tenant’s premises except as expressly approved by Landlord or provided in the Lease.  Tenant may operate coffeemakers and microwave ovens in the demised premises.  Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference.  No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

9.             No tenant shall permit any cooking or food odors emanating from the tenant’s premises to seep into other portions of the Building.

10.           No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them.  The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

11.           Except as provided in the Lease, no signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.  Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.  Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord such tenant shall refrain from or discontinue such advertising.

12.           Except as otherwise set forth in the Lease, no additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect.  Duplicate keys for a tenant’s premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor.  Upon the termination of a tenant’s lease, all keys to the tenant’s premises and toilet rooms shall be delivered to Landlord.

13.           Except as provided in Article 6 of the Lease, no tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.  No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant, except in a manner approved by Landlord.

14.           No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building.  No tenant shall  advertise for laborers giving an address at the Building.

15.           No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

16.           The requirements of tenants will be attended to only upon Tenant contacting the Communications Room (915-8550) to register its complaint or to request services.  Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

17.           Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

18.           No tenant shall permit its employees to loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

19.           Each tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the reasonable satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

20.           Any cuspidors or similar containers or receptacles used in any tenant’s premises shall be cared for and cleaned by and at the expense of the tenant, subject to applicable provisions of the Lease.

21.           Tenants shall use only the service elevator for deliveries and only at hours prescribed by Landlord.  Bulky materials, as determined by Landlord, may not be delivered during usual business hours but only thereafter.  Tenants shall pay for use of the service elevator at rates prescribed by Landlord, subject to the applicable provisions of the Lease.

22.           The toilets, wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sanitary napkins, sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose officers, agents, employees, contractors or invitees, shall have caused it.

23.           No tenant shall sweep or throw or permit to be swept or thrown from its premises any dirt or materials or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building.  If Landlord has specifically agreed to remove a tenant’s normal office waste, same shall be placed in sealed plastic bags and delivered by tenant to a single location designated by Landlord on tenant’s floor.

24.           No animals or other live creatures may be kept in or about the Building.

25.           Smoking or carrying lighted cigars or cigarettes is prohibited in all Common Areas, including all Common Area restrooms.

26.           All equipment using gas in any form, including without limitation boilers, heaters, kilns, and cooking ovens, is required to have safety equipment which will close off gas flow if the constant pilot or main flame is extinguished.  Gas leak detectors and alarms are to be used in all rooms and areas where gas exists in any form.  All areas must be vented and air circulation guaranteed.  All such equipment shall be installed only after Landlord’s written approval shall have been granted for same.

27.           The speed limit within The Harborside Financial Center is 5 MPH.  Reckless, careless, or dangerous driving is forbidden.  These restrictions will be enforced by Property security and violators may have their right to drive within The Harborside Financial Center revoked.  Violators should immediately be reported to the Building manager.

SCHEDULE H

AMENDMENT TO LEASE

(Commencement Date Agreement)

1.             PARTIES

1.1                                THIS AGREEMENT made the         day of                       , 200   is, by and between M-C Plaza II & III L.L.C. (hereinafter “Landlord”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey and [                                     ] (hereinafter “Tenant”) whose address is Harborside Financial Center, Plaza III, Jersey City, New Jersey 07311.

2.             STATEMENT OF FACTS

2.1                                Landlord and Tenant entered into a Lease dated                       (hereinafter “Lease”) setting forth the terms of occupancy by Tenant of [        ] rentable square feet on the [          (     )] floor (hereinafter “Premises”) in the building known as Plaza III (hereinafter “Building”) in the office complex known as Harborside Financial Center, Jersey City, New Jersey; and

2.2                                The Term of the Lease is for                         (     ) years with the Commencement Date of the Term being defined in Article 2 of the Lease as being subject to determination in accordance with the terms thereof; and

2.3                                It has been determined in accordance with the provisions of Article 2 of the Lease that                         , 200   is the Commencement Date of the Term of the Lease and that               200     is the Rent Commencement Date under the Lease.

3.             AGREEMENT

NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

3.1                               The Commencement Date of the Term of the Lease is                     , 200   and the Expiration Date thereof is [                       ].

3.2                               The Rent Commencement Date under the Lease is                          , 200   .

3.3                               This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement Date and the Expiration Date of the Lease.

3.4                               Except as amended herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Landlord and Tenant hereby ratify and confirm all the terms and conditions thereof.

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3.5                               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.6                               Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim  of invalidity or unenforceability due to any of the foregoing.

IN WITNESS THEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LANDLORD	TENANT

M-C PLAZA II & III L.L.C.	[ ]

By:	Mack Cali Realty L.P.,
member

By:	Mack-Cali Realty Corporation
general partner

By:		By:
	Name:		Name:
	Title:		Title:

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SCHEDULE I

2ND FLOOR EXPANSION SPACE

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SCHEDULE J

6TH FLOOR EXPANSION SPACE

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SCHEDULE K

4TH FLOOR OFFER SPACE

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SCHEDULE L

CORE RESTROOM SPECIFICATIONS

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SCHEDULE M

LOCATION OF DEDICATED ELEVATOR

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